PARTICIPATION AGREEMENT

BY AND AMONG

AIM VARIABLE INSURANCE FUNDS, INC.,

A I M DISTRIBUTORS, INC.

HARTFORD LIFE INSURANCE COMPANY,
ON BEHALF OF ITSELF AND
ITS SEPARATE ACCOUNTS,
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

TABLE OF CONTENTS
Description    Rage
Section 1. Available Funds                                         2
1.1    Availability.                                             2
1.2    Addition, Deletion or Modification of Funds                         2
1.3    No Sales to the General Public                                 2
Section 2. Processing Transactions                                     3
2.1    Timely Pricing and Orders                                     3
2.2    Timely Payments                                         3
2.3    Applicable Price                                        3
2.4    Dividends and Distributions                                     4
2.5    Book Entry                                            4
Section 3. Costs and Expenses                                     4
3.1    General                                             4
3.2    Parties To Cooperate                                         4
Section 4. Legal Compliance                                         5
4.1    Tax Laws                                             5
4.2    Insurance and Certain Other Laws                                7
4.3    Securities Laws                                         7
4.4    Notice of Certain Proceedings and Other Circumstances                     8
4.5    LIFE COMPANY To Provide Documents; Information About AVIF             9
4.6    AVIV or AIM To Provide Documents; Information About LIFE COMPANY        10
Section 5. Mixed and Shared Funding                                 12
5.1    General                                             12
5.2    Disinterested Directors                                     12
5.3    Monitoring for Material Irreconcilable Conflicts '                          12
SA    Conflict Remedies                                         13
5.5    Notice to LIFE COMPANY                                    14
5.6    Information Requested by Board of Directors                         14
5.7    Compliance with SEC Rules                                     15
5.8    Other Requirements                                         15
Section 6. Termination                                         15
6.1    Events of Termination                                     15
6.2    Notice Requirement for Termination                                 16
6.3    Funds To Remain Available.                                      17

Description                                                Page
6.4    Survival of Warranties and Indemnifications                              17
6.5    Continuance of Agreement for Certain Purposes                          17
Section 7. Parties To Cooperate Respecting Termination                          17
Section 8. Assignment                                         17
Section 9. Notices                                              18
Section 10. Voting Procedures                                     18
Section II. Foreign Tax Credits                                      19
Section 12. Indemnification                                          19
12.1 Of AVIF and AIM by LIFE COMPANY and UNDERWRITER                 19
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM                 21
12.3 Effect of Notice                                             23
12.4 Successors                                             24
Section 13. Applicable Law                                         24
Section 14. Execution in Counterparts                                 24
Section 15. Severability                                         24
Section 16. Rights Cumulative                                     24
Section 17. Headings                                             24
Section 18. Confidentiality                                         24
Section 19. Trademarks and Fund Names                                 25
Section 20. Parties to Cooperate                                     26

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the 2nd day of July, 1998 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland Corporation ("AVIF"); A I M Distributors, Inc., a Delaware Corporation ("AIM"); Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Hartford Securities Distribution Company, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").
WINNESSETH THAT:
WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
WHEREAS, AVIF currently consists of thirteen separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and
WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and
WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
WHEREAS, AIM currently serves as the distributor for the Shares; and
WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and
WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:
Section 1. Available Funds
1.1    Availability.
AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.
1.2    Addition,Deletion or Modification of Funds.
The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.
1.3    No Sales to the general Public.
AIM represents and warrants that no Shares of any Fund have been or will be sold to the general public.

Section2. Processing Transactions

2.1    Timely Pricing and Orders.

(a)AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.

(b)LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values; LIFE COMPANY will perform such Account processing the same

Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF: shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.
    (c)    With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.
(d)    If AVM provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.
2.2     Timely Payments.
LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.
2.3    Applicable Price.
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AIM for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.
(b)    All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
.
2.4    Dividends and Distributions.
AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
2.5    Book Entry.
Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.
3.2    Parties To Cooperate.
Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

Section 4. Legal Compliance
4.1    Tax Laws.

(a)AVIF and AIM represent and warrant that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents and warrants that it will maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b)AVIF and AIM represent and warrant that they will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(c)LIFE COMPANY agrees that if the Internal Revenue Service (IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

(i)LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

(ii)LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)LIFE COMPANY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain. control of the conduct of such conferences discussions, proceedings, contests or appeals;

(v)any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

(vi)LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

(vii)LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

(viii)AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.
Should AIM or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

(d)    LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(e)    LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.2    Insurance and Certain Other Laws.
(a)    AIM will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

(b)    LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 38(a)-433 of the Connecticut General Statutes and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)    AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(d)    AIM represents and warrants that it is a Delaware Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and right to execute, deliver and perform its .duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act,

(iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(b)    AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AIM's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)    AVM will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

(d)    AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, AVIF undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
(e)    AIM represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
4.4    Notice of Certain Proceedings and Other Circumstances.
(a)    AVIF will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)    LIFE COMPANY will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    LIFE COMPANY To Provide Documents; Information About AVM.
(a)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AIM or any of its affiliates is named, at least five (5) Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that.AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

(c)    Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii)- in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

(d)    LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(e)    For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.
4.6    AVIF or AIM To Provide Documents; Information About COMPANY.

(a)    AVIF will provide to LIFE COMPANY at least one (1) complete copy or all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    AVIF will provide to LIFE COMPANY camera ready copy of all AIM Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

(c)    AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

(d)    None of AVIF, AIM, or any of their affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (1) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

(e)    AIM shall adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(f)    For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, Circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

Section 5. Mixed and Shared Funding
5.1    General
The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.
5.2    Disinterested Directors.
AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board;(b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.
5.3    Monitoring for Material Irreconcilable Conflicts.

AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)	an action by any state insurance or other regulatory authority;

(b)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)	an administrative or judicial decision in any relevant proceeding;

(d)	the manner in which the investments of any Fund are being managed;

(e)	a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

(f)	a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

(g)	a decision by a Participating Plan to disregard the voting instructions of Plan participants.
Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.
5.4    Conflict Remedies.
(a)    It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(b)    If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AIM or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

(d)    LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to LIFE COMPANY.
AVIF will promptly make known in writing to LIFE COMPANY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requeste0y Board of Directors.
LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate.records, and such minutes or other records will be made available to the SEC upon request.

5.7    Compliance with SEC_Rules.
If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
5.8 Other Requirements.
AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance. the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

(a)    at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

(b)    at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

(c)    at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

(d)    at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

(e)    upon termination of the corresponding Subaccount investment in the Fund pursuant to Section 5 hereof; or

(f)    at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or Similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

(g)    at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or
(h)    at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or
(i)    upon another Party's material breach of any provision of this Agreement; or
(k)    at the option of the LIFE COMPANY in the event A I M Advisors, Inc. terminates the Administrative Services Agreement between A I M Advisors, Inc. and the LIFE COMPANY, for any reason.
6.2    Notice Requirement for Termination.
No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

(a)    in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

(b)    in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

(c)    in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

6.3    Funds To Remain Available.

Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and. the effect of such terminations will be governed by Section 5 of this Agreement.
6.4    Survivaljf Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.5    Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(1), 6.1(g), 6.1(h) or 6.1(i).

Section 7. Parties To Cooperate Respecting Termination
The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

Section 8. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notices
Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
AIM Variable Insurance Funds, Inc.
AIM Distributors, Inc.
11 Greenway Plaza, Suite 100
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn: Nancy L. Martin, Esq.
Hartford Life Insurance Company
Hartford Securities Distribution Company, Inc.
200 Hopmeadow Street
Simsbury Ct. 06089
Facsimile: (860) 843-8665
Attn: Thomas Marra, Executive Vice President
Lynda Godkin, General Counsel
George Jay

Section10. Voting Procedures
Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIV will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

Section 11. Foreign Tax Credits
AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

Section 12. Indemnification
12.1 Of AV1F and AIM by LIFE COMPANY and UNDERWRITER.
(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER; or

(v)
arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (1) under this Agreement, or (ii) to AVIF or AIM.
(c)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified LIFE COMPANY and 'UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which"approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM.
(a)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIFs 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, AIM or their affiliates or persons under its control (including, without limitation, their employees and "Associated Persons" as that term is defined in Section (n) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AIM.

(b)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 122(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations- thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

(d)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified

Party of AVIF's or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(e)    In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from CO a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.
12.3 Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party refereed to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
12.4 Successors.
A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

Section 13. Applicable Law
This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18. Confidentiality

AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any.other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

Section 19. Trademarks and Fund Names

(a)A I M Management Group Inc. ("AIM" or "licensor"), an affiliate of AVM, owns all right, title and interest in and to the name, trademark and service mark "AIM" and such other tradenames, trademarks and service marks as may be set forth on Schedule B, as amended from time to time by written notice from AIM to LIFE COMPANY (the "AIM licensed marks" or the licensor's licensed marks") and is authorized to use and to license other persons to use such marks. LIFE COMPANY and its affiliates are hereby granted a non-exclusive license to use the AIM licensed marks in connection with LIFE COMPANY's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

(b)The grant of license to LIFE COMPANY and its affiliates ( the "licensee") shall terminate automatically upon termination of this Agreement. Upon automatic termination, the licensee shall cease to use the licenser's licensed marks, except that LIFE COMPANY shall have the right to continue to service any outstanding Contracts bearing any of the AIM licensed marks. Upon ATM's elective termination of this license, LIFE COMPANY and its affiliates shall immediately cease to issue any new annuity or life insurance contracts bearing any of the AIM licensed marks and shall likewise cease any activity which suggests that it has any right under any of the AIM licensed marks or that it has any association with AIM, except that LIFE COMPANY shall have the right to continue to service outstanding Contracts bearing any of the AIM licensed marks.

(c)    The licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licenser's licensed marks. The licenser's approvals shall not be unreasonably withheld.

(d)    During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider. If, on reconsideration, or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld, and the licensor, when requesting reconsideration of a prior approval, shall assume the reasonable expenses of withdrawing and replacing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

(e)    The licensee hereunder: (i) acknowledges and stipulates that, to the best of the knowledge of the licensee, the licenser's licensed marks are valid and enforceable trademarks andlor service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licenser's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

Section 20. Parties to Cooperate
Each party to this Agreement will cooperate with each other patty and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
____________________________

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Robert H. Graham
Name: Nancy L. Martin                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

SCHEDULE A
FUNDS AVAILAB,L2 UNDER_THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM V.L High Yield Fund
AIM V.L Value Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Hartford Life Separate Account Two
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Nations Variable Annuity Contract

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM Vi. High Yield Fund
AIM V.L Value Fund

•AIM and Design

[AIM logo]

Schedule C

Paid by Hartford	AVIF
preparing, maintaining and filing the Account's registration statement with the SEC and State Regulators, as required	preparing, maintaining and filing the Fund's registration statement with the SEC and State Regulators, as required
text composition for the Account prospectuses and supplements	text composition for the Fund prospectuses and supplements
text alterations for the prospectuses (Account) and supplements (Account)	text alterations for the prospectuses (Fund) and supplements (Fund)
printing Account and Fund prospectuses and supplements for use with prospective Contract owners	camera-ready fund prospectus, printing costs of fund prospectus to existing policy owners with amounts allocated to the Fund
text composition and printing of Account SAI	text composition and printing of Fund SAI
mailing and distributing Account SAIs to policy owners upon request by policy owners	mailing and distributing Fund SAIs to policy owners upon request by policy owners mailing and distributing prospectuses (Account) and supplements (Account) to policy owners as required by Federal Securities Laws and to prospective purchasers (Account and Fund)
mailing and distribution of prospectuses and supplements (Fund) to policy owners of record. Life Company to advise if it wants either (1) printed Fund prospectuses or (2) camera ready copy with reimbursement by Fund of its pro rata share of printing expense

text composition (Account) printing, mailing and distributing annual and semi-annual reports for Account (Fund and Account, as applicable)	text composition of annual or semi-annual reports (Fund) and pro rata share of expense printing, mailing and distributing reports (Fund) to policy owners of record participating in the Fund
text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Account	text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Fund preparation, printing and distributing sales material and advertising related to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

AMENDMENT NO. 1
TO THE
PARTICIPATION AGREEMENT
BY AND AMONG
AIM VARIABLE INSURANCE FUNDS
AIM DISTRIBUTORS, INC.
HARTFORD LIFE INSURANCE COMPANY
ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
WHEREAS, AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("AIM"), Hartford Life Insurance Company ("LIFE COMPANY"), and Hartford Securities Distribution Company, Inc. ("UNDERWRITER") (collectively, the "Parties") have previously entered into a Participation Agreement dated July 2, 1998 (the "Agreement");
WHEREAS, AVIF was reorganized from a Maryland corporation into a Delaware business trust on May 1, 2000, resulting in a technical change of control of AVIF and thus an assignment of the Agreement;
WHEREAS, the Parties to the Agreement desired to consent to such assignment and amended the Agreement by letter dated April 27, 2000, and effective as of May 1, 2000, to give their consent to such assignment;
WHEREAS, certain Contracts issued by LIFE COMPANY have as their principal underwriter Hartford Equity Sales Company, Inc. rather than Hartford Securities Distribution Company, Inc. and the parties to the Agreement desire to make Hartford Equity Sales Company, Inc. a Party to the Agreement;
WHEREAS, each of the parties hereto intends and has intended both registered and unregistered Accounts of the Company to be able to invest in shares of the Fund, including those Accounts exempt from registration under the Investment Company Act of 1940 (the "1940 Act") pursuant to Sections 3(c)(1), 3(c)(7) or 3(c)(11) thereof;
WHEREAS, each of the parties hereto desires to expand the number of Accounts of LIFE COMPANY that invest in shares of AVIF and to clarify those Accounts that are and have been covered by the Agreement;
WHEREAS, each of the parties hereto desires to expand the number of Funds of AVIF that the Accounts may invest in and to clarify those Funds that are and have been covered by the Agreement; and

WHEREAS, each of the parties hereto desires to amend the Agreement to comply with the privacy provisions of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder and to make further revisions as appropriate;
NOW, THEREFORE, AVIF, AIM, LIFE COMPANY, and UNDERWRITER hereby agree to amend the Agreement as follows:

1.	The term "UNDERWRITER" as used in the Agreement, and any and all amendments thereto, shall mean Hartford Securities Distribution Company, Inc. and Hartford Equity Sales Company, Inc.

2.	Section 4.2(a) is hereby amended as follows:

(a)	AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, including the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

3.Section 4.3(a) is hereby amended as follows:

(a)
LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus, statement of additional information ("SAI"), and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Account Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

4.Section 4.3(f) is hereby added as follows:

4.3(f)	For its unregistered Accounts that are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, LIFE COMPANY represents and agrees that:

(i)	UNDERWRITER is the principal underwriter for each such unregistered Account and its Subaccounts and is a registered broker-dealer under the 1934 Act;

(ii)	the Shares of the Funds of AVIF are and will continue to be the only investment securities held by the corresponding Subaccounts of the Account; and

(iii)	with regard to each Fund, LIFE COMPANY, on behalf of the corresponding Subaccount, will:

(a)	vote such Shares held by it in the same proportion as the vote of all other holders of such Shares; and

(b)	refrain from substituting Shares of another security for such Shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
5.    Sections 4.5(a) and (b) are hereby amended as follows:

(a)LIFE COMPANY upon written request of AVIF will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, private placement memoranda or other disclosure documents (collectively, "Disclosure Documents"), as well as any reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least ten (10)

Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.
6.    Sections 4.6(a), (b) and (e) are hereby amended as follows:

(a)AVIF upon written request of LIFE COMPANY will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Disclosure Documents, as well as any reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund.

(b)AVIF will provide to LIFE COMPANY camera ready copy of all AVIF Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), SAI, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants").

(c)AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.
7.    Section 6.1(b) is hereby amended as follows:
(b)    at the option of AVIF upon completion of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or
8.    Section 6.5 is hereby amended to add the following as the last sentence in this Section 6.5:
The parties agree that this Section 6.5 will not change or otherwise affect the obligations with respect to Existing Contracts set forth above in Section 6.3.
9.    Sections 12.1(a) and (b) are hereby amended as follows:

(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's Disclosure Documents, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the unlawful conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control, in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF or AIM.
10.    Sections 12.2(a) and (c) are hereby amended as follows:
(a)    Except to the extent provided in Sections 12.2(e), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's Disclosure Documents, or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVM's Disclosure Documents, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(i)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's Disclosure Documents, or sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the unlawful conduct of AVIF, AIM or their affiliates or persons under its control, in connection with the sale or distribution of AVIF Shares; or

(ii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, or sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iii)
arise as a result of any failure by AVIF or AIM to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

11.    Section 18(a) is hereby added and Section 18 is redesignated as Section (b) - (d) as follows:

(a)For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. Each Party agrees to use and disclose Personal Information only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102). If any Party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

(b)AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process.

(c)LIFE COMPANY acknowledges that the identities of the customers of AVE or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process.

(d)    Each Party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.    The term "Accounts' as used in the Agreement, and as reflected in Schedule A to the Agreement, shall include Separate Account ICMG Series III-B.

13.    LIFE COMPANY represents and warrants that Separate Account ICMG Series III-B is exempt from registration under the 1940 Act and that the Contracts funded thereby are exempt from registration under the Securities Act of 1933 (the "1933 Act").

14.    Schedule A to the Agreement is hereby amended and replaced in its entirety by Schedule A attached hereto.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and on its behalf by its duly authorized representative on this 29th day of April, 2002, to be effective as of November 1, 2000.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Susanne Armstrong                By: /s/ Joseph F. Mahoney, Jr.
Name: Susanne Armstrong                Name: Joseph F. Mahoney, Jr.
Title:    Products Filing Director             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

SCHEDULE A
AVIF FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Growth Fund
AIM V.I. Growth and Income Fund
AIM V.I. High Yield Fund
ATM V.I. International Equity Fund
AIM V.I. Telecommunications and Technology Fund
AIM V.I. Value Fund
ACCOUNTS AND ASSOCIATED CONTRACTS
Account                        Contract(s)
Hartford Life Separate Account Two            Nations Variable Annuity Contract
ICMG Series III-B                    GVL-93
WDC #85223v3 (WORD)

AMENDMENT NO.2
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware corporation, and Hartford Life Insurance Company, a Connecticut life insurance company, and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
All parties agree to add Hartford Life and Annuity, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 20, 2001

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name:
Title:    Assistant Secretary                Title:

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ David N. Levenson                By: /s/ Stephen T. Joyce
Name: David N. Levenson                Name: Stephen T. Joyce
Title:    Senior Vice President                 Title: Senior Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

AMENDMENT NO. 3
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001 and April 29, 2002, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICY	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)

AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

• Hartford Life Separate Account Two
• Hartford Life Separate Account Seven
• Hartford Life and Annuity Separate Account Seven

• Hartford Life Separate Account VLI
• Hartford Life Separate Account VLII
• Hartford Life and Annuity Separate Account VLI
• Hartford Life and Annuity Separate Account VLII

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Pius Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS
Series I shares
AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

•AIM Logo and Design                Logo Colors
One Color both the box and the word Investments print black with a white Chevron and White AIM inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 1, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002 and June 1, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)
AIM V.I. Aggressive Growth Fund	Hartford Life Separate	Nations Variable Annuity
AIM V.I. Basic Value Fund	Account Two	Contract
AIM V.I. Blue Chip Fund	Hartford Life Separate	Nations Outlook Variable
AIM V.I. Capital Appreciation Fund	Account Seven	Annuity Contract
AIM V.I. Dent Demographic Trends Fund	Hartford Life and Annuity	Hartford Leaders Variable
AIM V.I. Government Securities Fund	Separate Account Seven	Annuity Contract
AIM V.I. High Yield Fund		Hartford Leaders Outlook
AIM V.I. International Growth Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Mid Cap Core Equity Fund	Account VL I	Hartford Leaders Access
AIM V.I. Premier Equity Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Small Cap Equity Fund	Account VL II	Hartford Leaders Edge
	Hartford Life and Annuity	Variable Annuity Contract
	Separate Account VL I	Hartford Leaders Plus Variable
	Hartford Life and Annuity	Annuity Contract
	Separate Account VL II	Hartford Leaders Elite Variable
Annuity Contract
Hartford Leaders Elite Plus
Variable Annuity Contract
Hartford Leaders Elite Outlook
Variable Annuity Contract
Hartford Leaders Solution
Variable Annuity Contract
Hartford Leaders Solution Plus
Variable Annuity Contract
Hartford Leaders Solution
Outlook
Hartford Leaders Vision
Variable Annuity Contract
Huntington Hartford Leaders
Outlook
Classic Hartford Leaders
Outlook
Stag Accumulator Variable
Universal Life Policy
Stag Protector Variable
Universal Life Policy
Stag Last Survivor II

SCHEDULE B

AIM VARIABLE INSURANCE FUNDS
Series I shares
AlM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. international Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund
AIM V.I. Small Cap Equity Fund

AIM Logo and Design                    Logo Colors

One Color - both the box and the word Investments print black with a white Chevron and White ADV1 inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The ward Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
Effective Date: November 3, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 5
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003 and November 3, 2003, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
2.3    Applicable Price
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.
(b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
(c)    Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.
Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
6.3    Funds To Remain Available
Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:
Section 22. Force Majeure
Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                 AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                 AIM V.I. Real Estate Fund2
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             INVESCO VIF - Core Equity Fund
AIM V.I. Core Equity Fund                 INVESCO VIF - Dynamics Fund

AIM V.I. Dent Demographic Trends Fund        INVESCO VIF - Financial Services Fund
AIM V.I. Diversified Income Fund             INVESCO VIF - Health Sciences Fund
AIM V.I. Government Securities Fund         INVESCO VIF - Leisure Fund
AIM V.I. Growth Fund1                 INVESCO VIF - Small Company Growth Fund
AIM V.I. High Yield Fund1                INVESCO VIF - Technology Fund1
AIM V.I. International Growth Fund             INVESCO VIF - Total Return Fund
AIM V.I. Large Cap Growth Fund            INVESCO VIF - Utilities Fund

[1]
Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; INVESCO VIF - Utilities Fund acquired the assets of AIM V.I. Global Utilities Fund and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF - Telecommunications Fund.

[2]	Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

•Hartford Life Separate Account Two
•Hartford Life Separate Account Seven
•Hartford Life and Annuity Separate Account Seven
•Hartford Life Separate Account VL I
•Hartford Life Separate Account VL II
•Hartford Life and Annuity Separate Account VL I
•Hartford Life and Annuity Separate Account VL II
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Plus Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2004

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AV1F"); A I M Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Basic Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                AIM V.I. Real Estate Fund
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             AIV V.I. Small Company Growth Fund
AIM V.I. Core Equity Fund                AIM V.I. Technology Fund
AIM V.I. Demographic Trends Fund             AIM V.I. Core Stock Fund
AIM V.I. Diversified Income Fund             AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund             AIM V.I. Financial Services Fund
AIM V.I. Government Securities Fund             AIM V.I. Global Health Care Fund
AIM V.I. Growth Fund                    AIM V.I. Leisure Fund
AIM V.I. High Yield Fund                AIM V.I. Small Company Growth Fund
AIM V.I. International Growth Fund            AIM V.I. Technology Fund
AIM V.I. Large Cap Growth Fund             AIM V.I. Total Return Fund
AIM V.I. Leisure Fund                    AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTLIZING THE FUNDS
Hartford Life Separate Account Two
Hartford Life Separate Account Seven
Hartford Life and Annuity Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account Eleven

(SCHEDULE A - cont'd)
SEPARATE ACCOUNTS UTLIZING THE FUNDS
Nations Variable Annuity
Nations Outlook Variable Annuity Contract
Hartford Leaders Variable Annuity Contract
Hartford Leaders Outlook Variable Annuity Contract
Hartford Leaders Access Variable Annuity Contract
Hartford Leaders Edge Variable Annuity Contract
Hartford Leaders Plus Variable Annuity Contract
Hartford Leaders Elite Variable Annuity Contract
Hartford Leaders Elite Plus Variable Annuity Contract
Hartford Leaders Elite Outlook Variable Annuity Contract
Hartford Leaders Solution Variable Annuity Contract
Hartford Leaders Solution Plus Variable Annuity Contract
Hartford Leaders Solution Outlook
Hartford Leaders Vision Variable Annuity Contract
Huntington Hartford Leaders Outlook
Classic Hartford Leaders Outlook
Hartford Quantum Life
Hartford Quantum 1.1
Stag Variable Life
Stag Accumulator Variable Universal Life Policy (Series I, 1.5 and II)
Stag Accumulator II VUL
Stag Variable Life Artisan
Stag Protector Variable Universal Life Policy (Series 1, 1.5 and II)
Stag Wall Street (Series I and II)
Stag Variable Last Survivor (Series I and 11)
Stag Variable Life Artisan

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: September 20, 2005

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ P. Michelle Grace                By: /s/ Gene L. Needles
Name: P. Michelle Grace                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each Separate
Account named in Schedule A, as
amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY
INSURANCE     COMPANY, on its behalf and
each Separate Account named in Schedule A, as
may be amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES
DISTRIBUTION COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); AIM Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.Effective on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.

2.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

3.AVIF registration statement supplements shall be supplied by AIM in final form to the Life Company as soon as possible following filing thereof with the Securities and Exchange Commission, but in no event, later than two (2) business days, following such filing; time being of the essence. AIM recognizes that the Life Company issue Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. AVIF will provide the Life Company with updated shareholder reports, using commercially reasonable efforts to provide such reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of AVIF supplements to coordinate with other Life Company variable product supplements.

4.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

5.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

6.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2008

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Peter Davidson                By: /s/ John M. Zerr
Name: Peter Davidson                Name: John M. Zerr
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Peter Davidson                By: /s/ John S. Cooper
Name: Peter Davidson                Name: John S. Cooper
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Class I and Class II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders Series II, ER, RI and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, HR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series H, IIR and HI
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series H, IIR and HI
Huntington Hartford Leaders Outlook Series II, Hit and III
Classic Hartford Leaders Outlook Series It IIR and III
Wells Fargo Leaders Outlook Series I, IR and H
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and HIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and JR
Hartford Leaders Pius Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR

Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT NO. 7
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, April 30, 2004, September 20, 2005 and May 1, 2008, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVM and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper

Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Series I and Series H portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL H

Revised Schedule A (cont'd)

Products Funded by Separate Accounts:
Hartford Leaders Series H, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series H, IIR and III
Nations Outlook Variable Annuity Series H, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and MR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and BR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II

Revised Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II

AMENDMENT NO. 8
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, November 1, 2000, September 20, 2001, June 1, 2003, November 3, 2003, May 1, 2004, May 1, 2008, and May 1, 2009, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
Schedule A

Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Schedule A (cont'd)

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B,

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, HR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor H Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders 'VUL Joint Legacy II
Series III-D
Series III-WF

Effective as of: July 27, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ James P. Van Etten
Name: James P. Van Etten
Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

AMENDMENT NO. 9
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.The Agreement, and any applicable schedules hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series)of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company, as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of October 19, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

Revised Schedule A
Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III, IV and V
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hanford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, 11R and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR

Revised Schedule A

Products Funded by Separate Accounts (coned):
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy 11
Series III-D
Series III-WF

AMENDMENT NO. 10
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: April 30, 2010.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

AMENDMENT NO. 11
to the
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust ("Funds"); Invesco Distributors, Inc. a Delaware corporation ("Distributor"), Hartford Life Insurance Company, Harford Life and Annuity Insurance Company, both Connecticut life insurance companies (collectively, "Company") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("Underwriter"), is hereby amended as follows:
WHEREAS, Hartford Life, Inc., an affiliate of Underwriter and Company, The Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of Underwriter and Company, and the Company on the one hand, and Prudential Financial Inc. ("Prudential") on the other hand entered into a Purchase and Sale Agreement dated September 27, 2012 pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business by means of certain reinsurance, administrative and other arrangements (such acquisition, the "Transaction");
WHEREAS, pursuant to the Transaction, Hartford and Prudential also agreed that the principal underwriter functions for the individual variable life insurance ("VLI") policies covered by the Agreement would transfer to a Prudential-affiliated broker-dealer;
WHEREAS, in addition to the VLI policies, the Agreement also covers certain variable annuity contracts, the principal underwriting functions of which are not being transferred to a Prudential-affiliated broker dealer;
WHEREAS, the Parties now desire to amend the Agreement with this amendment (the "Amendment"), to add Pruco Securities LLC ("Pruco"), a New Jersey corporation, as a party under the Agreement, and
WHEREAS, Pruco is a registered broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing with the Financial Industry Regulatory Authority ("FINRA"), and
WHEREAS, Pruco will serve as the principal underwriter of the VLI policies as of the effective date of this Amendment,
NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties agree as follows:

1.Pruco is added as a party under the Agreement and the Agreement remains in full force and effect with Pruco serving as the principal underwriter of the VLI policies as of the effective date of this Amendment.

2.Pruco shall not be responsible or liable to the Funds, Underwriter, Distributor or Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by Underwriter or Company its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the VLI policies prior to the effective date of this Amendment.

3. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment. All other terms and provisions of the Agreement not amended herein, including, but not limited to the indemnification provisions, shall remain in full force and effect and will apply to the terms of this Amendment as applicable.
IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment as of _____________, 2014, and deemed effective on May 1, 2014.

AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John Zerr
Name: John Zerr
Title: General Counsel

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By:
Name:
Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By:
Name:
Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By:
Name:
Title:

PRUCO SECURITIES LLC

By: /s/ Patrick L. Hynes
Name: Patrick L. Hynes
Title: Vice President

AMENDMENT NO, 12
to the
PARTICIPATION AGREEMENT
This AMENDMENT, effective as of April 1, 2015, amends the Participation Agreement by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the "Funds"), Invesco Distributors, Inc. (the "Distributor"), Hartford Life Insurance Company ("HLIC"), Hartford Life and Annuity Insurance Company ("HLAIC")(HLIC and HLAIC, both Connecticut life insurance companies, are individually and collectively referred to as the "Company"), Hartford Securities Distribution Company, Inc. (the "Underwriter") and Pruco Securities LLC ("Pruco") dated as of July 2, 1998 (as subsequently amended, the "Participation Agreement").
WHEREAS, pursuant to the terms of the Participation Agreement, the Funds participate as investment options within variable life insurance products ("Products") issued by the Company and the Underwriter serves as distributor of the Products;
WHEREAS, pursuant to the Agreement and/or other agreements ancillary thereto, the Distributor paid to the Company fees for distribution and/or administrative services performed in connection with the Contracts (defined below);
WHEREAS, Hartford Life, Inc., an affiliate of the Company, and Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of the Company, on the one hand, and Prudential Financial, Inc. ("Prudential") on the other hand, entered into a Purchase and Sale Agreement, dated September 27, 2012, pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business, including the individual variable life insurance policies (the "Contracts"), by means of certain reinsurance, administrative and other arrangements (the "Transaction");
WHEREAS, pursuant to the Transaction, The Prudential Insurance Company of America ("PICA") became the administrator of the Contracts, and effective as of May 1, 2014 the principal distribution functions for the Contracts transferred from the Underwriter to Pruco;
WHEREAS, the parties now desire to amend the Participation Agreement to add PICA as a party to the Participation Agreement;
NOW, THEREFORE, in consideration of the mutual promises herein and intending to be legally bound, the parties agree and hereby amend the Agreement as follows, as of the date hereof:

1.Without limiting the generality of anything contained elsewhere in the Agreement, the parties hereto acknowledge that actions described in the Agreement, or described in any Schedule to the Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by PICA or its affiliates pursuant to written agreements between PICA and the Company or Hartford.

2.PICA shall be a party to the Participation Agreement

3.The parties hereby ratify the Company's designation of PICA as administrator of the Contracts and Pruco as the principal underwriter of the Contracts.

4.Notwithstanding anything to the contrary in the Agreement, the parties hereto agree that purchasing and redeeming shares or other equity interests in the Fund may be done through the NSCC FundSERV system. If the NSCC FundSERV system is unavailable, there is a malfunction in the NSCC FundSERV system or other malfunction that affects the aforementioned transactions, the parties shall follow any manual transaction procedures in the Agreement. Otherwise, the parties agree that trading shall be effected through manual trade tickets via fax or e-mail in the event of these circumstances.

5.The Distributor shall pay all distribution, and administrative services fees (including 12b-1 fees) related to the Contracts, as described in the Agreement, directly to Pruco for its services and as payment agent for PICA, to the extent that such distribution fees and administrative services fees relate to life insurance (and not variable annuity) Contracts.

6.PICA and Pruco shall not be responsible or liable to the Funds or Distributor, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by the Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the Contracts prior to the date hereof.

7.The parties agree that the terms herein amend the Participation Agreement only and do not affect the terms of any other agreement between the Distributor and the parties which do not relate to the Contracts.
All capitalized terms herein have the meanings ascribed in the Agreement unless otherwise defined in this amendment.
[Remainder of the Page Intentionally Left Blank]

This Amendment is entered into by the parties set forth below, to be effective as of the date written above.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Vice President

PRUCO SECURITIES LLC

By: /s/ [illegible]
Name: [illegible]
Title: President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ [illegible]
Name: [illegible]
Title: Vice President

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of this 16th day of March, 1999 among HARTFORD LIFE INSURANCE COMPANY ("HL), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, AMERICAN VARIABLE INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.
WITNESSETH:
WHEREAS, Hartford proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts ("Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code;
WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from the certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Series is divided into various funds ("Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;
WHEREAS, certain Funds will serve as the underlying investment medium for the Contracts; and
WHEREAS, CRMC is the investment adviser for the Series.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Series and CRMC hereby agree as follows:
1.    The Series and CRMC each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; and (iii) the Series registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Hartford expressly for use therein.

2.    The Series will furnish to Hartford such information with respect to the Series in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

3.    The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

4.    The Series agrees to make Class 1 and Class 2 shares of all of its Funds available to the Contract. To the extent Hartford uses Class 2 shares, it will be entitled to a fee from the Series of .25% per annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as e cries ule 12b-1 plan remains in e ect. Fun shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts. Orders or payments for shares purchased will be sent promptly to the Series and will be made in federal funds transmitted by wire.
The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority.

5.    The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.    Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.

7.    The Series shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.    The Series shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Funds offered by the then current prospectus of the Series in accordance with the provisions of such prospectus.

9.    The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide Hartford, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10.    Hartford shall bear the expenses for the cost of preparation and delivery of Series prospectuses to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11.    Hartford represents and warrants to the Series that any information furnished in writing by Hartford to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.    Hartford and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the appropriate fund prospectus or in materials approved by AFD, as provided in the Business Agreement in effect among Hartford, AFD, and CRMC dated March 4, 1999 ("Business Agreement").

13.    Shares of the Series may be offered to separate accounts of various insurance companies in addition to Hartford. No shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").

14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Hartford of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.
5.    The Series agrees to comply with the diversification requirements of Section 817.

16.    Hartford agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

17.    The Series and CRMC each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series', or CRMC's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided Hartford relies on information supplied by the Series; (c) unlawful conduct by the Series with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

18.    Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract.

19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)	By any party at any time upon two (2) years' written notice to the other parties; provided, however, that such notice may be given only after June 30, 2004; or
at the option of Hartford or the Series upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;
at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Series are not reasonably available;
at the option of Hartford, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status or if the Board of the Series terminates the Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act; or

(v)
in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Series to the other party.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce, Vice President Investment Product Sales
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street

Simsbury, CT 06089
Attention: Lynda Godkin, Senior Vice President, General Counsel and Secretary
Facsimile No.: 860-843-8665
If to Series:
American Variable Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Vice President
Facsimile No.: 213-486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:    Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041
If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:     Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:     Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041

21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22.    If this Agreement terminates, the Series, at Hartford's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23.    The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction.

Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account may seek recourse against CRMC.

24.    This Agreement shall be construed in accordance with the laws of the State of New York.

25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    The following Paragraphs shall survive any termination of this Agreement: 4, 16, 17, 20, 21-26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY
(on behalf of the Account and itself)

Attest:
By: /s/ Peter Cummins
/s/ Brian S. Becker                Its: Senior Vice President

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY

Attest:
By: /s/ Peter Cummins
/s/ Brian S. Becker                Its: Senior Vice President

AMERICAN VARIABLE INSURANCE
SERIES

Attest:
By: /s/ Michael Downer
/s/ [illegible]                    Its: Vice President

CAPITAL RESEARCH AND MANAGEMENT
COMPANY
Attest:
By: /s/ Michael Downer
/s/ [illegible]                    Its: Senior Vice President, Fund Business
Management Group, Legal Counsel
and Secretary

Amendment #1 to the
Fund Participation Agreement
The Fund Participation Agreement (the "Agreement"), dated March 16, 1999, by and among Hartford Life Insurance Company ("HL"), Hartford Life and Annuity Insurance Company ("HLA") (collectively HL and HLA may hereinafter be referred to as "Hartford"), American Funds Insurance Series (formerly known as American Variable Insurance Series) ("Series") and Capital Research Management Company ("CRMC") is hereby amended as follows:
1. The Agreement is amended to include the following:
27. Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Series agrees that the actions of a Contract owner selecting or deselecting a Company sponsored dynamic or static asset allocation model no more than 12 times per year (and the resulting transactions in the underlying Funds) shall not constitute frequent trading as described in the Series prospectus or the Rule 22c-2 Shareholder Information Agreement. Except as provided herein, the Rule 22c-2 Shareholder Information Agreement shall remain in full force and effect.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008
HARTFORD LIFE INSURANCE COMPANY        AMERICAN FUNDS INSURANCE SERIES
(F/K/A AMERICAN VARIABLE INSURANCE
By its authorized officer,                SERIES)

By its authorized officer,
By: /s/ Robert Arena
By: /s/ Steven I. Koszalka
Name: Robert Arena
Name: Steven I. Koszalka
Its: SVP
Its: Secretary
Date: 4/29/08
Date:

Approved for Signature by CRMC Legal Dept.	WRB

HARTFORD LIFE AND ANNUITY            CAPITAL RESEARCH AND MANAGEMENT
INSURANCE COMPANY                COMPANY

By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Michael J. Downer

Name: Robert Arena                    Name: Michael J. Downer

Its: SVP                        Its: Vice President and Secretary

Date: 4/29/08                        Date: 5/2/2008

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of this 1st of July, 2000 among HARTFORD LIFE
INSURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, AMERICAN VARIABLE INSURANCE SERIES ("Series"), an open-end management investment company organiia under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.
WITNESSETH:
WHEREAS, Hartford proposes to issue to the public, now and in the future, certain variable life insurance contracts ("Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC"), unless an exemption from registration is available, as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code;
WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from the certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of Series to be sold to variable annuity and life-insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Series is divided into various funds ("Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;

WHEREAS, certain Funds will serve as the underlying investment medium for the Contracts; and WHEREAS, CRMC is the investment adviser for the Series.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Series and CRMC hereby agree as follows:
1. The Series and CRMC each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; and (iii) the Series registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in compiance upon and in conformity with information furnished in writing to the Series by Hartford expressly for therein.
1.1    Hartford represents and warrants to the Series and CRMC that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.

1.2    Hartford represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Series or AFD immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.    The Series will furnish to Hartford such information with respect to the Series in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Hartford immediately of. (a) any request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.
3.    The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.
4.    The Series agrees to make Class I and Class 2 shares of all of its Funds available to the Contract. To the extent Hartford uses Class 2 shares, it will be entitled to a fee from the Series of .25% per annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as the Series' Rule 12b-1 plan remains in effect. Fund shares to be made available to Accounts for the Contracts shall be sold by series and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Series for receipt of such orders from each Account, and receipt by such .mee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share by Hartford and its Accounts on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts. Orders or payments for shares purchased will be sent promptly to the Series and will be made in federal funds transmitted by wire.
The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority.
5.    The Contracts funded through the Account will provide for the allocation of net amounts among [illegible] subaccounts for investment in such shares of the Funds as may be offered from time to time in the zacts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.
6.    Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.
7.    The Series shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
8.    The Series shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Funds offered by the then current prospectus of the Series in accordance with the provisions of such prospectus.
9.    The Series shall pay all expenses incidental to its performance under this Agreement. The Series see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any [illegible] account, the preparation of all statements and notices required from it by any federal or state law, and taxes issue or transfer of the Series' shares subject to this

Agreement. The Series will provide Hartford, on request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.
10.    Hartford shall bear the expenses for the cost of preparation and delivery of Series prospectuses to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).
11.    Hartford represents and warrants to the Series that any information furnished in writing by Hartford to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
12.    Hartford and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the appropriate fund prospectus or in materials approved by AFD, as provided in the Business Agreement in effect among Hartford, AFD, and CRMC dated March 4, 1999 ("Business Agreement").
13.    Shares of the Series may be offered to separate accounts of various insurance companies in addition to Hartford. No shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").
14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Hartford of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.
15.    The Series agrees to comply with the diversification requirements of Section 817.
16.    Hartford agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or as in respect thereof) or settlements arise as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.
17.    The Series and CRMC each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which

Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Series', or CRMC's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in their materials, provided Hartford relies on information supplied by the Series; (c) unlawful conduct by the Series with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.
18.    For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, Hartford represents and agrees that:

(a)	the principal underwriter for each such unregistered Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934 (the "1934 Act");

(b)	the shares of the Funds of the Series are and will continue to be the only investment securities held by the corresponding Account subaccounts; and

(c)	with regard to each Fund, Hartford, on behalf of the corresponding Account subaccount, will:
(i)vote such shares held by it in the same proportion as the vote of all other holders of such shares; and
(ii)refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)	By any party at any time upon two (2) years' written notice to the other parties; provided, however, that such notice may be given only after June 30, 2004; or

(ii)
at the option of Hartford or the Series upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(iii)	at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Series are not reasonably available;

(iv)
at the option of Hartford, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status or if the Board of the Series terminates the Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act; or

(v)	in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Series to the other party.
The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce, Vice President Investment Product Sales
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Lynda Godkin, Senior Vice President, General Counsel and Secretary
Facsimile No.: 860-843-8665
International Corporate Marketing Group Inc.
100 Campus Drive
Suite 250
Florham Park, NJ 07930
Attention: Joseph Mahoney Facsimile No.: 973-966-6330

If to Series:
American Variable Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Vice President
Facsimile No.: 213-486-9041
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group

Facsimile No.: 213-486-9041
If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041
21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.
22.    If this Agreement terminates, the Series, at Hartford's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.
23.    The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Hartford s satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account may seek recourse against CRMC.

24.    This Agreement shall be construed in accordance with the laws of the State of New York.
25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    The following Paragraphs shall survive any termination of this Agreement: 4, 16, 17, 20, 21-26.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY (on behalf of the Account and itself)
		By:	/s/ illegible]
Attest:	/s/ Suzanne [illegible]
		Its:	Vice President

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

		By:	/s/ illegible]
Attest:	/s/ Suzanne [illegible]
		Its:	Vice President

AMERICAN VARIABLE INSURANCE SERIES
		By:	/s/ Michael J. Downer
Attest:	/s/ [illegible]		Michael J. Downer
		Its:	Senior Vice President

CAPITAL RESERACH AND MANAGEMENT COMPANY
		By:	/s/ Michael J. Downer
Attest:	/s/ [illegible]		Michael J. Downer
		Its:	Senior Vice President, Fund Business
Management Group

Approved for Signature by CRMC Legal Dept	[illegible]

Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P

Amendment #1 to the
Fund Participation Agreement, effective July 1, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Variable Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective September 1, 2000, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account ICMG Series VII (April 1, 1999)	GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Asst. Vice President	As Its: Assistant Vice President

American Variable Insurance Series	Capital Research and Management Company

By: /s/ Michael J. Downer	By: /s/ Michael J. Downer
Michael J. Downer	Michael J. Downer

As Its: Senior Vice President	As Its: Senior Vice President
Fund Business Management Group

Amendment #2 to the
Fund Participation Agreement, effective July I, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Funds Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective August 1, 2002, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account ICMG Series VII (April 1, 1999)	GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)
Separate Account ICMG Series II (November 15 1993)	GVL-93(P)

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Vice President	As Its: Asst V P

American Variable Insurance Series	Capital Research and Management Company

By: /s/ Chad L. Norton	By: /s/ Michael J. Downer
Chad L. Norton	Michael J. Downer

As Its: Secretary	As Its: Vice President and Secretary

Amendment #3 to the
Fund Participation Agreement, effective July I, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Funds Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective July 1, 2003, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P, GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), HL-13865, HL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL II (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL I (June 8, 1995)	LA-1200 (02), LA-1544 (99), LA-1158 (00), ILA-1098, ILA-1007, LA-1155(99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30 1994)	LA-1151 (98), ILA-1020

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Senior Vice President	As Its: Senior Vice President

American Variable Insurance Series	Capital Research and Management Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Secretary	As Its: Secretary

Amendment #4 to the
Fund Participation Agreement, effective July 1, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company
American Funds Insurance Series and
Capital Research Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective May 1, 2006, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P, GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), 1-1L-13865, HL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL II (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL I (June 8, 1995)	LA-1200 (02), LA-1154 (99), LA-1158 (00), ILA-1098, ILA-1007, LA-1155 (99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30, 1994)	LA-1151 (98), ILA-1020
Separate Account Two (June 2, 1989	HV-1452-0, HV-1499-0
Separate Account Three HL, (June 22, 1994)	HL-VA03
Separate Account Three HLA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1986)	HL-VA03
Separate Account Seven HLA (April 1, 1999)	LA-VA03

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: AVP	As Its: AVP

American Variable Insurance Series	Capital Research and Management Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Secretary	As Its: Vice President and Secretary

Amendment #5 to the
Fund Participation Agreement, effective July 1, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company
American Funds Insurance Series and
Capital Research Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective September 17, 2010, the Agreement is amended as follows:

Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93P, IVL-97P
Separate Account ICMG Series II-D (June 7, 1999)	GVL-93P, IVL-97P
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P, IVL-97P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), HL-13865, HL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL II (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL I (June 8, 1995)	LA-1200 (02), LA-1154 (99), LA-1158 (00), ILA-1098, ILA-1007, LA-1155 (99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30, 1994)	LA-1151 (98), ILA-1020
Separate Account Two (June 2, 1989	HV-1452-0, HV-1499-0
Separate Account Three HL, (June 22, 1994)	HL-VA03
Separate Account Three HLA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1986)	HL-VA03
Separate Account Seven HLA (April 1, 1999)	LA-VA03
In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Vice President	As Its: Vice President

American Variable Insurance Series	Capital Research and Management Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Secretary	As Its: Senior Vice President and Secretary

Amendment No. 6 dated January 28, 2013
to the Fund Participation Agreement effective July 1, 2000
(as amended from time to time, the "Agreement")
between
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
American Funds Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
WHEREAS, Hartford, CRMC and American Funds Insurance Series, entered into the Agreement, whereby the Series offers the "Funds" to the Account(s) for variable life insurance policies made available by the Hartford;
WHEREAS, Hartford and CRMC are members of the National Securities Clearing Corporation ("NSCC") or otherwise have access to the NSCC's Networking System ("Networking") through a registered clearing agency;
WHEREAS, Networking permits the transmission of shareholder data between Hartford and the Series or CRMC pursuant to certain processes established by the NSCC's Defined Contribution Clearing & Settlement ("DCC&S") FundSERV system and pursuant to certain Networking levels ("Networking Matrix Level") established by the NSCC;
WHEREAS, American Funds Service Company ("Transfer Agent"), an affiliate of CRMC, serves as transfer agent, dividend-disbursing agent and shareholder servicing agent, acting under the control of CRMC, and American Funds Distributors, Inc. ("AFD") serves as distributor, for the Funds; and
WHEREAS, Hartford and CRMC desire to facilitate the purchase and sale of shares of the Funds by the Accounts via the NSCC as described herein.
NOW, THEREFORE, the parties hereto agree that effective January 28, 2013, the Agreement is amended as follows:
1.Schedule A shall be deleted in its entirety and replaced with the attached Schedule A.
2.Section 4 shall be deleted in its entirety and replaced with the following:
4.    The Series agrees to make Class 1 and Class 2 shares of all of its Funds available to the Contract.
To the extent Hartford uses Class 2 shares, it will be entitled to a Rule 12b-1 service fee paid by the Series and to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 shares of each Fund attributable to the Contracts for personal services and account maintenance services for Contract owners with investments in subaccounts corresponding to the Class 2 shares of each Fund (each, a "Subaccount") for as long as the Series' Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 plan") remains in effect.
For purposes of this section 4, HL and HL&A each shall be a designee of the Series for receipt of orders from each Account.

Pricing and settlement of Fund transactions shall be governed by the following:

(a)
Pricing Information. The Series or CRMC, or its designee, will compute the closing net asset value, and any distribution information (including the applicable ex-date, record date, payable date, distribution rate per share, income accrual and capital gains information) for each Fund as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange is open for business (a "Business Day") or at such other time as the net asset value of a Fund is calculated, as disclosed in the relevant Funds' current prospectuses. The Series or CRMC, or its designee, will use their best efforts to communicate to Hartford (whether through the Fund/SERV system or manually) such information by 6:30 p.m. Eastern Time on each Business Day. Such information shall be accurate and true in all respects and updated continuously.

(b)	Pricing Adjustments

a.
In the event an adjustment is made to the computation of the net asset value of Fund shares as reported to Hartford under paragraph 4, (1) the correction will be handled in a manner consistent with SEC guidelines and the Investment Company Act of 1940, as amended and (2) the Series or CRMC, or its designee, shall notify Hartford as soon as practicable after discovering the need for any such adjustment. Notification may be made in the following manner:

Method of Communication

(1)
Fund/SERV Transactions. The parties agree that they will ordinarily choose to use the National Securities Clearing Corporation's Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, and if Fund/SERV is used, any corrections to the fund prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct fund prices and applicable date.

(ii)
Manual Transactions. if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to the fund prices should be communicated by facsimile or by electronic transmission acceptable to CRMC, or its designee, and will include for each day on which an adjustment has occurred the incorrect Fund price, the correct price, and, to the extent communicated to the applicable Fund' s shareholders, the reason for the adjustment. The Series and CRMC agree that Hartford may send this notification or a derivation thereof (so long as such derivation is approved in advance by the Series or CRMC, as applicable) to Contract owners whose accounts are affected by the adjustment.

b.
To the extent a price adjustment results in a deficiency or excess to a Contract owner's account, Hartford and CRMC agree to evaluate the situation together on a case-by-case basis with the goal towards pursuing an appropriate course of action. To the extent the price adjustment was due to CRMC's, or its designee's, error, CRMC, or its designee, shall reimburse Contract owner's account. Any administrative costs incurred for correcting Contract owner accounts will be at Hartford's expense.

(c)	Purchases and Redemption Orders; Settlement of Transaction

a.	Fund/SERV Transactions. The parties will ordinarily use the Fund/SERV system, and if used, the following provisions shall apply:

(i)
Without limiting the generality of the following provisions of this section, Hartford and Transfer Agent each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level then being utilized.

(ii)
Any information transmitted through Networking by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

(iii)
Same Day Trades. On each Business Day, Hartford shall aggregate and calculate. the purchase orders and redemption orders for each Account received by Hartford prior to the Close of Trading on each Business Day. Hartford shall communicate to Transfer Agent for that Business Day, by Fund/SERV, the aggregate purchase orders and redemption orders (if any) for each Account received by the Close of Trading such Business Day (the "Trade Date") by the DCC&S Cycle 8 (generally, 6:30 a.m. Eastern time) on the following Business Day. Transfer Agent shall treat all trades communicated to Transfer Agent in accordance with the foregoing as if received prior to the Close of Trading on the Trade Date. All orders received by Hartford after the close of trading on a Business Day shall not be transmitted to NSCC prior to the conclusion of the DCC&S Cycle 8 on the following Business Day, and Hartford represents that orders received by it after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the DCC&S Cycle 8 deadline using the net asset value determined on the Business Day following the Trade Date.

(iv)
When transmitting instructions for the purchase and/or redemption of shares of the Funds, Hartford shall submit one order for all contractholder purchase transactions and one order for all contractholder redemption transactions, unless otherwise agreed to by the Hartford and the Transfer Agent.

b.
Manual Transactions. Manual transactions via facsimile shall be used by Hartford only in the event that Hartford is in receipt of orders for purchase or redemption of shares and is unable to transmit the orders to the Transfer Agent due to unforeseen circumstances such as system wide computer failures experienced by Hartford or the NSCC or other events beyond the Hartford's reasonable control, In the event manual transactions are used, the following provisions shall apply:

(i)
Next Day Transmission of Orders. Hartford will notify the Transfer Agent by 9:00 a.m. Eastern Time, on the next Business Day the aggregate amounts of purchase orders and redemption orders, that were placed by Contract owners in each Account by 4:00 p.m. Eastern time on the prior Business Day (the "Trade Date"). Hartford represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the 9:00 a.m. deadline using the net asset value next determined.

(ii)
Purchases. All orders received by Hartford by 4:00 p.m. on a Business Day and communicated to the Transfer Agent by 9:00 a.m. deadline shall be treated by the Transfer Agent as if received as of the close of trading on the Trade Date and the Transfer Agent will therefore execute orders at the net asset values determined as of the close of trading on the Trade Date. Hartford will initiate payment by wire transfer to a custodial account designated by the Funds for the aggregate purchase amounts prior to 4:00 p.m. Eastern time on the next Business Day following Trade Date.

(iii)
Redemptions. Aggregate orders for redemption of shares of the Funds will be paid in cash and wired from the Funds' custodial account to an account designated by the Hartford. Transfer Agent will initiate payment by wire to Hartford or its designee proceeds of such redemptions two Business Days following the Trade Date (T+2).

c.
Contingencies. All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing share position for each fund/account. In the case of delayed settlement, Transfer Agent and Hartford shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940. Such wires for Hartford should be sent to:

If to HL:                    If to HL&A
Bank of America                Bank of America
100 N. Tryon Street                100 N. Tryon Street
Charlotte, NC 28255                Charlotte, NC 28255
Acct. #: 5034-7095                Acct. #: 5035-3970

Routing #: 0260-0959-3            Routing #: 0260-0959-3
External Comments: For the benefit of    External Comments: For the benefit of
HLIC Separate Account            HLA Separate Accounts

Such wires for Transfer Agent should be sent to:
Wells Fargo Bank
707 Wilshire Blvd. 13th Floor
Los Angeles, CA 90017
ABAN: 121000248
AFS Account#: 4100060532
For Credit to AFS acct. no. (account number and fund) FBO
Hartford [(private accounts)]

d.	Processing Errors. Processing errors which result from any delay or error caused by Hartford may be adjusted through the NSCC System by Hartford by the necessary transactions on a current basis.

e.
Coding. If applicable, orders for the purchase of Fund shares shall include the appropriate coding to enable Transfer Agent to properly calculate commission payments to any broker-dealer firm assigned to the Account.

f.
Reconciliation. Hartford shall reconcile share positions with respect to each Fund for each Account as reflected on its records to those reflected on statements from Transfer Agent and shall, on request, certify that each Account's share positions with respect to each Fund reported by Transfer Agent reconcile with Hartford's share positions for that Account. Hartford shall promptly inform Transfer Agent of any record differences and shall identify and resolve all non-reconciling items within five business days.

g.
Verification. Within a reasonable period of time after receipt of a confirmation relating to an instruction, Hartford shall verify its accuracy in terms of such instruction and shall notify Transfer Agent of any errors appearing on such confirmation.

h.
Order Processing. Any order by Hartford for the purchase of shares of the respective Funds through CRMC, or its designee, shall be accepted at the time when it is received by CRMC, or its designee, (or any clearinghouse agency that CRMC, or its designee, may designate from time to time), and at the offering and sale price determined in accordance with this Agreement, unless rejected by CRMC, its designee, or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold shares from sale temporarily or permanently. CRMC, or its designee, will not accept any order from Hartford that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions that CRMC, or its designee, shall forward from time to time. The shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds. If payment for the shares purchased is not received within three days after the date of confirmation, the sale may be cancelled by CRMC, or its designee, or by the respective Funds without any responsibility or liability on the part of CRMC, its designee, or the Funds, and CRMC, its designee, and/or the respective Funds may hold the Hartford responsible for any loss, expense, liability or damage, including loss of profit suffered by CRMC, its designee, and/or the respective Funds, resulting from Hartford's delay or failure to make payment as aforesaid.

i.
Right to Suspend. The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Hartford shall abide by requirements of the Funds' frequent trading policy as described in the Series' prospectus and statement of additional information.

3.	The following sentence is added to Section 7: "All such dividends and distributions shall be automatically reinvested at the ex-dividend date net asset value'

4.	Section 8 shall be deleted in its entirety.

5.	The following paragraphs shall be added to the Agreement as Sections 27 and 28:

27.
Books and Records. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit such authorities reasonable access to its books and records relating to this Agreement upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall maintain and preserve all records relating to this Agreement in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records relating to this Agreement as may be necessary to (a) monitor and review the performance of either party's activities, (b) assist either party in resolving disputes, reconciling records or responding to auditor's inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The parties agree to cooperate in good faith in providing records to one another under this provision.

28.
Independent Audit. In the event Transfer Agent determines, based on a review of complaints received in accordance with paragraph 27, above, that Hartford is not processing Contract owner transactions accurately, Transfer Agent reserves the right to require that Hartford's data processing activities as they relate to this Agreement be subject to an audit by an independent accounting thm, at Transfer Agent's expense, to ensure the existence of, and adherence to, proper operational controls. Hartford shall make available upon Transfer Agent's request a copy of any report created by such accounting firm as a result of said audit. Hartford shall immediately notify Transfer Agent in the event of a material breach of operational controls.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
In Witness Whereof, the parties hereto have caused this Amendment No. 6 to the Agreement to be duly executed as of the date first above written.

Hartford Life Insurance Company	American Funds Insurance Series (FKA American Variable Insurance Series)

By its authorized officer,	By its authorized officer,

By: /s/ Lisa Proch	By: /s/ Steven I. Koszalka
Name: Lisa Proch	Name: Steven I. Koszalka
Its: VP	Its: Secretary

Hartford Life and Annuity Insurance Company	Capital Research and Management Company

By: /s/ Lisa Proch	By: /s/ Michael J, Downer
Name: Lisa Proch	Name: Michael J, Downer
Its: VP	As Its: Senior Vice President and Secretary

Approved for Signature
by CRMC Legal Dept. [illegible]

Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series II (December 12, 1997)	GVL-93P, IVL-97P
Separate. Account ICMG Series II-C (December, 12, 1997)	GVL-93P, IVL-97P
Separate Account ICMG Series II-D (June 7, 1999)	GVL-93P, IVL-97P
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P, IVL-97P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), HL-13865, IL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL 11 (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL 1 (June 8, 1995)	LA-1200 (02), LA-1154 (99), LA-1158 (00), ILA-1098, 1LA-1007, LA-1155 (99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30, 1994)	LA-1151(98), ILA-1020
Separate Account One (May 20, 1991)	VA03, VA99, ASHARE03, ASHARE98, NCDSC98, NCDSC03, VAXC99, VAXCO3
Separate Account Two (June 2,,1986)	HV-1442-0, HV-1499-0
Separate Account Three HL (June 22, 1994)	HL-VA03
Separate Account Three HLA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1996)	HL-VA03
Separate Account Seven HLA (April 1,1999)	LA-VA03
ICMG;Registered Variable Life Sep. Account A (April 14,1998)	HL-GVL95(P)NY
ICMG Registered Variable Life Sep. Account One (October 9, 1995)	GVL95(P)

AMENDMENT NO. 6A
TO THE
FUND PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated July 1, 2000, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), American Funds Insurance Series, (the "Series"), and Capital Research and Management Company ("CRMC"), is hereby amended as follows:
1. The existing Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
In Witness Whereof, the following duly authorized officers have caused this Amendment to be executed, and effective on July 16, 2012

	HARTFORD LIFE INSURANCE COMPANY		HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Beth Bombara	By:	/s/ Beth Bombara
Name:	Beth Bombara	Name:	Beth Bombara
Title:	President	Title:	President
Date:	6/13/2013	Date:	6/13/2013

	AMERICAN FUNDS INSURANCE SERIES		CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Steven I. Koszalka	By:	/s/ Michal J. Downer
Name:	Steven I. Koszalka	Name:	Michael J. Downer
Title:	Secretary	Title:	Sr. Vice president and Secretary
Date:	5/30/2013	Date:	5/30/2013

Approved for Signature by CRMC Legal Dept.

Schedule A
Accounts and Contracts Subject to the Fund Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series 11-C (December 12, 1997)	GVL-93P, IVL-97P
Separate Account ICMG Series II-D (June 7, 1999)	GVL-93P, IVL-97P
Separate Account ICMG Series 111-B (February 8, 1996)	GVL-93P, IVL-97P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account VL I HL (September 30, 1992)	HL-15486(00), HL-15471(99), HL-13865, HL-14875, HL-15898(03), HL-15894(03)
Separate Account VL II HL (September 30, 1994)	HL-15441(98)(NY), HL-14623, HL-19348(12)NY
Separate Account VL I HLA (June 8, 1995)	LA-1200(02), LA-1154(99), LA-1158(00), ILA-1098, ILA-1007, LA-1155(99), LA-1238(03), LA-1240(03)
Separate Account VL II HLA (September 30, 1994)	LA-1151(98), ILA-1020, LA-1375(12), ICC12-1375
Separate Account Two (June 2, 1986)	HV-1442-0, HV-1499-0
Separate Account Three HL (June 22, 1994)	HL-VA03
Separate Account Three HLA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1996)	HL-VA03
Separate Account Seven HLA (April 1, 1999)	LA-VA03

FINAL
MASTER-FEEDER PARTICIPATION AGREEMENT
THIS AGREEMENT is made as of the 30th day of April, 2008, by, between and among AMERICAN FUNDS INSURANCE SERIES (the "Master Trust"), a Massachusetts business trust, AMERICAN FUNDS DISTRIBUTORS, INC., a California corporation and the Master Trust's distributor (the "Master Distributor") and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a Delaware corporation and the Master Trust's investment adviser, and HARTFORD SERIES FUND, INC. (the "Feeder Fund"), a Maryland corporation, HL INVESTMENT ADVISORS, LLC, a Connecticut limited liability company and the Feeder Fund's investment adviser (the "Adviser"), HARTFORD SECURITIES DISTRIBUTION COMPANY, INC., a Connecticut corporation, the Feeder Fund's principal underwriter (the "Feeder Distributor"), and HARTFORD LIFE INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, each a Connecticut corporation, acting herein for and on behalf of itself and each separate account set forth on attached Schedule A as it may be amended from time to time (collectively, "Insurance Company").
WITNESSETH:
WHEREAS, the Feeder Fund has registered with the Securities and Exchange Commission ("SEC") as an open-end series management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and has registered with the SEC shares issued by the Feeder Fund or its series under the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, the Master Trust has registered with the SEC as an open-end series management investment company under the 1940 Act and has registered with the SEC shares issued by its series under the 1933 Act; and
WHEREAS, the Master Trust has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Master Trust to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the beneficial interests in the Master Trust are divided into several series, each series representing an interest in a particular managed portfolio of securities and other assets (the beneficial interests in each such series hereinafter referred to as "Shares"), which series are listed in Schedule B to this Agreement, (each, a "Master Fund"); and
WHEREAS, the Master Distributor is a broker-dealer registered with the SEC, a member of the Financial Industry Regulatory Association ("FINRA"); and
WHEREAS, each separate series of the Feeder Fund listed in Schedule C to this Agreement (each a "Feeder Series"), intends to meet its respective investment objective by investing all of its respective assets in Shares of a corresponding Master Fund with the same investment objective and strategies;
WHEREAS, the Master Trust is willing to sell Shares to the Feeder Series on the terms and conditions hereafter set forth;
WHEREAS, Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an "Account") for purposes of issuing certain multi-manager variable annuity contracts and/or variable life policies (the "Contracts") and intends purchase shares of one or more Feeder Series as an investment medium for such Contracts; and.
WHEREAS, certain Feeder Series will serve as the underlying investments for the Accounts that fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
ARTICLE 1. SALE OF SHARES
1.1    Sale of Shares. The Master Trust agrees to make Class 1 Shares of each Master Fund available indefinitely to the Feeder Series. Each Feeder Series will invest its investable assets in the applicable Master Fund and, in exchange therefor, the Master Fund will issue to the Feeder Series, Shares of the applicable Master Fund equal in value to the assets of the Feeder Series conveyed to such Master Fund (based on the net asset value of the Master Fund without the imposition of any sales charge, as calculated in accordance with the Master Trust's then-current registration statement). Each Feeder Series may add to or reduce its investment in the applicable Master Fund from time to time. Shares shall be ordered in such quantities and at such times as determined by the Adviser to be necessary to meet the investment objectives of each Feeder Series.
The Master Trust or its Trustees (the "Trustees") may refuse to sell Shares to a Feeder Series or the Adviser, or suspend or terminate the offering of Shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of a Master Fund. Further, the Master Trust reserves the right to reject any purchase order if, in the reasonable opinion of the officers of the Master Trust or CRMC the trading activities of any Feeder Fund shareholder is, or potentially may be, harmful to the Master Trust. In the absence of such a determination, the Master Trust will continuously offer Class 1 Shares of each Master Fund for purchase by each corresponding Feeder Series on those days on which the Master Trust calculates its net asset value pursuant to the rules of the SEC, and the Master Trust shall use its best efforts to calculate such net asset value on each day on which the New York Stock Exchange ("NYSE") is open for trading.
1.2    Redemption of Shares. Subject to Section 1.3 of this Agreement, the Master Trust will redeem any full or fractional Shares in cash when requested by the Adviser on behalf of a Feeder Series in accordance with the operational procedures mutually agreed to by CRMC and the Adviser from time to time and the provisions of the Master Trust's then-current registration statement. The parties hereto acknowledge that each Feeder Series has the right to redeem its interests in the corresponding Master Fund at any time. In the event that a Feeder Series redeems all of its Shares of a Master Fund, the parties agree that the applicable Master Fund shall pay the redemption in cash, provided that the Feeder Series has provided the Master Fund with at least 90 days prior written notice of such redemption order.
1.3    Purchase and Redemption Procedures. The Insurance Company shall be a designee of each Master Fund and each Feeder Series for receipt of purchase and redemption orders attributable to the Contracts, and receipt by such designee as of 4:00 p.m. Eastern time (or other such time the Master Trust and the Feeder Fund shall so designate) shall constitute receipt by the Master Trust and the Feeder Series, provided that the Master Fund and the Feeder Series each receives actual notice of such order by 9:30 a.m. Eastern standard time ("EST") on the following Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Master Trust calculates a net asset value for its Shares pursuant to the rules of the SEC. Purchase and redemption orders shall be provided to the Master Trust by facsimile transmission, or by such other means as may be mutually agreed upon in writing from time to time by the parties to this Agreement. The Master Trust may reject purchase and redemption orders that are not in proper form. The Master Trust and CRMC shall be entitled to reasonable reliance on, and shall be fully protected from all liability in acting in reasonable reliance on, the instructions of the persons named in the list of authorized individuals attached hereto as Schedule D, or any subsequent list of authorized individuals provided to them by the Adviser in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.
1.4    Payment. Purchase and redemption orders that are transmitted to the Master Trust in accordance with Section 1.3 of this Agreement will be effected in cash at the next determined net asset value after the redemption request is received by the Insurance Company as designee for each Master Fund and Feeder Series, payable in federal funds. The Master Trust will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the Master Trust and if such next business day settlement is not practicable despite such best efforts, then as soon thereafter as practicable, and will immediately notify the Feeder Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act. The Feeder Fund will settle redemptions immediately upon receipt of proceeds from the Master Trust. Payments shall be made in federal funds transmitted by wire. In the event that the Feeder Fund shall fail to pay in a timely manner for any purchase order validly received by the Master Trust pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Feeder Fund or the Adviser), the Adviser shall hold the applicable Master Fund harmless from any losses reasonably sustained by such Master Fund as the result of the Master Trust's acting in reliance on such purchase order.
1.5    Share Ownership. Issuance and transfer of Shares will be by book entry only. Stock certificates will not be issued to the Feeder Fund. Shares ordered from the Master Trust will be recorded in the appropriate title for the Feeder Series.
1.6    Tax Information. CRMC and the Master Trust shall provide the Adviser with initial notice of any income, dividends or capital gain distribution payable on Shares at least two days prior to ex-date. CRMC and the Master Trust shall provide the Adviser with final notice (including the amount of distribution per share) of any such distribution no later than 3:00 p.m. EST on ex-date. Each Feeder Series hereby elects to receive all such income dividends and capital gain distributions as are payable on Shares in additional Shares. The Master Trust shall notify the Adviser of the number of Shares so issued as payment of such dividends and distributions. CRMC shall furnish to the Adviser information regarding each applicable Feeder Series' allocable share of income, gain, loss, deduction and credit of the Master Fund, as determined for federal income tax purposes.
1.7    Conflicts of Interest. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various contract owners participating in one or more of the Feeder Funds or Master Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Trustees of the Master Trust shall promptly notify the Feeder Fund of the existence of irreconcilable material conflict and its implications.
1.8    Net Asset Value. CRMC and the Master Trust shall make the net asset value per share for each Master Fund available to the Adviser on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. EST. CRMC and the Master Trust shall report to the Trust and Insurance Company any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. In the event of any material error in the calculation or communication of net asset value, dividend or capital gain information or delay in the communication by CRMC, the Master Trust will act in accordance with its then current policies and procedures relating to error correction, which policies and procedures shall be provided to Insurance Company, Adviser and the Trust and shall be in accordance with the 1933 Act and 1940 Act (and any applicable regulations thereunder) and SEC policies regarding pricing errors, including in regards to when the party responsible for the error must compensate a fund or its shareholders for any losses.
1.9    Conditions Precedent. The obligations of each party hereto to consummate the transactions provided for herein are subject to all representations and warranties of the other parties contained herein being true and correct in all material respects as of the date hereof and as of the date of the transactions contemplated hereby.
ARTICLE 2. OTHER OBLIGATIONS
2.1    Statements Regarding the Master Trust and Master Funds. Other than as provided for under a business agreement dated April 30, 2008 among the Insurance Company, the Feeder Distributor, CRMC and the Master Distributor (the "Business Agreement"), the Insurance Company, the Adviser, the Feeder Distributor, and the Feeder Fund shall not give any information or make any representations or statements on behalf of CRMC, the Master Trust or a Master Fund, or concerning the Master Trust or a Master Fund or CRMC, in connection with the sale of shares of the Feeder Fund or otherwise, other than information or representations contained in and accurately derived from the current registration statement for such Master Fund Shares (as such registration statement may be amended or supplemented from time to time) or in sales literature or other promotional material approved in writing by the Master Distributor or its designee, except with the written permission of the Master Distributor or its designee. The Adviser or the Insurance Company, as applicable, will furnish to the Master Distributor, a reasonable time prior to filing, drafts of amendments to the Feeder Fund's registration statement or other filings with the SEC that reference the Master Trust or a Master Fund. The Insurance Company (or its designee), the Adviser, Feeder Distributor and the Feeder Fund, as applicable, each agrees to make such modifications to the documents described in the prior sentence as may be reasonably requested by the Master Distributor or its designee with respect to such references.
2.2    Statements Regarding the Feeder Fund, the Feeder Series, the Insurance Company and the Contracts. Other than as provided for under the Business Agreement, CRMC, the Master Distributor and the Master Trust shall not give any information or make any representations or statements on behalf of the Feeder Fund or a Feeder Series or the Insurance Company or its Contracts, or concerning the Feeder Fund or a Feeder Series or the Insurance Company or its Contracts, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Feeder Fund or Contract (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved in writing by the Adviser or the Insurance Company, as applicable for distribution including sales literature or other promotional materials, except with the written permission of the Adviser or the Insurance Company. The Master Distributor will furnish to the Feeder Distributor or its designee or the Insurance Company or its designee, as applicable, prior to filing, drafts of any filings with the SEC that reference the Feeder Fund or the Contracts that references the Feeder Fund or the Contracts and agrees to make such modifications to the documents as may be reasonably requested by the Feeder Distributor or its designee or the Insurance Company or its designee with respect to such references.
2.3    Master Fund Materials. CRMC, the Master Distributor and the Master Trust agree to provide the Adviser and the Feeder Fund's board of directors with such written materials and access to employees as the Adviser or such board of directors may reasonably request, it being understood that CRMC is not acting in a subadvisory capacity to the Feeder Fund. CRMC and the Master Trust will, on an annual basis upon request, make available their respective Chief Compliance Officers to answer questions and discuss their compliance activities with respect to the Master Trust and CRMC.
2.4    (a) The Master Trust shall pay all expenses incidental to its performance under this Agreement. The Master Trust shall bear the expenses for the cost of registration of each Master Fund's shares, preparation of prospectuses and statements of additional information to be sent to Feeder Fund shareholders, including the Accounts (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Feeder Fund shareholder or Insurance Company Contract owner who has investments in a Feeder Fund, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Master Funds' Shares subject to this Agreement. The Master Fund will provide the Feeder Fund, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Feeder Fund shareholder (including the Accounts and their related Contract owners or prospective Contract owners) who requests such Statement of Additional Information.
(b) The Feeder Fund shall bear the expenses for the cost of preparation for delivery and delivery of Master Fund prospectuses (and supplements thereto) to be sent to Feeder Fund shareholders, including the Accounts. The Master Trust shall provide, at its expense, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for the Feeder Fund once each year (or more frequently if the prospectus for the Master Trust is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Feeder Fund and the Master Trust, printed together in one or more documents (such printing to be done at the Feeder Fund's expense with respect to prospective investors).
ARTICLE 3 REPRESENTATIONS, WARRANTIES, COVENANTS, AND

ACKNOWLEDGMENTS
3.1    Representations, Warranties, Covenants, and Acknowledgments of the Adviser, the Feeder Distributor and the Feeder Fund. The Adviser, the Feeder Distributor and the Feeder Fund represent, warrant, covenant, and acknowledge that:
(a)    Organization. The Feeder Fund is duly organized and validly existing under the laws of the State of Maryland and has the requisite power and authority to own property and conduct business as proposed to be conducted pursuant to this Agreement.

(b)
will cause to be, duly filed all registration statements and other documents 1933 Act Registration. The Feeder Fund, on behalf of each Feeder Series, hps, or (collectively, "SEC Filings") required to be filed under the 1933 Act in connection with the registration of the shares of such Feeder Series. Such filings were prepared in accordance with applicable requirements of the 1933 Act and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Feeder Series is purchasing Shares for its own account as a principal for investment and not with a view to resale or distribution. The Feeder Series shall not permit any other person to have any beneficial interests in the Shares (other than its shareholders, participants or other beneficiaries by virtue of their ownership of shares of or allocation of variable contract interests to the Feeder Series), and it shall not assign, transfer, convey or encumber all or any portion of the Shares purchased by it, except in accordance with the Declaration of Trust of the Master Trust.

(c)	1940 Act Registration. The Feeder Fund is duly registered as an open-end management investment company under the 1940 Act.

(d)	Tax Status. The Adviser is aware that each Master Fund has the status of a regulated investment company for U.S. federal income tax purposes.

(e)
Proxy Voting. On any matter in which a vote of holders of Shares is sought, with respect to which a Feeder Series is entitled to vote, the Feeder Fund will either seek instructions from the holders of the Feeder Series' securities and vote on the matter in accordance with such instructions, or the Feeder Fund will vote the Shares of a Master Fund held by its Feeder Series in the same proportion as the vote of all other holders of Shares of such Master Fund.

(f)	Other Shareholders. Shares of each Master Fund are offered to other parties, and purchase and redemption activity by such other parties may affect the investment results of such Master Fund.

(g)
Each Feeder Series and the Adviser will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

3.2    Representations and Warranties of CRMC, the Master Trust and Master Distributor. CRMC, the Master Trust and the Master Distributor each represents, warrants and acknowledges that:

(a)
Organization. The Master Trust is duly organized and validly existing under the laws of the Commonwealth of Massachusetts as a business trust. Each Master Fund is a duly and validly designated series of the Master Trust. The Master Trust has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

(b)	1933 Act Registration. Shares of each Master Fund are duly registered under the 1933 Act. The Master Trust, on behalf of each Master Fund, has duly filed all registration statements and other documents required to be filed under the 1933 Act in connection with the registration of the Shares. Such filings were prepared in accordance with applicable requirements of the 1933 Act and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)
1940 Act Registration. The Master Trust is duly registered as an open-end management investment company under the 1940 Act. The Master Trust's 1940 Act registration statement was prepared in accordance with the requirements of the SEC, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Master Distributor will furnish to the Adviser, promptly following filing, any amendments to the Master Trust's 1940 Act registration statements that relate to the applicable Master Fund.

(d)
Management. Each Master Fund will be managed in accordance with the objective(s), policies and restrictions set forth in each Master Fund's registration statement. CRMC, the Master Distributor and the Master Trust will provide the Adviser, Feeder Distributor and Insurance Company ninety (90) days prior notice of any material changes affecting any Master Fund, including but not limited to, (a) fund objective change, (b) anticipated fund mergers/substitutions, (c) no action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect the rights or obligations of the Feeder Distributor and/or Insurance Company hereunder. Each Master Fund and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(e)
Diversification. Each Master Fund will at all times comply with Section 817(h) of the Internal Revenue Code of 1986, as amended, (the "Code") and Treasury Regulation §1.8175 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. CRMC will notify the Adviser and the Feeder Fund immediately upon having a reasonable basis for believing that a Master Fund has ceased to comply with the Section 817(h) diversification requirements. To the extent that a Master Fund ceases to so qualify, CRMC and the Master Trust each represents and warrants that the Master Fund and CRMC will use their best efforts to take all steps necessary to adequately diversify the affected Master Fund so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

(f)
Shares of the Master Funds may be offered to separate accounts of various insurance companies and to other registered investment companies in addition to the Feeder Fund. The Master Trust represents, warrants and covenants that no shares of a Master Fund shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code") or to any other person who would render the Insurance Company ineligible to look through to the assets of each Master Fund for purposes of compliance with Section 817 of the Code. The Master Trust agrees to maintain each Master Fund's qualification as a "regulated investment company" under the Code. The Master Trust will provide Feeder Fund and the Adviser with securities holdings reports for each Master Fund within 20 business days after the end of each calendar quarter.

(g)
The Master Trust will furnish to the Adviser, the Feeder Fund and the Insurance Company such information with respect to the Master Trust in such form and signed by such of its officers as the Adviser, the Feeder Fund or the Insurance Company may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Master Trust will advise the Adviser, the Feeder Fund and the Insurance Company immediately of: (1) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Master Trust or the initiation of any proceeding for that purpose; (2) the institution of any proceeding, investigation or hearing involving the offer or sale of the Master Trust of which it becomes aware; or (3) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Master Trust or which requires the making of a change therein in order to make any statement made therein not misleading

(h)
Tax Status. The Master Trust and each Master Fund is taxable as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"). The Master Trust agrees to maintain each Master Fund's qualification as a RIC, and each will notify Insurance Company and the Adviser immediately upon having a basis for believing that the Master Trust or a Master Fund has ceased to so qualify or that the Master Trust or a Master Fund might not so qualify in the future.

3.3    Representations and Warranties of the Insurance Company. The Insurance Company represents, warrants and acknowledges that:

(a)
Each Account has been established pursuant to applicable insurance law for purposes of issuing the Contracts and the Insurance Company has or will register each Account (unless the Account is exempt from such registration) with the SEC as a unit investment trust under the 1933 Act and the 1940 Act.

(b)
Each Contracts is or will be registered by the Insurance Company (unless exempt from such registration) with the SEC for offer and sale and will be in compliance with all applicable laws prior to being offered for sale.

(c)
The Insurance Company will be responsible for assuring that each Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the Contract.

ARTICLE 4. INDEMNIFICATION
4.1    Indemnification by the Feeder Distributor, the Adviser and the Insurance Company. The Adviser, the Feeder Distributor and the Insurance Company agree to indemnify and hold harmless CRMC, the Master Distributor, the Master Trust and each of their respective Trustees, directors, officers, employees, agents and affiliates, and each person, if any, who controls CRMC, the Master Trust or the Master Distributor within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Section 4.1, each of whom, to the extent not a party to this Agreement, shall be a third-party beneficiary hereof) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, the Feeder Distributor and the Insurance Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), as incurred, to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

(a)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or statement of additional information for the Feeder Fund or an Account or any amendment or supplement to any of the foregoing), or in sales literature generated by or (with respect only to statements in said sales literature regarding a Feeder Fund, the Adviser, the Feeder Distributor or the Insurance Company) approved by the Adviser, Feeder Distributor, the Feeder Fund or the Insurance Company (collectively, "Feeder Documents" for the purposes of this Article 4), or arise out of or are based upon the omission or the alleged omission to state in the Feeder Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Adviser, the Feeder Distributor, the Feeder Fund or the Insurance Company by or

on behalf of CRMC, the Master Distributor or the Master Trust specifically for use in Feeder Documents; or

(b)
arise out of wrongful conduct of the Adviser, Feeder Distributor, the Feeder Fund, the Insurance Company or persons under their control, with respect to the sale or acquisition of shares of the Feeder Fund or Contracts; or

(c)
arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Master Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to CRMC, the Master Distributor or the Master Trust by or on behalf of the Adviser, the Feeder Distributor, the Feeder Fund or the Insurance Company specifically for their use therein; or

(d)	arise out of or result from any material breach of this Agreement by the Adviser, the Feeder Distributor, the Feeder Fund or the Insurance Company.
4.2    Indemnification by CRMC and the Master Distributor. CRMC and the Master Distributor agree to indemnify and hold harmless the Adviser, the Feeder Distributor, the Feeder Fund, the Insurance Company and each of their respective directors, officers, employees, agents and affiliates, and each person, if any, who controls the Feeder Fund, the Adviser, the Feeder Distributor or the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 4.2 each of whom, to the extent not a party to this Agreement, shall be a third-party beneficiary hereof) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of CRMC, the Master Distributor and the Master Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), as incurred, to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)
arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement for the Master Trust (or any amendment or supplement thereto) or in sales literature generated by or (with respect only to statements in said sales literature regarding the Master Trust or a Master Fund, CRMC or the Master Distributor) approved by the Master Distributor or its designee, (collectively, "Master Documents" for the purposes of this Article 4), or arise out of or are based upon the omission or the alleged omission to state in the Master Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to CRMC, the Master Distributor or the Master Trust by or on behalf of the Adviser, the Feeder Distributor, the Feeder Fund or the Insurance Company specifically for use in Master Documents; or

(b)	arise out of wrongful conduct of CRMC, the Master Distributor, the Master Trust or persons under their control, with respect to the sale of shares of the Master Trust; or

(c)
arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Feeder Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Adviser, Feeder Distributor, the Feeder Fund or the Insurance Company by or on behalf of CRMC, the Master Distributor or the Master Trust specifically for their use therein; or

(d)	arise out of or result from any material breach of this Agreement by CRMC, the Master Distributor or the Master Trust.

(e)
arise out of or result from any material failure by the Master Trust to comply with the terms and policies of its registration statement - including, but not limited to, each Master Fund's investment objective, policies and restrictions.

43    Bad Faith. None of the Adviser, the Feeder Distributor, the Feeder Fund, the Feeder Series or the Insurance Company, or CRMC, the Master Distributor or the Master Trust shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties under this Agreement or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
4.4    Notice. None of the Adviser, the Feeder Distributor, the Feeder Fund, the Feeder Series or the Insurance Company, or CRMC, the Master Distributor, the Master Trust or the Master Funds shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have first notified the party against whom indemnification is sought. Such notification shall be in writing and shall be delivered promptly after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 4.1 and 4.2.
4.5    Participation. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
4.6    Contribution. If the indemnification provided for in this Article 4 is for any reason, other than pursuant to the terms hereof, held to be unavailable to an Indemnified Party in respect of any Losses (or actions in respect thereof) referred to in this Article 4, then, in order to provide for just and equitable contribution, each indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the indemnifying and Indemnified Parties in connection with the statements, actions or omissions that resulted in such Losses (or actions in respect thereof). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits received by the indemnifying and Indemnified Parties from the transactions at issue. CRMC, the Master Distributor, the Adviser, the Insurance Company and the Feeder Distributor agree that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined by pro rata allocation or by any other method of allocation not taking into account the equitable considerations referred to above in this section. The amount paid or payable by an Indemnified Party as a result of the Losses (or actions in respect thereof) referred to above in this section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of each Indemnified Party, on the one hand, and an indemnifying party, on the other hand, shall be determined by reference to, among other things, whether the Losses relate to information supplied by, or action or omission within the control of, the indemnifying party or the Indemnified Party and the relative parties' intent, knowledge, access to information and opportunity to correct or prevent the act, statement or omission that gave rise to the Losses. Upon the occurrence of any Losses for which contribution hereunder may be required, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution by the contributor of the Losses incurred. No party shall be liable for contribution in connection with settlement with respect to Losses without its written consent.
ARTICLE 5. TERMINATION
5.1    Termination without Cause. This Agreement may be terminated in whole or in part by any party for any reason, without the payment of any penalty, by 90 days' advance written notice to the other parties (the "Notice Period"), provided that such termination shall be effective with respect to the Feeder Fund and the Master Trust upon the later to occur of the end of the Notice Period or full redemption by the applicable Feeder Series of any interests held in the respective Master Fund.
5.2    Termination by CRMC, the Master Distributor and the Master Trust for Cause. This Agreement may be terminated without prior notice, at the option of CRMC, the Master Distributor and the Master Trust, upon any finding or ruling against the Adviser, the Feeder Distributor or the Feeder Fund by a court or FINRA, the SEC, or any other regulatory body regarding the Adviser's, the Feeder Distributor's or the Feeder Fund's duties under this Agreement or related to the sale of shares of the Feeder Fund, or any settlement of any proceedings or undertaking to any regulatory body that would, in CRMC's, the Master Distributor's or Master Trust's reasonable judgment, materially impair the Adviser's, the Feeder Distributor's or the Feeder Fund's ability to meet and perform its obligations and duties hereunder.
5.3    Termination by the Adviser, the Feeder Distributor, the Insurance Company and the Feeder Fund for Cause. This Agreement may be terminated in whole or in part without prior notice, at the option of the Adviser, the Feeder Distributor, the Insurance Company and/or the Feeder Fund, upon any finding or ruling against CRMC, the Master Distributor or the Master Trust by a court or FINRA, the SEC, or any other regulatory body regarding CRMC's or the Master Distributor 's duties under this Agreement or related to the sale of Shares, or any settlement of any proceedings or undertaking to any regulatory body that would, in the Adviser's, the Feeder Distributor's, the Insurance Company's and/or the Feeder Fund's reasonable judgment, materially impair CRMC's, the Master Distributor's or the Master Trust's ability to meet and perform its obligations and duties hereunder.
5.4    Termination due to Material Adverse Circumstance. This Agreement may be terminated by any party, at its option, if such party shall reasonably determine, in its sole judgment exercised in good faith, that either (1) the Adviser, the Feeder Distributor, the Insurance Company, CRMC or the Master Distributor, as the case may be, shall have suffered a material adverse change in its business or financial condition or (2) the Feeder Fund or the Master Trust, as the case may be, shall have been the subject of adverse publicity that is likely to have a material adverse impact upon the business and operations of such other party.
5.5    Date of Termination. In the event of a termination of this Agreement pursuant to Sections 5.2, 5.3 or 5.4, the parties shall promptly in good faith mutually agree on a date on which the Feeder Fund will redeem all interests held by its Feeder Series in the applicable Master Fund, and this Agreement shall terminate with respect to such Feeder Series and the Master Trust on the next day following such date. The foregoing notwithstanding, the Master Trust shall continue to make available additional Shares of any Master Fund pursuant to the terms and conditions of this Agreement, to the extent necessary for each Feeder Series to be able to continue to make its shares available for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in any Feeder Series, redeem investments in the any Feeder Series and/or invest in any such Feeder Series upon the making of additional purchase payments under Existing Contracts

5.6    Survival. The provisions of Articles 3, 4 and 5 shall survive the termination of this Agreement.
5.7    Separate Agreement. This Agreement shall constitute a separate agreement with respect to each Feeder Series and each Master Fund. The termination of this Agreement with respect to a Feeder Series shall not, except as otherwise provided herein, constitute a termination of this Agreement with respect to the other Feeder Series and Master Funds.
ARTICLE 6. NOTICES
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:    Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041
If to the Master Distributor:
American Funds Distributors, Inc.
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:     Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041
If to the Master Trust:
American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:     Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041

If to the Adviser:
HL Investment Advisors, LLC
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Edward P. Macdonald, Esq.
Facsimile No.: 860-843-8665

If to the Feeder Distributor:
Hartford Securities Distribution Company, Inc.

200 Hopmeadow Street
Simsbury, CT 06089
Attention: Edward P. Macdonald, Esq.
Facsimile No.: 860-843-8665
If to the Feeder Fund:
Hartford Series Fund, Inc.
c/o Hartford Administrative Services Company
500 Bielenberg Drive
Woodbury, MN 55125
Attention: Tami Fagely, Vice President
Fax No.: 651-738-0996
If to the Insurance Company:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: General Counsel
Facsmile No.: 860-547-4721
ARTICLE 7. MISCELLANEOUS
7.1    License Agreement. Subject to the terms and conditions set forth herein, Master Distributor hereby grants to the Feeder Distributor, each Feeder Series and Insurance Company (each, a "Licensee" and collectively the "Licensees") a limited, non-exclusive right and license to use the words "American Funds" (the "Licensed Trademark") in the name of the Feeder Funds. This grant is non-transferable and does not include the right to sublicense. Master Distributor warrants that it owns or has the right to license the Licensed Trademark hereunder and that Licensee's use of the Licensed Trademark, as permitted by this paragraph, shall not violate any trademark or other intellectual property rights of any third party.

(a)
Except for the limited rights expressly granted herein, all right, title and interest in and to the Licensed Trademark shall be owned by and remain with Master Distributor. All use of the Licensed Trademark by the Licensees shall inure to the benefit of Master Distributor. Nothing contained in this Agreement shall restrict or restrain Master Distributor or its affiliates in any fashion whatsoever from the right to use, register and/or further license or sublicense the Licensed Trademark.

(b)
Licensees shall not exceed the scope of the license set forth in this Section. Licensees acknowledge the prestige, high reputation and goodwill associated with the Licensed Trademark and agree that, in order to preserve the prestige, reputation and goodwill associated with the Licensed Trademark, the usages by Licensees, and the products in connection with which such usages are permitted, shall meet the same standards of quality as heretofore in effect with respect to such products and usages of Master Distributor. (c) Licensees shall not (i) use or allow others to use the Licensed Trademark in any way which would tend to allow it to become generic, lose its distinctiveness, become liable to mislead the public, or be materially detrimental to or inconsistent with the good name, goodwill, reputation and image of Master Distributor; or (ii) use or cause or authorize to be used the Licensed Trademark in a manner that is likely to cause confusion with the products, services and business of Master Distributor. In no event shall Licensees use the Licensed Trademarks in their corporate name or their affiliates' corporate names. Licensees shall, after the expiration of this Agreement, abide by and comply with the requirements of applicable trademark law with respect to its use of the Licensed Trademark or any similar trademarks, service mark or trade name.

(c)	Licensees shall mark the Licensed Trademark with the symbols ® or TM as directed by Master Distributor.

(d)
Licensees recognize the ownership of Master Distributor and its affiliates of the Licensed Trademark and agrees that they will not (i) challenge the title or any rights of Master Distributor or its affiliates in and to the Licensed Trademark or (ii) claim or assert any right, title or interest in the Licensed Trademark or in any trademark including a Licensed Trademark as a part thereof, other than pursuant to the rights expressly granted to Licensees by this Agreement.

(e)
In event that the Licensed Trademark is infringed upon by a third party, Master Distributor shall have the sole right to sue for infringement and to recover and retain any and all damages. Master Distributor is in no way obligated to initiate suit against alleged infringes of the Licensed Trademark. Licensees shall reasonably cooperate with Master Distributor or its affiliates, at Master Distributor's cost and expense, when any such suit is brought by Master Distributor or its affiliates or defended by Master Distributor unless such suit is caused by an act or omission of Licensees in which case the cost of such litigation shall be paid by Licensees. Licensees shall notify Master Distributor of any infringement of the Licensed Trademark of which it has knowledge. If Master Distributor refuses to stop or prohibit a third party infringement and such infringement materially impacts Licensees' rights or benefits under any Business Agreements, Licensees may initiate suit to stop such infringement at Licensees' expense, provided the relevant Licensee obtains the written consent of Master Distributor, which consent shall not be unreasonably withheld. Any damages recovered will inure to the benefit of Master Distributor once the Licensee(s) in question have recovered all of their expenses associated with, or losses directly arising from, the suit.

(f)
The license to the Licensed Trademark granted hereunder shall terminate on first to occur of the following: (i) automatically upon termination of this agreement (subject to a reasonable transition period as mutually agreed upon by the parties hereto)or (ii) automatically if Licensee is insolvent pursuant to applicable federal or state laws, files a voluntary petition for bankruptcy, or has an involuntary petition for bankruptcy filed against it which is not dismissed within thirty (30) days, or is admitted to the benefits of any procedure for the settlement of debts or an assignment for the benefit of its creditors, or if a receiver or trustee is appointed for a substantial portion of Licensee's assets,

7.2    Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including any non-public personal information within the meaning of SEC Regulation S-P and the Gramm-Leach-Bliley Act, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of such providing party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.
7.3    Headings and Captions. The headings and captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
7.4    Expenses. Unless stated otherwise herein, all costs and expense associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
7.5    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
7.6    Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
7.7    Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut, without reference to the choice of law provisions thereof, and shall be subject to the provisions of the 1933 and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.
7.8    Governmental Authorities. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, state insurance departments and F1NRA) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall use its best efforts to provide the other party with reasonable notice of any governmental investigation or inquiry relating to this Agreement or the transactions contemplated hereby of which it has knowledge.
7.9    Cumulative Rights and Remedies. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
7.10    Non-Exclusivity. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
7.11    Non-Assignability. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written approval of each other party.
7.12 Amendment. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.
7.13    No Waiver. No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
7.14    Several Liability. Notwithstanding anything to the contrary herein, or in any agreement or understanding related to this Agreement, any liability for Losses of a Feeder Series and any obligation or liability to indemnify an Indemnified Party shall be the several, and not the joint and not the joint and several, obligation or liability of the Feeder Series to which the obligation or liability relates, and no other Feeder Series shall have any obligation or liability for any Losses or indemnification attributable to the acts or omissions of any other Feeder Series.
7.15    Disclaimer of Shareholder and Trustee Liability. CRMC, the Master Distributor and the Master Trust each understands that the obligations of the Feeder Fund under this Agreement are not binding upon any director or shareholder of the Feeder Fund or any series thereof personally, but bind only the Feeder Fund or the applicable Feeder Series and the applicable Feeder Series' property. The Master Distributor and the Master Trust each represents that it has notice of the provisions of the Articles of Incorporation of the Feeder Fund disclaiming director and shareholder liability for acts or obligations of the Feeder Fund.
The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, the Feeder Series, Insurance Company and the Adviser agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if insurance Company, Feeder Series or the Adviser seek satisfaction for any liability of the Series in respect of this Agreement, they may seek recourse against CRMC.
7.16    Entire Agreement. Except as otherwise provided in regard to that certain Business Agreement dated of even date herewith by and among the parties, this Agreement, including any Exhibits hereto, constitutes the entire agreement by and among the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral with respect to such matters. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity should not be interpreted against the interests of any party.

Signatures on Following Page

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.
HL INVESTMENT ADVISORS, INC.            HARTFORD LIFE INSURANCE
COMPANY On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

By:                            By:
Title:                            Title:
HARTFORD SECURITIES                HARTFORD LIFE AND ANNUITY
DISTRIBUTION COMPANY                INSURANCE COMPANY
On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

By:                            By:
Title:                            Title:

HARTFORD SERIES FUND, INC.             CAPITAL RESEARCH AND
MANAGEMENT COMPANY
By its authorized officer,

By:                            By: [illegilble]
Title:                            Its: ~~Secretary~~ Sr. Vice President

AMERICAN FUNDS INSURANCE SERIES        AMERICAN FUND DISTRIBUTORS,
INC.
By its authorized officer,

By:                            By:
Its: Secretary                        Its: Secretary

Approved for Signature
By CRMC Legal WRB

HL INVESTMENT ADVISORS, INC.            HARTFORD LIFE INSURANCE
COMPANY On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

By:                            By:
Title:                            Title:
HARTFORD SECURITIES                HARTFORD LIFE AND ANNUITY
DISTRIBUTION COMPANY                INSURANCE COMPANY
On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

By:                            By:
Title:                            Title:

HARTFORD SERIES FUND, INC.             CAPITAL RESEARCH AND
MANAGEMENT COMPANY
By its authorized officer,

By:                            By:
Title:                            Its: Secretary

AMERICAN FUNDS INSURANCE SERIES        AMERICAN FUND DISTRIBUTORS,
INC.
By its authorized officer,

By: [illegible]                        By: [illegible]
Its: Secretary                        Its: Secretary

Approved for Signature
By CRMC Legal WRB

HL INVESTMENT ADVISORS, INC.            HARTFORD LIFE INSURANCE
COMPANY On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

/s/ Robert Arena                    /s/ Robert Arena
By: Robert Arena                    By: Robert Arena
Title: Manager and Senior Vice                 Title: Senior Vice President
President
HARTFORD SECURITIES                HARTFORD LIFE AND ANNUITY
DISTRIBUTION COMPANY                INSURANCE COMPANY
On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

/s/ Robert Arena                    /s/ Robert Arena
By: Robert Arena                    By: Robert Arena
Title: Director and Senior Vice                Title: Senior Vice President
President/Business Line Principal

HARTFORD SERIES FUND, INC.             CAPITAL RESEARCH AND
MANAGEMENT COMPANY
By its authorized officer,

/s/ Robert Arena
By: Robert Arena                    By:
Title: Senior Vice President                Its: Secretary

AMERICAN FUNDS INSURANCE SERIES        AMERICAN FUND DISTRIBUTORS,
INC.
By its authorized officer,

By:                            By:
Its: Secretary                        Its: Secretary

Approved for Signature
By CRMC Legal WRB

SCHEDULE A
Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company Separate Accounts:
Hartford Life Insurance Company Separate Account 3
Hartford Life and Annuity Insurance Company Separate Account 3
Hartford Life Insurance Company Separate Account 7
Hartford Life and Annuity Insurance Company Separate Account 7

SCHEDULE B
AMERICAN FUNDS INSURANCE SERIES
Asset Allocation Fund
Blue Chip Income & Growth Fund
Bond Fund
Global Bond Fund
Global Growth & Income Fund
Global Growth Fund
Global Small Cap Fund
Growth Fund
Growth-Income Fund
International Fund
New World Fund

SCHEDULE C
HARTFORD SERIES FUND, INC.
American Funds Asset Allocation HLS Fund
American Funds Blue Chip Income & Growth HLS Fund
American Funds Bond HLS Fund
American Funds Global Bond HLS Fund
American Funds Global Growth & Income HLS Fund
American Funds Global Growth HLS Fund
American Funds Global Small Cap HLS Fund
American Funds Growth HLS Fund
American Funds Growth-Income HLS Fund
American Funds International HLS Fund
American Funds New World HLS Fund

SCHEDULE D
Persons Authorized to Act on Behalf of the Adviser
CRMC, the Master Distributor, the Master Trust and their agents are authorized to rely on instructions from the following individuals on behalf of the Adviser on its own behalf and on behalf of the Feeder Fund and the Feeder Series:
Tamara Fagely
Vice President / Treasurer
Mark Annoni
Asst Vice President / Asst Treasurer
Marilyn Orr
Asst Vice President / Asst Treasurer

Sharon Leis
Asst Director

John Padden
Asst Director

Tony Majkozak
Manager

Andrea St. George
Manager

Jared Johnson
Manager

Amendment I. to Master-Feeder Fund Participation Agreement
This Amendment, effective upon the Closing Date as defined below (the "Amendment"), is by and among AMERICAN FUNDS INSURANCE SERIES (the "Master Trust"), a Massachusetts business trust, AMERICAN FUNDS DISTRIBUTORS, INC. (the "Master Distributor"), a California corporation, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a Delaware corporation, and HARTFORD SERIES FUND, INC. ("HSFI"), a Maryland corporation, HARTFORD FUNDS MANAGEMENT COMPANY, LLC ("HFMC"), a Delaware limited liability company, HARTFORD FUNDS DISTRIBUTORS, LLC ("HFD"), a Delaware limited liability company, HARTFORD LIFE INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, each a Connecticut corporation, acting herein for and on behalf of itself and each separate account set forth on Schedule A to the Agreement (as defined below), as it may be amended from time to time (collectively, the "Company"), HIMCO VARIABLE INSURANCE TRUST ("HVIT"), a Delaware statutory trust, HARTFORD INVESTMENT MANAGEMENT COMPANY ("HIMCO"), a Delaware corporation, and HIMCO DISTRIBUTION SERVICES COMPANY ("HDSC"), a Connecticut corporation with reference to the Recitals listed below. This Amendment amends that certain Master-Feeder Fund Participation Agreement, dated April 30, 2008 ("Agreement"), by and among the Master Trust, the Master Distributor, CRMC, HSFI, HL Investment Advisors, LLC ("HLIA"), Hartford Securities Distribution Company, Inc. ("HSDC") and the Company. All capitalized terms used herein and not otherwise defined or amended herein shall have the meaning ascribed to such term in the Agreement.
WHEREAS, HLIA, a wholly-owned indirect subsidiary of The Hartford Financial Services Group, Inc. ("The Hartford"), was the investment adviser to the series of HSFI listed in chart below and on Schedule C to the Agreement ("HSFI Series") and on January 1, 2013, HFMC, a wholly-owned indirect subsidiary of The Hartford, replaced HLIA as the investment adviser to the HSFI Series;
WHEREAS, HSDC, a wholly-owned indirect subsidiary of The Hartford, was the principal underwriter to the HSFI Series and on January 1, 2013, HFD, a wholly-owned indirect subsidiary of The Hartford, replaced HSDC as the principal underwriter to the HSFI Series;
WHEREAS, each series of HVIT listed on Schedule C to this Amendment ("HVIT Series") is a newly-organized fund that will commence operations upon consummation of the Reorganization as defined below;
WHEREAS, each HSFI Series are scheduled to reorganize into the corresponding HVIT Series, as set forth in the chart below, immediately before the opening of business on October 20, 2014 ("Closing Date") (each a "Reorganization" and collectively, the "Reorganizations"); and

HSFI Series	HVIT Series
American Funds Asset Allocation HLS Fund	HIMCO VIT American Funds Asset Allocation Fund
American Funds Blue Chip Income and Growth HLS Fund	HIMCO VIT American Funds Blue Chip Income and Growth Fund
American Funds Bond HLS Fund	HIMCO VIT American Funds Bond Fund
American Funds Global Bond HLS Fund	HIMCO VIT American Funds Global Bond Fund
American Funds Global Growth HLS Fund	HIMCO VIT American Funds Global Growth Fund
American Funds Global Growth and Income HLS Fund	HIMCO VIT American Funds Global Growth and Income Fund
American Funds Global Small Capitalization HLS Fund	HIMCO VIT American Funds Global Small Capitalization Fund
American Funds Growth HLS Fund	HIMCO VIT American Funds Growth Fund
American Funds Growth-Income HLS Fund	HIMCO VIT American Funds Growth-Income Fund
American Funds International HLS Fund	HIMCO VIT American Funds international Fund
American Funds New World HLS Fund	HIMCO VIT American Funds New World Fund

WHEREAS, the closing of one Reorganization is not contingent on the closing of another Reorganization and if for any reason, a Reorganization does not close on the Closing Date, the Agreement, as not modified by this Amendment, will continue to be in place with respect to those HSFI Series until such Reorganization occurs;
WHEREAS, the closing of all of the Reorganizations is referred to herein as the "final Closing;"
WHEREAS, HIMCO is the investment adviser to HVIT and HDSC is the principal underwriter for HVIT; and
WHEREAS, the parties to this Amendment wish to amend the Agreement to reflect the result of the Reorganizations and the resultant parties to the Agreement.
NOW, THERFORE, in consideration of the above premises and for good and valuable consideration mutually acknowledged the Agreement is amended as follows:

1.
HVIT, HIMCO and HDSC are parties to the Agreement and assume all rights, obligations and promises of HSFI, HFMC (as successor to HLIA for purposes of the Agreement) and HFD (as successor to HSDC for purposes of the Agreement), respectively, as set forth in the Agreement. As of the final Closing, HSFI, HFMC, HLIA, HSDC and HFD ("Terminating Parties") are no longer parties to the Agreement and all rights and obligations under the Agreement terminate, including any obligation under Section 5.6, with respect to the Terminating Parties.

2.    All references to the Feeder Fund in the Agreement shall refer to HVIT.

3.    All references to the Adviser in the Agreement shall refer to HIMCO.

4.    All references to the Feeder Distributor in the Agreement shall refer to HDSC.

5.    Article 3.1(a) is hereby deleted in its entirety and replaced with the following:

Organization. The Feeder Fund is duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own property and conduct business as proposed to be conducted pursuant to this Agreement.

6.	Article 6 of the Agreement is amended as follows. The notice provisions for HSFI, 11L1A and HSDC are deleted in their entirety. The following notice provisions are added to Article 6 of the Agreement:
If to the Adviser:
Hartford Investment Management Company
One Hartford Plaza
Hartford, CT 06155
Attention: Brenda J. Page, VP, Assistant General Counsel
Telephone: 860-297-6444
Facsimile: 877-356-4340
If to the Feeder Distributor:
HIMCO Distribution Services Company
One Hartford Plaza
Hartford, CT 06155
Attention: Christopher Connor, CCO
Telephone: 610-608-2867
Facsimile: 860-547-5930
If to the Feeder Fund:
HIMCO Variable Insurance Trust
One Hartford Plaza
Hartford, CT 06155
Attention: Brenda J. Page, Chief Legal Officer
Telephone: 860-297-6444
Facsimile: 877-356-4340

7.
Schedule C to the Agreement is hereby deleted in its entirety and replaced with Schedule C attached hereto. Ail references to a Feeder Series in the Agreement shall refer to the Feeder Series on the Schedule C attached hereto.

8.	Schedule D to the Agreement is hereby deleted in its entirety and replaced with Schedule D attached hereto.

9.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

[Signatures page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

New Parties to the Agreement	Parties for whom the Agreement is terminating upon the final closing
HIMCO VARIABLE INSURANCE TRUST By: /s/ Matthew J. Poznar Name: Matthew J. Poznar Title: President	HARTFORD SERIES FUND, INC. By: Name: Title:
HARTFORD INVESTMENT MANAGEMENT COMPANY By: /s/ Matthew J. Poznar Name: Matthew J. Poznar Title: Senior Vice President	HARTFORD FUNDS MANAGEMENT COMPANY, LLC (as successor to HL Investment Advisors, LLC for purposes of the Agreement) By: Name: Title:
HIMCO DISTRIBUTION SERVICES COMPANY By: /s/ Matthew J. Poznar Name: Matthew J. Poznar Title: CEO, President	HARTFORD FUNDS DISTRIBUTORS, LLC (as successor to Hartford Securities Distribution Company, Inc. for purposes of this Agreement) By: Name: Title:

New Parties to the Agreement	Parties for whom the Agreement is terminating upon the final closing
HIMCO VARIABLE INSURANCE TRUST By: Name: Title:	HARTFORD SERIES FUND, INC. By: /s/ Edward P. Macdonald Name: Edward P. Macdonald Title: Vice President
HARTFORD INVESTMENT MANAGEMENT COMPANY By: Name: Title:	HARTFORD FUNDS MANAGEMENT COMPANY, LLC (as successor to HL Investment Advisors, LLC for purposes of the Agreement) By: /s/ Vernon J. Meyer Name: Vernon J. Meyer Title: Chief Investment Officer
HIMCO DISTRIBUTION SERVICES COMPANY By: Name: Matthew J. Poznar Title: CEO, President
HARTFORD FUNDS DISTRIBUTORS, LLC (as successor to Hartford Securities Distribution Company, Inc. for purposes of this Agreement)

By: /s/ Walter Garger
Name: Walter Garger
Title: Managing Director, General
Counsel and Secretary

Parties to the Original Agreement and the amended Agreement
HARTFORD LIFE INSURANCE COMPANY On Its behalf an each Account named in Schedule A, as may be amended from time to time By: /s/ Lisa Proch Name: Lisa Proch Title: VP	AMERICAN FUNDS INSURANCE SERIES By: Name: Steven I. Koszalka Title: Secretary
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY On Its behalf an each Account named in Schedule A, as may be amended from time to time By: /s/ Lisa Proch Name: Lisa Proch Title: VP	CAPITAL RESEARCH AND MANAGEMENT COMPANY By: Name: Michael J. Downer Title: Senior Vice President and Secretary
AMERICAN FUNDS DISTRIBUTORS, LLC By: Name: Timothy W. McHale Title: Secretary

Parties to the Original Agreement and the amended Agreement
HARTFORD LIFE INSURANCE COMPANY On Its behalf an each Account named in Schedule A, as may be amended from time to time By: Name: Title:	AMERICAN FUNDS INSURANCE SERIES By: /s/ Steven I. Koszalka Name: Steven I. Koszalka Title: Secretary
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY On Its behalf an each Account named in Schedule A, as may be amended from time to time By: Name: Title:	CAPITAL RESEARCH AND MANAGEMENT COMPANY By: /s/ Michael J. Downer Name: Michael J. Downer Title: Senior Vice President and Secretary
AMERICAN FUNDS DISTRIBUTORS, LLC By: /s/ Timothy W.. McHale Name: Timothy W. McHale Title: Secretary

Approved for Signature by CRMC Legal Dept.	[illegible]

SCHEDULE C
HIMCO Variable Insurance Trust
HIMCO VIT American Funds Asset Allocation Fund
HIMCO VIT American Funds Blue Chip Income and Growth Fund
HIMCO VIT American Funds Bond Fund
HIMCO VIT American Funds Global Bond Fund
HIMCO VIT American Funds Global Growth and Income Fund
HIMCO VIT American Funds Global Growth Fund
HIMCO VIT American Funds Global Small Capitalization Fund
HIMCO VIT American Funds Growth Fund
HIMCO VIT American Funds Growth-Income Fund
HIMCO VIT American Funds International Fund
HIMCO VIT American Funds New World Fund

SCHEDULE D
Persons Authorized to Act on Behalf of the Adviser
CRMC, the Master Distributor, the Master Trust and their agents are authorized to rely on instructions from the following individuals on behalf of the Adviser on its own behalf and on behalf of the Feeder Fund and the Feeder Series:
Nancy T. Janiszewski, Senior Research Antilyst-Quant
Timothy Drechsler-Martell, Assistant Portfolio Analyst
Robert J. Knox, Associate Analyst, LDP

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made as of the day of January, 1997, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts").

WITNESSETH:

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
ARTICLE I
Sale of the Fund Shares

1.1    Subject to Section L3 of this Agreement, the Fund shall cause the Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter as its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter as its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund. The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section 1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.
1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and Article 4 of this Agreement.

1.11    So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then- current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. in the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4    The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5    The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the
1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.
2.9    The Company shall be responsible for assuring that any prospectus offering a
Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.10     Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes-Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will ' comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.
ARTICLE 4
Potential Conflicts

4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4    If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30 day- period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30- day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the
Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

4.8    Wand to the extent that Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the
Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statement or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination
6.1    This Agreement may be terminated by either party for any reason by six (6)
months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (I) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate_

6.5    This Agreement may be terminated at the option of the Company if (A) the
Internal Revenue Service determines that any Portfolio fails to qualify as a 'Regulated Investment Company" under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgement exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.
3
6.6    Notwithstanding any termination of this Agreement pursuant to this Article 6, upon the request of the Company the Fund may agree (which agreement shall not be unreasonably withheld) to make available additional Fund Shares for so long after the termination of this Agreement as the Fund desires pursuant to the terms and conditions of this Agreement as provided in Section 6.7 below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as 'Existing Contracts'). Specifically, without limitation, if the Fund or Underwriter so elects to make additional Shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

6.7    In the event of a termination of this Agreement pursuant to this Article 6, the Fund will promptly notify the Company regarding whether Underwriter and the Fund will continue to make Shares available after such termination. If the Fund elects to continue making shares available to the Company, the provisions of this Agreement shall remain in effect except for Section 6.1 and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 6.7, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be greater than nine months.

6.8    The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Funds, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company:

ITT Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in. two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under. this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10     No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

ITT HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ David A. Hall
David A. Hall
Name: Senior Vice President

Title:

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

By: [illegible]

Name:

Title:

Schedule A

Segregated Accounts of ITT Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account                     Date Established
ICMG Registered Variable Life                October 9, 1995
Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of ITT Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Global Strategy Focus Fund
Quality Equity Fund
American Balanced Fund
Equity Growth Fund
International Equity Focus Fund
Developing Capital Markets Focus Fund
Global Utility Focus Find
Natural Resources Focus Fund
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund

Schedule C

Persons Authorized to Act on Behalf of ITT Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of ITT Hartford Life and Annuity Insurance Company on its own behalf and on behalf of each Account:

Name                                Signature

Carol Lewis                            /s/ Carol Lewis

Julie DeFazio                            /s/ Julie DeFazio

Elsa Phin                            /s/ Elsa Phin

Sandra Cinqugrana                        /s/ Sandra Cinquegrana

AMENDMENT I TO THE
FUND PARTICIPATION AGREEMENT
BETWEEN
MERRILL LYNCH VARIABLE SERIES FUNDS, INC. AND
ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
EFFECTIVE JANUARY 1997 ("AMENDMENT")

THIS AMENDMENT to the Fund Participation Agreement, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts"), is made as of the
1st date of March, 1999.

WITNESSETH

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser; and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extend permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE 1
Sale of the Fund Shares

1.1    Subject to Section 1.3 of this Agreement, the Fund shall cause the
Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter or its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter or its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund_ The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section
1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only_
Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account.

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payments of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that the Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.

1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 1.10 and Article 4 of this Agreement.

1.11 So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then-current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. In the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4 The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to is use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

2.10 The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.11 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.

ARTICLE 4
Potential Conflicts
4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.
4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.
4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
4.4    If a material irreconcilable conflict arises because of a decision by the
Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.
4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.
4.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule
6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:
(a)    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)    arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination

6.1    This Agreement may be terminated by either party for any reason by six
(6) months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate.

6.5    This Agreement may be terminated at the option of the Company if (A)
the Internal Revenue Serve determines that any Portfolio fails to qualify as a 'Regulated Investment Company' under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.

6.6    Notwithstanding any termination of this Agreement but subject to Article
I, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of the Agreement, provided that the Company continues to comply with all of its obligations hereunder as if this Agreement had not been terminated.

6.7    The provisions of Article 5 shall survive the termination of this
Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Fund, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company

Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment 1 to the Fund Participation Agreement as of the date and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ James P. VanEtten
Name: James P. VanEtten
Title: Assistant Vice President

MERRI LYNCH VARIABLE SERIES FUND , INC.
By: /s/ Terry K. Glenn
Name: Terry K. Glenn
Title:    Executive Vice President

Schedule A

Segregated Accounts of Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account	Date Established October 9, 1995
ICMG Registered Variable Life Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Quality Equity Fund
American Balanced Fund (Closed May 1, 1999. No policyholders in fund.)
Special Value Focus Fund
International Equity Focus Fund (closed May 1, 1999. No policyholders in fund.)
Developing Capital Markets Focus Fund (closed May 1, 1999. No policyholders in fund.)
Global Utility Focus Fund
Natural Resources Focus Fund (closed May 1, 1999. No policyholders in fund.)
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund
Reserve Assets Fund
Capital Focus Fund
Global Growth Focus Fund

Schedule C

Persons Authorized to Act on Behalf of Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of each Account:

Name                            Signature

Carol Lewis, Assistant Director                /s/ Carol Lewis
Tibor Held, Accountant                    /s/ Tibor Held
Mark Strogoff, Accountant                    /s/ Mark Strogoff
Todd Farber, Accountant                    /s/ Todd Farber

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of 30th day of June, 2007 to the Fund Participation Agreement dated January 1997, as amended March 1, 1999 (the "Agreement"), by and between Hartford Life and Annuity Insurance Company (formerly known as ITT Hartford Life and Annuity Insurance Company) (the "Company") and BlackRock Variable Series Funds, Inc. (formerly known as Merrill Lynch Variable Series Funds, Inc.) (the "Fund") is hereby amended as follows:

1.    All parties agree to add Hartford Life Insurance Company, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.

2.    Company

References to "ITT Hartford Life and Annuity Insurance Company" are hereby changed to "Hartford Life and Annuity Insurance Company." "Company" shall collectively mean Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company.

3.    Fund

References to "Merrill Lynch Variable Series Funds, Inc." are hereby changed to "BlackRock Variable Series Funds, Inc." and "Fund" shall mean "BlackRock Variable Series Funds, Inc."

4.    Underwriter

References to "Merrill Lynch Funds Distributors, Inc. and "Underwriter" shalt mean "BlackRock Distributors, Inc."

5.    Investment Advisor

References to "Merrill Lynch Asset Management, L.P." and "MLAM" shall mean "BlackRock Advisors, LLC."

6.    Schedules A and B to the Agreement are hereby amended as attached hereto and made a part hereof. Schedules A and B shall be amended from time to time as reflected in Accounts registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

7.    Sections 2.1 and 2.2 are hereby amended to reflect that:

(a)    The Fund shall be, and remain responsible for the prompt payment, or reimbursement, as the case may be, to the Company of the reasonable costs and expenses associated with the following activities associated with the preparing, filing with the Securities and Exchange Commission and setting for printing shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information (collectively, the "Fund Materials"): (i) text composition and alterations; (ii) printing, mailing and distributing for use with existing Contract owners; and (iii) if requested by the Company, providing camera-ready film, computer diskettes or typeset electronic document files. The Company may choose to print Fund Materials, in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined on a pro-rata basis using the page count or portion thereof of the Fund Materials as compared to the total page count for the combined materials containing all other funds' materials.

(b)    Fund Materials shalt be supplied in final form to the Company as soon as reasonably possible following the filing thereof with the Securities and Exchange Commission; time being of the essence. The Parties recognize that the Company issues Contract prospectuses on a May 15t calendar year and therefore any Fund supplements issued off cycle result in additional costs and expenses, including special handling fees.

(c)    The Company will calculate the payment contemplated by this Section 2 and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Fund. The Fund agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

8.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof.

9.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control. Capitalized terms not defined in this Amendment shall have the definition set forth in the Agreement.

10.    This Amendment shalt be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

11.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY, on its behalf and each Account
named in Schedule A to the Fund Participation
Agreement as may be amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD LIFE INSURANCE COMPANY, on its
behalf and each Account named in Schedule A
to the Fund Participation Agreement, as may be
amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

BlackRock Variable Series Funds, Inc.

By: /s/ illegible
Name:
Title:

Schedule A
Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule B

Portfolios of BlackRock Variable Series Funds, Inc.

BlackRock Global Growth V.I. Fund (formerly Mercury Global Growth V.I. Fund, previously Merrill Lynch Global Growth Focus Fund)
BlackRock Large Cap Growth V.I. Fund

AMENDMENT NO. 3 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of March 31, 2010 and effective as of April 1, 2010 to the Fund Participation Agreement dated January 1997 (the "Agreement"), as amended March 1, 1999 ("Amendment No.1") and June 30, 2007 ("Amendment No. 2"), by and between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively the "Company") and BlackRock Variable Series Funds, Inc. (the "Fund") is hereby amended as follows:

1.     Underwriter

References to "Underwriter" shall mean "BlackRock Investments, LLC ("BRIL") a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended and the successor Underwriter to the Fund.

2.    Schedule A

Schedule A to the Agreement is hereby deleted and replaced with the attached Schedule A.

3.    Schedule B

Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

ARTICLE 3 Representations and Warranties Section 3.2 of the Agreement is hereby renamed as Section 3.2(a) and Section 3.2(b) of the Agreement is added as follows:

3.2(b)
Notwithstanding any other provision to the contrary in this Agreement for purposes of the exemption to the application of certain limitations provided in subparagraph (E) of Section 12(d)(1) of the 1940 Act, the Company, on its own behalf and on behalf of the Account(s) and each investment subdivision thereof, represent and warrants with respect to the shares of each investment portfolio of the Underlying Fund held by a subdivision of the Account(s):

(i)	Hartford Equity Sales Company is the principal underwriter for the Account(s) and the subdivisions of the Account(s) and a registered broker-dealer under the Securities Exchange Act of 1934;

(ii)	Fund Shares are the only investment securities held by the corresponding subdivisions of the Account(s); and

(iii)	The Company, on behalf of the corresponding subdivision, will:

(a)	vote the shares held by it in the same proportion as the vote of all other holders of such shares; and

(b)	refrain from substituting such shares unless the Securities and Exchange Commission has approved such substitution in the manner provided in Section 26 of the 1940 Act.

ARTICLE 7 Notices is hereby deleted and replaced with the following:

ARTICLE 7

Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

To the Fund:                        With a copy to:
BlackRock Variable Series Funds, Inc.            Robert Connolly, General Counsel
Attention: Brian Schmidt                    BlackRock, Inc.
40 East 52nd Street                    40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Underwriter:                    With a copy to:
BlackRock Investments, LLC                BlackRock Investments, LLC
Attn: Frank Porcelli                     Attn: Rick Forio
40 East 52nd Street                     40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Company:                        With a copy to:

Hartford Life Insurance Company                    Hartford Life Private Placement
200 Hopmeadow Street                         100 Campus Drive, Suite 250
Simsbury, CT 06089                         Florham Park, NJ 07932
Attn: General Counsel                        Attn: VP, Product Management
Fax: 860-843-8665                        Fax: 973-966-6330

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.
By: /s/ Denis R. Molleur
Name: Denis R. Molleur
Title: Assistant Secretary

HARTFORD LIFE ND ANNUI INSURANCE COMPANY, on its behalf and each Account named in
Schedule A to the Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY, on its behalf and each Account named in Schedule A to the
Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

Schedule A

Hartford Life Insurance Company
Separate Account Two
Separate Account Seven
Separate Account ICMG Series I
Separate Account ICMG Series 11
Separate Account ICMG Series 11A
Separate Account ICMG Series 11B
Separate Account ICMG Series 11C
Separate Account ICMG Series 11D
Separate Account ICMG Series III
Separate Account ICMG Series 111A
Separate Account ICMG Series IIIB
Separate Account ICMG Series IV
Separate Account ICMG Series VII
Hartford Life Insurance Company PPVA Separate Account

Hartford Life and Annuity Insurance Company
Separate Account One
Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series 1 and IR
Hartford Leaders Solution Outlook Series I and IR
Series I
Series 11
Series 11A
Series 11B
Series 11C
Series IlD
Series III
Series IIIA
Series IIIB
Series IIIC
Series IIID
Series IIIV
Series IMF
Series IV
Series IVA
Series IVB
Series WC
Series IVD
Series IVE
Series IVF
Series IVG
Series IVH
Series IVJ
Series IVK
Series IVL
Series 4V
Hartford Life Private Placement Variable Life Insurance Select Seriessm
Hartford Life Private Placement Variable Life Insurance Advisor Seriessm
Hartford Life Private Placement Variable Annuity Select Series

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, inc. Available Class I, Class II and Class III shares of:

CUSIP	TICKER	FUND NAME	CLASS
09253L108	AMBLI	BlackRock Balanced Capital V.I. Fund	1
09253L405	BAVLI	BlackRock Basic Value V.1. Fund	1
09253L504	BAVII	BlackRock Basic Value V.I. Fund	II
09253L603	BVIII	BlackRock Basic Value V.I. Fund	III
09253L843	FDGRI	BlackRock Fundamental Growth V.I. Fund	I
09253L777	GLALI	BlackRock Global Allocation V.I. Fund	I
09253L769	GLAII	BlackRock Global Allocation V.I. Fund	II
09253L751	GAIII	BlackRock Global Allocation V.I. Fund	III
092531_819	GLGRI	BlackRock Global Growth V.I. Fund	I
09253L785	GGIII	BlackRock Global Growth V.I. Fund	III
09253L744	GVBDI	BlackRock Government Income V.I. Fund	I
09253L710	HICUI	BlackRock High Income V.I. Fund	I
09253L645	IVVVI	BlackRock International Value V.I. Fund	I
09253L611	LGCCI	BlackRock Large Cap Core V.I. Fund	I
09253L595	LGCII	BlackRock Large Cap Core V.I. Fund	II
09253L587	LCIII	BlackRock Large Cap Core V.I. Fund	III
09253L579	LGGGI	BlackRock Large Cap Growth V.I. Fund	I
09253L553	LGIII	BlackRock Large Cap Growth V.I. Fund	ill
09253L546	LCVAX	BlackRock Large Cap Value V.I. Fund	I
09253L538	LCVBX	BlackRock Large Cap Value V.I. Fund	II
09253L520	LV111	BlackRock Large Cap Value V.I. Fund	111
09253L876	DMMKI	BlackRock Money Market V.I. Fund *	I
09253L678	IDXVI	BlackRock saP 500 Index V.I. Fund	I
09253L660	IXVI1	BlackRock sap 500 Index V.I. Fund	II
09253L702	CRBDI	BlackRock Total Return V.I. Fund	I
09253L512	UTTLI	BlackRock Utilities and Telecommunications V.I. Fund	I
09253L470	SMCPI	BlackRock Value Opportunities V.I. Fund	I
09253L462	SMCII	BlackRock Value Opportunities V.I. Fund	11
09253L454	SCIII	BlackRock Value Opportunities V.I. Fund	III

* No fees will be paid on the BlackRock Money Market V.I. Fund
On or about May 1, 2010 the BlackRock Fundamental Growth V.I. Fund will be renamed the BlackRock Capital Appreciation V.I. Fund
On or about May 1, 2010 the BlackRock Global Growth V.I. Fund will be renamed the BlackRock Global Opportunities V.I. Fund

PARTICIPATION AGREEMENT
BY AND AMONG

HARTFORD LIFE INSURANCE COMPANY and
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
EACH ON BEHALF OF ITSELF AND
ITS SEPARATE ACCOUNTS

AND

SALOMON BROTHERS ASSET MANAGEMENT INC

AND

SALOMON BROTHERS VARIABLE SERIES FUNDS INC

G: \shared\Leonard\ participationagmtvariable series.doc

PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of December    1999
("Agreement"). by a.nd among Salomon Brothers Variable Series Funds Inc, a Maryland corporation (the "Fund'), Salomon Brothers Asset Management Inc, a Delaware Corporation (the "Adviser") and each of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each a Connecticut life insurance company (each a "LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts").

WITNESSETH THAT:
WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
WHEREAS, the Fund is available to the extent set forth herein to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have mitered inc.° participation agreements with the Fund and ("Participating Insurance Companies");
WHEREAS, the Fund currently consists of eight separate investment portfolios, shares ("Shares") of each of which are registered under Inc Securities Act of 1933, as amended (the '1931 Act");
WHEREAS, the Fund will make shares of each investment portfolio of the Fund listed on Schedule A hereto (each, a "Portfolio" and collectively, the "Portfolios") as the Parties hereto may amend from time to time available for purchase by the Accounts;
WHEREAS, the Fund has received an order (the "Order') from the SEC to permit Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to end held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies;
WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance policies (collectively, the "Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts, if required by applicable law, will be registered under the 1933 Act;
WHEREAS, LIFE COMPANY will, to the extent set forth herein, fund the variable life insurance policies and variable annuity contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts", reference herein to an "Account' includes reference to each Subaccount thereof to the extent the context requires);

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom);
WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Portfolios on behalf of the Accounts to fund the Contracts; and
NOW. THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows.
Section 1. Available Portfolios

1.1    Available Portfolios
The Fund will make Shares of each Portfolio listed on Schedule A available to LIFE COMPANY for purchase and redemption at net asset value next computed after the Fund's receipt or a purchase or redemption order and with no sales charges, in accordance with the Fund's then current prospectus and subject to the terms and conditions of this Agreement. Board of Directors of the Fund may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the beet interests of the shareholders of such Portfolio.
1.2    Addition, Deletion or Modification of Portfolios
The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding alternatives for the Contracts, or to delete or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio, the Fund, or its Shares herein shall include a reference to all Portfolios set forth or Schedule A as then amended. Schedule A as amended from time to time, is incorporated herein by reference and is a part hereof.
1.3     No Sale to the General Public
The Fund represents that shares of the Portfolios will he sold only to Participating insurance Companies, their separate accounts and qualified pension and retirement plans ("Plans") and that no Shares or any Portfolio have been or will be sold to the general public.
Section 2. Processing Transactions
2.1     Placing Orders
(a)    The Fund or its designated agent will use its best effort to provide LIFE
COMPANY with the net asset value per Share for each Portfolio by 6.00 pm, Eastern Time on each Bulimia Day As used herein, 'Business Day" shall Mall any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) the Fund calculates the Portfolios' net asset value.

(b)    LIFE COMPANY will use the data provided by the Fund each Business Day pursuant to paragraph (a) immediately above to calculate Account emit values and to process transactions that receive that same Business Day's Account unit values LIFE COMPANY will perform such Account processing the same Business Day, and will place corresponding orders 10 purchase or redeem Shares with the Fund by 9:30a.m. Eastern Time the following Business Day.
(c)    With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by the Fund, LIFE COMPANY and the Fund shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with Section 2.2, below.

(d)    If the Fund provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.
2.2     Payments

(a)    LIFE COMPANY shall pay for Shares of each Portfolio on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by I:00 P.M. Eastern Time on the day the Fund is notified of the purchase request for Shares. If payment in federal funds for any purchase is not received, or is received by the Fund after 1:00 p.m. Eastern Time on such Business Day, LIFE COMPANY shall promptly, upon the Fund's request in writing, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of non-payment or late payment.

(b)    The Fund will wire payment in federal funds for net redemptions to an account designated by LIFE COMPANY by 1:00 part Eastern Time on the business day the order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act, The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by LIFE COMPANY.
2.3     Applicable Price
(a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Portfolios next computed after receipt by the Fund or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of the Fund for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by the Fund, provided that the Fund receives notice of such orders by 9 30 a.m. Eastern Time on the following Business Day.
(b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Portfolios next computed after receipt by the Fund or its designated agent of the order therefor, and such orders will be irrevocable.
2.4     Dividends and Distributions
The Fund will furnish notice to LIFE COMPANY by wire or telephone (followed by written confirmation) one week prior to the payment date of any income dividends or capital gain distributions payable on the Shares of any Portfolio, to the extent practicable, but in no event later than the date of such payment. LIFE COMPANY hereby elects to reinvest all dividends and capital gain distributions in additional Shares or the corresponding Portfolio at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies the Fund in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capitol gain distributions in cash. Any such revocation will take effect with respect to the next income dividend or capital gain distribution following receipt by the Fund of such notification from LIFE COMPANY.
2.5     Bank Entry
Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from the Fund will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Accounts.
Section 3. Cost and Expenses
3.1     General

(a)    Except as otherwise specifically provided herein, each party will bear ail expenses incident to its performance under this Agreement.

(b)    The Fund shall pay no fee or other compensation to the LIFE COMPANY under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to the LIFE COMPANY or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing, Presently, no such payments are contemplated.
3.2    Registration

(a)    The Fund will bear the cost of its registering es a management investment company under the 1940 Act and registering its Shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to the Fund and its Shares and payment of all applicable registration or filing fees with respect to any of the foregoing.

(b)    LIFE COMPANY will bear the cost of registering, to the extent required, each Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Role 24f-2 Notices with respect to each Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
3.3    Expenses
(a) The Fund, at its expense, will print and provide LIFE COMPANY with as many copies. of the Fund's prospectus and statement of additional information and any amendments or supplements thereto (collectively the "Fund Prospectus") as LIFE COMPANY may reasonably request to deliver to existing Contract Owners. At LIFE COMPANY's request, the Fund will provide, in its expense and in lieu of printed Fund Prospectuses, camera-ready film or computer diskettes containing the Fund Prospectus. LIFE COMPANY will deliver, at the Fund's expense, the Fund Prospectus to existing Contract Owners. LIFE COMPANY may elect to have the Fund Prospectus printed in combination with other fund companies' prospectuses and statements of additional information. In this case, the Fund's share of the cost of the total expense for the prospectus containing all Portfolios offered under the Contract shall be pro rata based upon page count of the prospectus of the Portfolios as compared to the total page count for the combined prospectus containing all other funds offered under the Contracts. LIFE COMPANY shall provide, at the Fund's request, all information reasonably requested to verify the number of existing Contract Owners to whom the Fund Prospectus wilt be delivered.
(b)    LIFE COMPANY, at its expense, will print and deliver the Account prospectus, statement of additional information and any amendments or supplements thereto
(collectively the "Account Prospectus") and the Fund Prospectus to prospective Contract Owners. However, if LIFE COMPANY chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund Prospectus, the Fund shall bear the cost of providing the Fund Prospectus in that format.
(c)     The Fund, at its expense, will provide LIFE COMPANY with copies of its reports to shareholder and other communications to shareholders in such quantity as LIFE COMPANY shall reasonably require for distributing to existing Contract Owners.
(d) The Fund will provide LIFE COMPANY with copies of its proxy solicitations. LIFE COMPANY, at the Fund's expense, will, to the extent requited b law, (1) distribute proxy materials to eligible Contract Owners, (2) solicit voting instructions from eligible Contract Owners, (3) vote the Fund shares in accordance with instructions received from Contract Owners, and (4) if required by law, vote Fund shares for which no instructions have been received in the same proportion as shares of the Fund for which instructions have be received to the extent permitted by applicable laws, LIFE COMPANY reserves the right to vote Fund shares held in any Separate Account in its own right.
3.5.    Parties To Cooperate

Each Party agrees to cooperate with the other, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Fund and the Accounts.

Section 4. Legal Compliance
4.1     Tax Laws
(a)     The Fund represents and warrants that it will elect to be qualified as a regulated investment company ("R1C") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and further represents and warrants that it will maintain its qualification as a RIC and will comply with the diversification requirements set forth in Section 817(h) of the Code and the regulations promulgated thereunder. The Fund will notify LIFE COMPANY immediately upon having a reasonable basis for believing that it has ceased to so qualify or so comply, or that it might not so qualify or so comply in the future. In the event the Fund ceases to so qualify, it will take all reasonable steps (1) to notify LIFE COMPANY immediately of such event and (2) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation Section I.8l7-5.
(b)     LIFE COMPANY represents and warrants that, unless caused by the Fund's failure to comply with the diversification requirements set forth above, the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; LIFE COMPANY will notify the Fund immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
(c)     LIFE COMPANY represents and warrants that each Account is a "segregated asset exeunt" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract." within the meaning of such terms under Section 817 of the Code and the regulations promulgated thereunder. LIFE COMPANY will continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis lot believing that such requirements have ceased to be met or that they might not be met in the future.
4.2     Insurance and Certain Other Laws

(a)    LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under all applicable laws and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under all applicable laws and regulations, and (iii) the Contracts comply in all material respects with all applicable federal and state laws and regulations.

(b)    The Fund represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full corporate power, authority, and legal right to execute, deliver, and perform its duties and comply with all obligations under this Agreement. Notwithstanding the foregoing, the Fund, makes no representations as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

(c)    The Adviser represents that it is and warrants that it shall remain duly registered as an investment adviser under all applicable federal and state securities laws and agrees that it shell perform its obligations to the Fund in accordance in all material respects with such laws.
(d)     LIFE COMPANY acknowledges and agrees that it is the responsibility of LIFE COMPANY and other Participating Insurance Companies to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to LIFE COMPANY, for any such determination or the correctness of each determination. LIFE COMPANY has determined that the investment restrictions set forth in the current Fund Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios a result of the Accounts' investment therein. LIFE COMPANY shall inform the

Fund of any additional investment restrictions imposed by state insurance law after the date of this agreement that may become applicable to the Fund or any Portfolio from time to time is a result of the Accounts' investment therein. Upon receipt of any such information from LIVE COMPANY or any other Participating Insurance Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interest of shareholders to comply with a restriction determined to be applicable by the LIFE COMPANY, the Fund shall so inform LIFE COMPANY, and the Fund and LIFE COMPANY shall discuss alternative accommodations in the circumstances.
4.3     Securities Laws

(a)    LIFE COMPANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized, for issuance and, sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and applicable state law, (iii) each Account is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts of as may otherwise be required by applicable law, (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (viii) all of its directors., officers, employees, investment advisers, and other individual entities having access to the funds and/or securities of any Portfolio are and continue to be at all times covered by a blanket fidelity bond or similar coverage covering such risks and in such amount as is customary for companies engaged in similar businesses in similar industries. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

(b)    The Fund represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and will be duly authorized for issuance and sold in compliance with federal and Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, vi) the Fund's Prospectus will at all times comply in all material respects with the requirements of the 193 Act and the rules thereunder and (vii) all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of any Portfolio are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not lass than the minimal coverage as required currently by Rule I7g-(1) of the 1940 Act or related provisions as may be promulgated from time to time.The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
(c)     The Fund will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction or and to the extent reasonably deemed advisable by the Fund.
4.4    Notice of Certain Proceedings and Other Circumstances

(a)    The Fund will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or the Fund Prospectus that may affect the offering of Shares of any Portfolio, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Shares of any Portfolio, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which such Shares are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. The Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is is recd, to obtain the lifting thereof at the earliest possible time.
(b)    LIFE COMPANY will immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, iii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of any Portfolio, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (v) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lining thereof at the earliest possible time.

4.5    Documents Provided by Life Company; Information About the Fund

(a)LIFE COMPANY will provide to the Fund or its designated agent upon request at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts as soon as possible after the request.

(b)    LIFE COMPANY will provide to the Fund or its designated agent at least one (1) complete Copy of each piece of sales literature or other promotional material in which any Portfolio, the Fund or any of its affiliates is named, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall he used if the Fund or its designated agent objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

(c)    Neither LIFE COMPANY nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning any Portfolio, the fund or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the then current registration statement including the Fund Prospectus contained therein, relating to Shares, as such registration statement and the Fund Prospectus may be amended from time to time, (ii) in reports or proxy materials for the Fund, (iii) in published reports for the Fund that are in the public domain and approved by the Fund for distribution by LIFE COMPANY, or (iv) in sales literature or other promotional material approved by the fund for use by LIFE COMPANY, except with the express written permission of the Fund

(d)    LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information prepared or approved by LIFE COMPANY and not approved in advance by the Fund concerning the Fund and its affiliates that is intended for use only by brokers or agents selling the Contracts information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither the Fund nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.
(e) For the purposes of this section 4.3, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g. on-line networks such as the Internet or other electronic messages)), sales literature (i.e, any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some at all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertisimg under the NASD rules, the 1933 Act or the 1940 Act.
4.6    Documents Provided by Fund; Information about LIFE COMPANY

(a)    The Fund will provide to LIFE COMPANY upon request at least one (I) complete copy of all SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or the Shares of a Portfolio, as soon as possible after the request

(b)    The Fund will provide to LIFE COMPANY copies of all Fund prospectuses. and printed copies of all statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Portfolio. The Fund will provide such copies to LIFE COMPANY in a timely manner so as to enable the LIFE COMPANY to print and distribute such materials within the time required by law to be furnished to Participants.
(c)     The Fund will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such matieral shall be used if LIFE COMPANY or its designated agent reasonably objects to such use within ten (10) Business Day's after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.
(d)    Neither the Field nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution, or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express, written permission of LIFE COMPANY.
(e)     The Fund shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for "distribution to Participants") ("broker only materials") is so used, and neither LIFE COMP ANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.
(f)     For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employee, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy material, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

Section 5. Mixed and Shared Funding
LIFE COMPANY acknowledges that the Fund has the Order granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating insurance Companies, as well as by Plans. Any conditions or undertakings that are imposed on LIFE COMPANY and the Fund by virtue of such order are be incorporated herein by reference, as of the date such order is granted, as though set forth herein in full, and the parties to this Agreement shall comply with all conditions and undertakings to the extent applicable to each such party.
Section 6. Termination
6.1     Events of Termination
Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:
(a)     at the option of any party, with or without cause, upon one (1) year advance written notice to the other parties; or
(b)    at the option of LIFE COMPANY if shares of a Portfolio are not reasonably available to meet the requirements of the Contracts as determined by LIFE COMPANY provided, however, that such a termination shall apply only to the Portfolio(s) not available. Prompt written notice of the election to terminate for such cause shall be furnished by LIFE COMPANY to the Fund;

(c)    at the option of the Fund upon institution of formal proceeding against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares. if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio with respect to which the Agreement is to be terminated; or

(d)    the option of LIFE COMPANY upon institution at formal proceedings against the Fund, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's obligations under this Agreement or related to the operation or management of the applicable Portfolio or the purchase of the applicable Portfolios, if, in each use, LIFE COMPANY reasonably determines that such proceedings, or the facts an which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Portfolio with respect to which the Agreement is to be terminated; or
(e)     at the option of any party in the event that (i) a Portfolio's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issuer! by LIFE COMPANY; or
(f) it the option of LIFE COMPANY if the applicable Portfolio ceases to qualify as an RIC under Subchapter M of the Code or under successor or similar provisions or fails to comply with the diversification requirements of Section 817(h) of the Code or such requirements under successor or similar provisions or if Life Company reasonably believes the applicable Portfolio may so cease to qualify or comply and, in each case, the Fund upon written request fails to provide reasonable assurance that it will take action to cure or correct such failure; or
(g)     at the option of the Fund if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code, provided however, such failure is not caused by the Fund, or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law and, in each case, LIFE COMPANY upon written request fails to provide reasonable assurance that it will take action to cure or correct such failure, or
(h)     at the option of the Fund by written notice to LIFE COMPANY, if the Fund shall determine in its sole judgment exercised in good faith, that LIFE COMPANY and/or its affiliated companies has suffered a material adverse change in its business. operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and such condition has not been cured or corrected within 30 days; or
(i)    at the option of LIFE COMPANY by written notice to the Fund, if LIFE COMPANY shall determine in its sole judgment exercised in good faith, that the Fund and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and such condition has not been cured or corrected within 30 days; or
(j)    at the option of LIFE COMPANY by written notice to the Fund, if LIFE COMPANY shall determine in its sole judgment exercised in good faith, that the Adviser and/or its affiliated companies has suffered a material adverse change in its business operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and such condition has not been cured or corrected within 30 days; or
(k)    at the option of either party upon a determination by a majority of the Fund's Board of Directors, or a majority of the Fund's disinterested directors, that an irreconcilable material conflict exists among the interests of: (1) all contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund; or
(1)     at the option of any party upon another party's material breach of any provision of this Agreement and such breach has not been cured or corrected within 30 days; or
(m)     with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) or upon the receipt of a substitution order by the SEC to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media LIFE COMPANY will give at least 30 days prior written notice to the Fund of the date of any proposed vote to replant the Funds shares; or
(n)     at the option of the Fund if it suspends or terminates the offering of Shares or the applicable Portfolio to all Participating insurance Companies or only designated Participating Insurance Companies, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund acting in good faith, suspension or termination is necessary in the best interests of the shareholders of the applicable Portfolio (it being understood that "shareholders" for this purpose shall mean Participants), such notice effective immediately upon receipt of written notice, it being understood that a lack Participating Insurance Companies interest in the applicable Portfolio may be grounds for suspension or termination as to such Portfolio.
6.2     Notice Requirement for Termination
No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:
(a)     in the event that any termination is based upon the provisions of Section 6.1(a) hereof, such prior written notice shall be given at least one (1) year in advance of the effective date of termination, unless a shorter time is agreed to by the Parties hereto;
(b)     in the event that any termination is based upon the provisions of Section 6.1(b), 6.l( c), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(h), 6.1(i), 6.1(j), 6.1(k), 6.1(1), 6,1(m), or 6.1(n) hereof, such prior written notice shall be given at least 30 days in advance of the effective date of termination unless another time is agreed to by the Parties hereto; and.

6.3     Fund to Remain Available

Notwithstanding any termination of this Agreement, the Fund will, at the option of LIFE COMPANY, continue to make available additional shares of a Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in Portfolios of the Fund (as in effect on such date), redeem investments in Portfolios of the Fund and/or invest in Portfolios of the Fund upon the making or additional purchase payments under the Existing Contracts notwithstanding any termination of this Agreement, LIFE COMPANY agrees to distribute to holders of Existing Contracts all materials required by law in be distributed to such holders (including, without limitation, prospectuses, statements of additional information, proxy materials and periodic reports). The parties agree that this Section 6.3 will not apply to any terminations under the conditions of the Order and the effect of such terminations will be governed by the Order
6.4     Survival of Warranties and Indemnifications
Alt warranties and indemnifications will survive the termination of this Agreement.

Section 7. Parties To Cooperate Respecting Termination
Subject to the provisions of Section 6.3 hereof the Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of the applicable Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.
Section 8. Assignment
This Agreement may not be assigned by any party, except with the prior written consent of all the Parties.
Section 9. Notices
Notices and communications required or permitted by Section 9 hereof will he given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, of such other persons, Addresses or facsimile numbers as the party receiving such notices or communications may subsequently direct in writing.
Hartford Life Insurance Company
Hartford Life and Annuity insurance Company
200 Hopmeadow Street
Simsbury, CT 06104-2999
Attn.: Tom Marra
With copy to: Lynda Gudkin
Salomon Brothers Variable Series Funds Inc.
7 World Trade Center
New York New York 10048
Facsimile: (212) 783-3357
Attn.: Secretary
Section 10. Voting Procedures

Subject to the cost allocation procedures set forth in Section 3 hereof LIFE COMPANY will distribute proxy material furnished by the Fund to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges arc extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants.

Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for ensuring that each of its Accounts holding Shares calculates voting privileges in the manner required by the Order obtained by the Fund. The Fund will notify LIFE COMPANY of any amendments to the Order it has obtained.
Section 11. Indemnification
11.1     Of the Fund bv LIFE COMPANY
(a)    Except to the extent provided in Sections 11.1(b) and 11.1(c), below, LIFE COMPANY agrees to indemnify and hold 'harmless the Fund, its affiliates, and each person, if any, who controls the Fund or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.1) against any and all losses, claims, damages, costs, expenses. liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY) or actions in respect thereof (including, to the extent reasonable, legal and other expenses). to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise insofar as such losses, damages, costs, expenses, liabilities or actions:
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein as necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with written information furnished to LIFE COMPANY by or on behalf of the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or
(ii)    arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, or its respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws) or subject to its authorization, including without limitation, broker-dealers or agents authorized to sell the Contracts, in connection with the sale, marketing or distribution of the Contracts or Shares; or
(iii)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Find, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or its affiliates by or on behalf of LIFE COMPANY or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

(iv)    arise as a result of any failure by LIFE COMPANY or persons under its control (or subject to its authorization) to perform the obligations, provide the services and furnish the materials required under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or persons under its control (or subject to its authorization); or

(v)    arise as a result of failure to transmit a request for purchase or redemption of Shares or payment therefor within the time period specified herein and otherwise in accordance with the procedures set forth in this Agreement, or

(vi)    arise as a result of any unauthorized use of the trade names of the Fund to the extent such use is not required by applicable law or regulation.

(b)    This indemnification is in addition to any liability that LIFE COMPANY may otherwise have LIFE COMPANY shall not be liable under this Section 11.1 with respect to any losses, claims, damages, cogs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gain negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to the Fund.

(c)    LIFE COMPANY shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Fund shall have notified LIFE COMPANY in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but LIFE COMPANY shall he relieved of liability under this Section 11.1 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify LIFE COMPANY of any such action shall not relieve LIFE COMPANY from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on Account of this Section 11.1. Except as otherwise provided herein, in case any such action is brought against our Indemnified Party, LIFE COMPANY shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall riot be unreasonably withheld. After notice from LIFE COMPANY to such indemnified Party of L1FE COMPANY'S election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
11.2     Of LIFE COMPANY by the Fund
(a)    Except to the extent provided in Sections 11.2(b), 11.2(c) and 11.2(d) below, the Fund agrees to indemnify and hold harmless LIFE COMPANY, its affiliates and each person, if any, who controls LIFE COMPANY or its affiliates within the meaning of Section 15 of the 1933 Act and each or their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all tones, claims. damages, costs, expanses, liabilities (including amounts paid in settlement with the written consent of the Fund) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Party may become subject under any statute, regulation, at common law, or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Prospectus or sales literature or advertising of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that this agreement to indemnify shall not apply to any indemnified Party if such statement or minion or such alleged statement or omission was made in reliance upon and is conformity with written information furnished to the Fund or its affiliates by or on behalf of LIFE COMPANY or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or ems amendment or supplement to any of the foregoing.); or

(ii)    arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Fund or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Fund or its affiliates or persons under its control (including. without limitation, their employees and "Associated Persons" as that Term is defined in Section (n) of Article 1 of the NASD By-Laws), in connection with the sale, marketing or distribution of Fund Shares; or
(iii)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if each statement or omission was made in reliance upon and in conformity with written information furnished to LIFE COMPANY, or its affiliates by or on behalf of the Fund far use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or
(iv)    arise as a result of any failure by the Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement including, without limitation, any failure of the Fund or its designated agent to inform LIFE COMPANY of the correct net asset values per share for each Portfolio on a timely basis sufficient to ensure the timely execution of all purchase and redemption orders at the correct net asset value per share, or any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.
(b)    This indemnification is in addition to any liability that the Fund may otherwise have. The Fund shall not be liable under this Section 11.2 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, each Account or Participants.
(c)    The Fund shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless the indemnified Party shall have notified the Fund in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but the Fund shall be relieved of liability under this Section 11.2 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify the Fund of any such action shall not relieve the Fund from any liability which it may have to the Indemnified Party against any such action is brought otherwise than on account of this Section 11.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Fund will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Fund to such Indemnified Party of the Fund's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Fund and shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such

Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Patty independently in connection with the defense thereof, other than reasonable costs of investigation.
11.3     Of LIFE COMPANY by the Adviser
(a)    Except to the extent provided in Section 11.3(b), 11.3(c), and 1.3(d), below, the Adviser agrees to indemnify and hold harmless LIFE COMPANY, its affiliate, and each person, if any, who controls LIFE COMPANY or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective direction and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of the fund) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the indemnified Parties may become subject under any statute, regulation, at common law, or otherwise., insofar as such losses, claims, damages, costs, expenses. liabilities or actions:
(i)    arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the Fund's 1933 Act registration statement, Prospectus or sales literature or advertising of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply to any indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Adviser, the Fund or their affiliates by or on behalf of LIFE COMPANY or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing), or
(ii)    arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Adviser, the Fund or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Adviser, the Fund or their affiliates or persons under their control including, without limitation, their employees and "Associated Persons" as that term is defined in Section (a) of Article 1 of the NASD By-Laws), in connection with the sale, marketing or distribution of Fund Shares; or
(iii)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1931 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to LIFE COMPANY, or its affiliates by or on behalf of the Adviser or the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts or any amendment or supplement to any of the foregoing; or
(iv)    arise as a result of any failure by the Adviser of the Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, including, without limitation, any failure of the Fund of its designated agent to inform LIFE COMPANY of the correct net asset values per share for each Portfolio on a timely basis sufficient to ensure the timely execution of all purchase and redemption orders at the correct net asset value per share, or any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.
(b)    This indemnification is in addition to any liability that the Adviser may otherwise have. The Adviser shall not be liable under this Section 11.3 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, each Account or Participants.
(c)    The Adviser shall not be liable under this Section 11.3 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified the Adviser in writing promptly after the summons or other first legal process giving information or the nature of the action shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but the Adviser shall he relieved of liability under this Section 11.3 only to the extent the indemnifying party is damaged solely by reason of such Party's failure to so notify and failure to notify the Adviser of any such action shall not relieve the Adviser from any liability which it may have to the indemnified Party against whom such action is brought otherwise than on account of this Section 11.3. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Adviser to such Indemnified Party of the Adviser's election to assume the defense thereof the indemnified Party will cooperate fully with the Fund and shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation
11.4    Effect of Notice
Any notice given by the indemnifying party to an Indemnified Party referred to in Sections 11.1(c), 11.2(c) or 11.3(c) above of participation in or control of any action by the indemnifying party will in no event be deemed to be an admission by the indemnifying party of liability, culpability or responsibility. and the indemnifying party will remain free to contest liability with respect to the claim among the Parties or otherwise.
11.5     Successors
A successor by law of any party shall be entitled to the benefits of the indemnification contained in this Section 11.
11.6    Obligations of the Fund
All persons dealing with the Fund must look solely to the property of the applicable Portfolio for the enforcement of any claims against the Fund as neither the Board, Officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.
Section 12. Applicable Law

(a)    This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of Laws.

(b)    This Agreement shall be subject to the provisions of the 1933 Act, 1934 and 1940 Act and the rules and regulations and ratings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Order) and the terms hereof shall be interpreted and construed in accordance therewith.
Section 13. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together with constitute one and the same instrument.

Section 14. Severability
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement skill not be affected thereby.
Section 15. Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
Section 16. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.
Section 17. Confidentiality
Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of customers of the other party and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not, without the express written consent of the affected party, disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may tome into the public domain.
Section 18. Trademarks and Fund Names

(a)    Salomon Brothers Asset Management Inc, the adviser to the Fund and its affiliates own all right, title and interest in and to the names, trademarks and service marks "Salomon" and "Salomon Brothers" and such other tradenames, trademarks and service marks as may be identified to LIFE COMPANY from time to time (the "Salomon licensed marks"). Upon termination of this Agreement LIFE COMPANY and its affiliates shall cease to use the Salomon licensed marks, except to the extent required by Law or regulation.

(b)    LIFE COMPANY and its affiliates, own all right, title and interest in and to the names, trademarks, product names and service marks "Hartford," "Hartford Life" and such other tradenames, trademarks and service marks as may be identified to the Adviser and/or the Fund from time to time (the "Hartford" licensed marks) Upon termination of this Agreement the Fund, the Adviser and their affiliates shall cease to use the Hartford licensed marks, except to the extent required by law or regulation.

Section 19. Parties to Cooperate
Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without imitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing, below.
SALOMON BROTHERS VARIABLE SERIES
FUNDS, INC.

Attest: /s/ Robert Vgliante                    Attest: /s/ Heath B. McLendon

Name: Robert Vegliante                    Name: Heath B. McLendon

Title: Asst Secretary                    Title: President

SALOMON BROTHERS ASSET
MANAGEMENT, INC.

Attest: /s/ Robert Vgliante                    Attest: /s/ Heath B. McLendon

Name: Robert Vegliante                    Name: Heath B. McLendon

Title: Asst Secretary                    Title: President

HARTFORD LIFE INSURANCE COMPANY
on behalf of itself and its separate accounts

Attest:                            Attest:

Name:                            Name:

Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
on behalf of itself and its separate accounts

Attest:                            Attest:

Name:                            Name:

Title:                            Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing, below.
SALOMON BROTHERS VARIABLE SERIES
FUNDS, INC.

Attest:                            Attest:

Name:                            Name:

Title:                            Title:

SALOMON BROTHERS ASSET
MANAGEMENT, INC.

Attest:                            Attest:

Name:                            Name:

Title:                            Title:

HARTFORD LIFE INSURANCE COMPANY
on behalf of itself and its separate accounts

Attest: /s/ Marianne O'Doherty                Attest: /s/ Bruce Ferris

Name: Marianne O'Doherty                Name: Bruce Ferris

Title: Counsel                        Title: VP

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
on behalf of itself and its separate accounts

Attest: /s/ Marianne O'Doherty                Attest: /s/ Bruce Ferris

Name: Marianne O'Doherty                Name: Bruce Ferris

Title: Counsel                        Title: VP

SCHEDULE A
PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
SEPARATE ACCOUNTS ULTILIZING THE FUNDS
Hartford Life Insurance Company Separate Account Seven
Harford Life and Annuity Insurance Company Separate Account Seven

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

FIRST AMENDMENT TO
PARTICIPATION AGREEMENT
THIS AMENDMENT, effective as of this 28 day of April, 2007 by and among Hartford Life Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (formerly known as Salomon Brothers Variable Series Funds Inc) ("Trust"); Legg Mason Investor Services LLC (formerly known as Citigroup Global Markets, Inc. ("Distributor").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated December 1999, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.    The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

2.    Trust registration statement supplements shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Trust will provide the Company with updated shareholder reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.

3.    The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Company will calculate the payment contemplated and the Distributor will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

4.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceec ings.

5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties..

6.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

7.    This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each of their respective separate accounts named in Schedule A, as amended.
By: /s/ Robert S. Arena
Name: Robert S. Arena
Title:     SVP
Date:     4/27/07

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:
Name:
Title:
Date:

LEGG MASON PARTNERS VARIABLE INCOME TRUST

By:
Name:
Title:
Date:

LEGG MASON INVESTOR SERVICES LLC

By:
Name:
Title:
Date:

IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each of their respective separate accounts named in Schedule A, as amended.
By: /s/ Robert S. Arena
Name: Robert S. Arena
Title:     SVP
Date:     5/03/07

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:    __[illegible]___________________
Name:     _____________________________
Title:     _____________________________
Date:    _____________________________

LEGG MASON PARTNERS VARIABLE INCOME TRUST

By:    __[illegible]___________________
Name:     _____________________________
Title:     _____________________________
Date:    _____________________________

LEGG MASON INVESTOR SERVICES LLC

By:    _____________________________
Name:    Joel Sauber
Title:     Managing Director
Date:    _____________________________

Schedule A
PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Old Trust Name	Old Fund Name	New Trust Name	New Fund Name	Cusip/Class
Salomon Brothers Variable Series Funds Inc	Salomon Brothers Variable Investors Fund	Legg Mason Partners Variable Equity Trust	Legg Mason Partners Variable Investors Portfolio	52467M504 Class I
Salomon Brothers Variable Series Funds Inc	Salomon Brothers Variable High Yield Bond Fund	Legg Mason Partners Variable Income Trust	Legg Mason Partners Variable Global High Yield Bond Portfolio	52467K839 Class I
Salomon Brothers Variable Series Funds Inc	Salomon Brothers Variable Total Return Fund	Legg Mason Partners Variable Equity Trust	Legg Mason Partners Variable Capital and Income Portfolio*	TBD Class I
Salomon Brothers Variable Series Funds Inc	Salomon Brothers Variable All Cap Fund	Legg Mason Partners Variable Equity Trust	Legg Mason Partners Variable Fundamental Value Portfolio*	52467W858 Class I

[illegible] to which old fund merged.

Separate Accounts
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Ten

Products Funded by Separate Accounts
Putnam Hartford Asset Manager Series I and IR
Director Focus Series I and IR

Participation Agreement
as of May 31, 2018
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Talcott Resolution Distribution Company, Inc.

CONTENTS

Section    Subject Matter

1.    Parties and Purpose
2.    Representations and Warranties
3.    Purchase and Redemption of Trust Portfolio Shares
4.    Fees, Expenses, Prospectuses, Proxy Materials and Reports
5.    Voting
6.    Sales Material, Information and Trademarks
7.    Indemnification
8.    Notices
9.    Termination
10.    Miscellaneous

Schedules to this Agreement

A.    The Company and its Distributor
B.    Accounts of the Company
C.    Available Portfolios and Classes of Shares of the Trust
D.    Contracts of the Company
E.    [this schedule is not used]
F.    Rule 12b-1 Plans of the Trust
G.    Addresses for Notices
H.    Shared Funding Order

1.    Parties and Purpose
This agreement (the “Agreement”) is entered by and between certain portfolios and classes thereof, specified below and in Schedule C, of Franklin Templeton Variable Insurance Products Trust, an open-end management investment company organized as a statutory trust under Delaware law (the “Trust”), Franklin/Templeton Distributors, Inc., a California corporation which is the principal underwriter for the Trust (the “Underwriter,” and together with the Trust, “we” or “us”), the insurance company identified on Schedule a (the “Company” or “you”) and your distributor, on your own behalf and on behalf of each segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time (“Account” or “Accounts”).

The purpose of this Agreement is to entitle you, directly on behalf of the Accounts, to purchase the shares, and classes of shares, of portfolios of the Trust (“Portfolios”) that are identified on Schedule C, consistent with the terms of the prospectuses of the Portfolios, solely for the purpose of funding benefits of your variable life insurance policies or variable annuity contracts (“Contracts”) that are identified on Schedule D. This Agreement does not authorize any other purchases or redemptions of shares of the Trust.

This Agreement supersedes and replaces in its entirety: (1) the Participation Agreement - Hartford Leaders among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company, Harford Securities Distribution Company, Inc., the Trust and the Underwriter dated May 1, 2000, as amended; and (2) the Participation Agreement - Hartford Non-Leaders among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company, Hartford Securities Distribution Company, Inc., the Trust and the Underwriter dated May 1, 2000 as amended.
2.    Representations and Warranties
2.1    Representations and Warranties by You
You represent and warrant that:
2.1.1    You are an insurance company duly organized and in good standing under the laws of your state of incorporation.
2.1.2    [reserved]

2.1.3    Each Account is a duly organized, validly existing segregated asset account under applicable insurance law and interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations thereunder. You will use your best efforts to continue to meet such definitional requirements, and will notify us immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
2.1.4    Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the Investment Company Act of 1940 (“1940 Act”); or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, you will use your best efforts to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.
2.1.5    The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the Securities Act of 1933, as amended (the “1933 Act”); or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case you will make every effort to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

2.1.6    The Contracts: (i) will be sold by broker-dealers, or their registered representatives, who are registered with the Securities and Exchange Commission (“SEC”) under the Securities Exchange

Act of 1934, as amended (the “1934 Act”) and who are members in good standing of the Financial Industry Regulatory Authority (“FINRA”); (ii) will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) will be sold in compliance in all material respects with state insurance suitability requirements and FINRA suitability guidelines. Without limiting the foregoing, you agree that you will not make any recommendations to Contract owners regarding the purchase, sale or exchange of any subaccount units under the Contracts and that you shall require in written agreements with broker-dealers that when making any such recommendations to Contract owners they have reasonable grounds for believing that the purchase, sale or exchange of any subaccount units under the Contracts is suitable for such Contract owners.

2.1.7    The Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and you will use your best efforts to maintain such treatment; you will notify us immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.1.8    The fees and charges deducted under each Contract, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by you.
2.1.9    You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.
2.1.10    Contracts will not be sold outside of the United States.
2.1.11    With respect to any Accounts which are exempt from registration under the 1940 Act in reliance on Section 3(c)(1) or Section 3(c)(7) thereof:

2.1.11.1	the principal underwriter for each such Account and any subaccounts thereof is a registered broker-dealer with the SEC under the 1934 Act;

2.1.11.2	the shares of the Portfolios of the Trust are and will continue to be the only investment securities held by the corresponding subaccounts; and

2.1.11.3	with regard to each Portfolio, you, on behalf of the corresponding subaccount, will:
(a)    vote such shares held by it in the same proportion as the vote of all other holders of such shares; and
(b)    refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
2.2    Representations and Warranties by the Trust
The Trust represents and warrants that:
2.2.1    It is duly organized and in good standing under the laws of the State of Delaware.

2.2.2    All of its directors, officers, employees and others dealing with the money and/or securities of a Portfolio are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.
2.2.3    It is registered as an open-end management investment company under the 1940 Act.
2.2.4    Each class of shares of the Portfolios of the Trust is registered under the 1933 Act.
2.2.5    It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.
2.2.6    It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.
2.2.7    It is currently qualified as a “regulated investment company” under Subchapter M of the Code, it will make every effort to maintain such qualification, and will notify you immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.2.8    The Trust will use its best efforts to comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Portfolio has ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817‑5, the Trust will notify you immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance.
2.2.9    It currently intends for one or more classes of shares (each, a “Class”) to make payments to finance its distribution expenses, including service fees, pursuant to a plan (“Plan”) adopted under rule 12b-1 under the 1940 Act (“Rule 12b-1”), although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under rule 12b-1, the Trust undertakes to comply with any then current SEC interpretations concerning rule 12b-1 or any successor provisions.
2.3    Representations and Warranties by the Underwriter
The Underwriter represents and warrants that:
2.3.1    It is registered as a broker dealer with the SEC under the 1934 Act, and is a member in good standing of FINRA.
2.3.2    Each investment adviser (each, an “Adviser”) of a Portfolio, as indicated in the current prospectus of the Portfolio, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended or exempt from such registration.

a	2.4 Warranty and Agreement by Both You and Us
We received an order from the SEC dated November 16, 1993 (file no. 812‑8546), which was amended by a notice and an order we received on September 17, 1999 and October 13, 1999, respectively (file no. 812‑11698) (collectively, the “Shared Funding Order,” attached to this Agreement as

Schedule H). The Shared Funding Order grants exemptions from certain provisions of the 1940 Act and the regulations thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside the separate account context.
1.You and we both warrant and agree that both you and we will comply with the “Applicants’ Conditions” prescribed in the Shared Funding Order as though such conditions were set forth verbatim in this Agreement, including, without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding contract owner voting privileges. In order for the Trust’s Board of Trustees to perform its duty to monitor for conflicts of interest, you agree to inform us of the occurrence of any of the events specified in condition 2 of the Shared Funding Order to the extent that such event may or does result in a material conflict of interest as defined in that order.
2.As covered financial institutions we, only with respect to Portfolio shareholders, and you each undertake and agree to comply, and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act).

3.    Purchase and Redemption of Trust Portfolio Shares

3.1    Availability of Trust Portfolio Shares
3.1.1    We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase by the Accounts at the net asset value per share next computed after we (or our agent, or you as our designee) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. All such orders are subject to acceptance by us and by the Portfolio or its transfer agent, and become effective only upon confirmation by us. Notwithstanding the foregoing, the Trust’s Board of Trustees (“Trustees”) may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio.
3.1.2    Without limiting the other provisions of this Section 3.1, among other delegations by the Trustees, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the prospectus for the Trust, and have authorized the Trust, the Underwriter and the Trust’s transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders in whole or in part) as they deem necessary to reduce, discourage, restrict or eliminate such trading and/or market timing activity. You agree that your purchases and redemptions of Portfolio shares are subject to, and that you will assist us in implementing, the Market Timing Trading Policy and Additional Policies (as described in the Trust’s prospectus) and the Trust’s restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern. You further agree to cooperate fully in the implementation and fulfillment of the Trust’s obligations pursuant to Rule 22c-2 under the 1940 Act.
3.1.3    We agree that shares of the Trust will be sold only to: (i) life insurance companies which have entered into fund participation agreements with the Trust (“Participating Insurance Companies”) and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds. No shares of any Portfolio will be sold to the general public.

3.2    Manual or Automated Portfolio Share Transactions

3.2.1    Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative, unless we receive from you at the address provided in the next sentence, written notice that you wish to communicate, process and settle purchase and redemptions for shares (collectively, “share transactions”) via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (“NSCC”). The address for you to send such written notice shall be: Client Services Insurance, Franklin Templeton Investments, 100 Fountain Parkway N, St. Petersburg, FL 33716-1205, with a copy to General Counsel, Franklin Templeton Investments, 920 Park Place, 2nd Floor, San Mateo, California 94403-1906. After giving ten (10) days’ advance written notice at the address provided in the previous sentence of your desire to use NSCC processing, Section 3.4 of this Agreement shall govern and Section 3.3 shall not be operative.

3.2.2    At any time when, pursuant to the preceding paragraph, Section 3.4 of this Agreement governs, any party to this Agreement may send written notice to the other parties that it chooses to end the use of the NSCC Fund/SERV and Networking systems and return to manual handling of share transactions. Such written notice shall be sent: (i) if from you to us, to the address provided in the preceding paragraph; (ii) if from us to you, to your address in Schedule G of this Agreement. After giving ten (10) days’ advance written notice at the address as provided in the previous sentence, Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative.
3.3    Manual Purchase and Redemption
3.3.1    You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios (“Instructions”).  “Business Day” shall mean any day on which the New York Stock Exchange (“NYSE”) is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus.  “Close of Trading” shall mean the close of trading on the NYSE, generally 4:00 p.m. Eastern Time.  You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such Instructions shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the “Designated Day Price”), provided that we receive the Instructions from you before 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time, including but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.
3.3.2    We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern Time).

3.3.3    You shall submit payment for the purchase of shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated custodian, which must receive such wires no later than the close of the Federal Reserve Bank, which is currently 6:00 p.m. Eastern Time, on the same Business Day on which such purchase orders are transmitted to us for processing on that Business Day in conformance with section 3.3.1.
3.3.4    We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.
3.3.5    Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
3.3.6    We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable to the Accounts on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.
3.3.7    Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.
3.4    Automated Purchase and Redemption
3.4.1    “Fund/SERV” shall mean NSCC's Mutual Fund Settlement, Entry and Registration Verification System, a system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; “Networking” shall mean NSCC's system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by the Trust or you, as applicable, to perform such settlement services on behalf of the Trust and you, as applicable, which entity agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of share transactions shall be done in a manner consistent with applicable law.
3.4.2    You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the NYSE is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the NYSE, generally 4:00 p.m. Eastern Time. Upon receipt of Instructions, and upon your determination that there are good funds with respect to Instructions involving the purchase of shares, you will calculate the net purchase or redemption order for each Portfolio.
3.4.3    On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such orders shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the “Designated Day Price”), provided that we receive Instructions from Fund/SERV by 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time including, but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.
3.4.4    We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall furnish to you through NSCC's Networking or Mutual Fund Profile System: (i) the most current net asset value information for each Portfolio; and (ii) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to you by 6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available.
3.4.5    You will wire payment for net purchase orders by the Trust's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.
3.4.6    We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. NSCC will wire payment for net redemption orders by the Trust, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the Business Day such redemption orders are communicated to NSCC, except as provided in the Trust's prospectus and statement of additional information.
3.4.7    Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
3.4.8    We shall furnish through NSCC's Networking or Mutual Fund Profile System on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable to the Accounts on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.
3.4.9    All orders are subject to acceptance by Underwriter and become effective only upon confirmation by Underwriter. Underwriter reserves the right: (i) not to accept any specific order or part of any order for the purchase or exchange of shares through Fund/SERV; and (ii) to require any redemption order or any part of any redemption order to be settled outside of Fund/SERV, in which case the order or portion thereof shall not be “confirmed” by Underwriter, but rather shall be accepted for redemption in accordance with Section 3.4.11 below.
3.4.10    All trades placed through Fund/SERV and confirmed by Underwriter via Fund/SERV shall settle in accordance with Underwriter's profile within Fund/SERV applicable to you. Underwriter agrees to provide you with account positions and activity data relating to share transactions via Networking.
3.4.11    If on any specific day you or Underwriter are unable to meet the NSCC deadline for the transmission of purchase or redemption orders for that day, a party may at its option transmit such orders and make such payments for purchases and redemptions directly to you or us, as applicable, as is otherwise provided in the Agreement; provided, however, that we must receive written notification from you by 9:00 a.m. Eastern Time on any day that you wish to transmit such orders and/or make such payments directly to us.
3.4.12    In the event that you or we are unable to or prohibited from electronically communicating, processing or settling share transactions via Fund/SERV, you or we shall notify the other, including providing the notification provided above in Section 3.4.11. After all parties have been notified, you and we shall submit orders using manual transmissions as are otherwise provided in the Agreement.
3.4.13    These procedures are subject to any additional terms in each Portfolio's prospectus and the requirements of applicable law. The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Portfolio.
3.4.14    Each party to the Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.
3.4.15    You and Underwriter represent and warrant that each: (a) has entered into an agreement with NSCC; (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking; (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of share transactions; and (d) will notify the other parties to this Agreement if there is a change in or a pending failure with respect to its agreement with NSCC.

4.    Fees, Expenses, Prospectuses, Proxy Materials and Reports

4.1    We shall pay no fee or other compensation to you under this Agreement except as provided on Schedule F, if attached.
4.2    We shall prepare and be responsible for filing with the SEC, and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. We shall bear the costs of preparation and filing of the documents listed in the preceding sentence, registration and qualification of the Trust’s shares of the Portfolios.
4.3    We shall use reasonable efforts to provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as you may reasonably require, as you shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

4.4     “Designated Portfolio Document” means the following documents we create with respect to each Portfolio and provide to you: (1) a Portfolio’s prospectus, including a summary prospectus (together, “Prospectus”) if the Trust chooses to create one for a Portfolio and we and you have signed the necessary Participation Agreement Addendum; (2) its annual report to shareholders; (3) its semi-annual report to shareholders; (4) amendments or supplements to any of the foregoing if we direct you to deliver them to Contract owners; and (5) other shareholder communications including, without limitation, proxy statements, if we direct you to deliver them to Contract owners.

“Document Event” means (1) with respect to the Prospectus, the effectiveness of a new annual post-effective amendment to the Prospectus to update financial statements and make other disclosure changes or other post-effective amendment to the Prospectus; (2) with respect to the Trust’s annual report and semi-annual reports to shareholders, the Trust’s creation of reports intended to satisfy the requirements of Section 30(a) of the 1940 Act applicable to the Trust; or (3) with respect to amendments or supplements to any of the foregoing or other shareholder communications, the Trust’s creation of such documents and provision of them to you.

“Printing Expenses” means expenses of the physical creation of Designated Portfolio Documents, and not of their distribution to Contract owners (including, without limitation, mailing and postage expenses) or the provision of other services.

Each time there is a Document Event with respect to a Designated Portfolio Document we shall, at your option, provide you with one of the following:

(1)
one copy of the applicable Designated Portfolio Document for each Contract owner with investments allocated to a subaccount corresponding to the Portfolio before the date of the Designated Portfolio Document (the “Contract Owner Recipients”); or

(2)
a copy suitable for reproduction of such Designated Portfolio Document, in which case we will reimburse you, as provided below under “Reimbursement Procedures,” for Printing Expenses you incur to create Designated Portfolio Documents in sufficient quantity so that one such Designated Portfolio Document is available for you to have delivered to each Contract Owner Recipient.

Reimbursement Procedures

Routine Reimbursements. Within six months following the delivery date of the Designated Portfolio Document (“Delivery Date”), we must receive your request for reimbursement and: (i) a statement of the number of Contract Owner Recipients; (ii) copies of all printing company invoices applicable to the Printing Expenses that you request we reimburse; (iii) a description of the methodology used to determine the amount of reimbursement requested; and (iv) your representation that the reimbursement request covers only Printing Expenses covered by Section 4.4 of this Agreement; the date we have received all these items is the “Request Date.” If we are able to validate your request based on the information you provided as well as, among other things we believe to be appropriate, our analysis of your previous reimbursement requests, if applicable, and/or third party industry benchmarking information, then we will reimburse you within sixty days of the Request Date.

Reimbursements requiring additional information. If we cannot validate your reimbursement request based on the information you have provided to us and our analysis described in the preceding paragraph, then we will request additional information from you and work with you to validate your request.

Expenses not subject to reimbursement. We will not reimburse expenses related to: (1) creation or provision of any Designated Portfolio Document for or to a person who is not a Contract Owner Recipient of such document; (2) creation or provision of any Designated Portfolio Document to a person accompanying, or at the time of the delivery of, a confirmation of their purchase of or exchange into subaccount shares corresponding to a Portfolio; (3) posting any Designated Portfolio Document on your website; or (4) electronic filing of Designated Portfolio Documents or other documents with the Securities and Exchange Commission (using its EDGAR or other system).

Statement of Additional Information. We shall provide you with a copy of the Trust’s current statement of additional information, including any amendments or supplements to it (“SAI), in a form suitable for reproduction, but we will not pay Printing Expenses or other expenses with respect to the SAI.
4.5    We shall provide you, at our expense, with copies of any Trust-sponsored proxy materials in such quantity as you shall reasonably require for distribution to Contract owners who are invested in a designated subaccount. You shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners.
4.6    You assume sole responsibility for ensuring that the Trust’s Designated Portfolio Documents and proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws. For Designated Portfolio Documents and other Trust materials provided by you on your website or by other electronic means, you assume sole responsibility for ensuring that such delivery is in compliance with applicable state and federal requirements pertaining to electronic delivery, including consent, access, searchability by users, notice and evidence of delivery.
5.    Voting
5.1    All Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in the Shared Funding Order.
5.2    If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law.
5.3    So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, you shall provide pass-through voting privileges to Contract owners whose Contract values are invested, through the Accounts, in shares of one or more Portfolios of the Trust. We shall require all Participating Insurance Companies to calculate voting privileges in the same manner and you shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by us. With respect to each Account, you will vote shares of each Portfolio of the

Trust held by an Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares held by that Account for which voting instructions are received. You and your agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without our prior written consent, which consent may be withheld in our sole discretion.
6.    Sales Material, Information and Trademarks
6.1    “Sales Literature/ Promotional Material” includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials. “Disclosure Documents” shall mean each item of the following if prepared, approved or used by you and relating to a Contract, an Account, or a Portfolio, and any amendments or revisions to such document: registration statements, prospectuses, statements of additional information, private placement memoranda, retirement plan disclosure information or other disclosure documents or similar information, as well as any solicitation for voting instructions.
6.2    You may use the name of the Trust and trademarks and the logo of the Underwriter in Sales Literature/Promotional Material as reasonably necessary to carry out your performance and obligations under this Agreement provided that you comply with the provisions of this Agreement. You agree to abide by any reasonable use guidelines regarding use of such trademarks and logos that we may give from time to time. You shall, as we may request from time to time, promptly furnish, or cause to be furnished to us or our designee, one complete copy of each item of the following: (i) Sales Literature/Promotional Material prepared, approved or used by you; and (ii) Disclosure Documents.
6.3    You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales Literature/Promotional Material created by us for the Trust and provided by the Trust or its designee to you, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.
6.4    You agree, represent and warrant that you are solely responsible for any Sales Literature/ Promotional Material prepared by you and that such material will: (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of shares of the Portfolios or Contracts; (b) be solely based upon and not contrary to or inconsistent with the written information or materials provided to you by us or a Portfolio, including the Trust’s prospectus and statement of additional information; and (c) be made available promptly to us upon our request. You agree to file any Sales Literature/Promotional Material prepared by you with FINRA, or other applicable legal or regulatory authority, within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will not be materially involved in the preparation of, or have any responsibility for, any such materials prepared by you. You are not authorized to modify or translate any materials we have provided to you.
6.5    You shall promptly notify us of any written customer complaint or notice of any regulatory investigation or proceeding received by you relating to any Sales Literature/Promotional Material, provided that such complaint, investigation or proceeding relates to the Trust, or Underwriter, or their affiliates.
6.6    Other than naming you as a Trust shareholder, we shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations contained in and accurately derived from Disclosure Documents (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales Literature/ Promotional Material, except as required by legal process or regulatory authorities or with your written permission.
6.7    Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks “Franklin” or “Templeton” or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.
6.8    You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.
6.9    You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the Designated Portfolio Documents: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; (iv) in compliance with any statutory prospectus delivery requirements and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of fund prospectuses. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable request, provide us timely access to your website materials to perform such inspection and review.
In addition, you agree to be solely responsible for maintaining and updating the Designated Portfolio Documents’ .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use, are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.

6.10    Each of your and your distributor’s registered representatives, agents, independent contractors and employees, as applicable, will have access to our websites at franklintempleton.com, and such other URLs through which we may permit you to conduct business concerning the Portfolios from time to time (referred to collectively as the “Site”) as provided herein: (i) upon registration by such individual on a Site, (ii) if you cause a Site Access Request Form (an “Access Form”) to be signed by your authorized supervisory personnel and submitted to us, as a Schedule to, and legally a part of, this Agreement, or (iii) if you provide such individual with the necessary access codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time. Upon receipt by us of a completed registration submitted by an individual through the Site or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we will issue a user identification, express number and/or password (collectively, “Access Code”). Any person to whom we issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time shall be an “Authorized User.”

We shall be entitled to assume that such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which you are authorized to access on the Site. All inquiries and actions initiated by you (including your Authorized Users) are your responsibility, are at your risk and are subject to our review and approval (which could cause a delay in processing). You agree that we do not have a duty to question information or instructions you (including Authorized Users) give to us under this Agreement, and that we are entitled to treat as authorized, and act upon, any such instructions and information you submit to us. You agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss or theft or unauthorized use of any Access Code, you agree to contact us immediately. You also agree to monitor your (including Authorized Users’) use of the Site to ensure the terms of this Agreement are followed. You also agree that you will comply with all policies and agreements concerning Site usage, including without limitation the Terms of Use Agreement(s) posted on the Site (“Site Terms”), as may be revised and reposted on the Site from time to time, and those Site Terms (as in effect from time to time) are a part of this Agreement. Your duties under this section are considered “services” required under the terms of this Agreement. You acknowledge that the Site is transmitted over the Internet on a reasonable efforts basis and we do not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-infringement. Moreover, you acknowledge that the Site is provided for informational purposes only, and is not intended to comply with any requirements established by any regulatory or governmental agency.

7.    Indemnification

7.1    Indemnification By You

7.1.1    You agree to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually the “Indemnified Party” for purposes of this Section 7) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with your written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of shares of the Trust or the Contracts and

7.1.1.1 arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Disclosure Document for the Contracts or in the Contracts themselves or in sales literature generated or approved by you on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to you by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or
7.1.1.2    arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined below in Section 7.2) or wrongful conduct of you or persons under your control, with respect to the sale or acquisition of the Contracts or Trust shares; or
7.1.1.3    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 7.2 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of you; or
7.1.1.4    arise out of or result from any failure by you to provide the services or furnish the materials required under the terms of this Agreement; or
7.1.1.5    arise out of or result from any material breach of any representation and/or warranty made by you in this Agreement or arise out of or result from any other material breach of this Agreement by you; or

7.1.1.6    arise out of or result from a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Trust of its compliance with Section 817(h) of the Code; or
7.1.1.7 arise out of or result from any failure by you to satisfy requirements, including but not limited to compliance with all applicable laws, relating to your electronic delivery of Designated Portfolio Documents or your making such documents available on-line.
7.1.2    You shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable. You shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, you shall be entitled to participate, at your own expense, in the defense of such action. Unless the Indemnified Party releases you from any further obligations under this Section 7.1, you also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from you to such party of your election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and you will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.1.3    The Indemnified Parties will promptly notify you of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
7.2    Indemnification By The Underwriter
7.2.1    The Underwriter agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually an “Indemnified Party” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition by the Accounts of the shares of the Trust or the Contracts and:
7.2.1.1    arise out of or result from any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the “Trust Documents”) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to us by or on behalf of you for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
7.2.1.2    arise out of or result from statements or representations (other than statements or representations contained in the Disclosure Documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares to the Accounts; or
7.2.1.3    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to you by or on behalf of the Trust; or

7.2.1.4    arise out of or result from any failure by us to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified above in Section 2.2.7 and the diversification requirements specified above in Section 2.2.8); or
7.2.1.5    arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2.2 and 7.2.3 hereof.
7.2.1.6 arise out of or result from any failure by us to satisfy requirements, including but not limited to compliance with all applicable laws, relating to our making Trust documents available on-line.
7.2.2    The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to you or the Accounts, whichever is applicable.
7.2.3    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 7.2, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.2.4    You agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account.
7.3    Indemnification By The Trust
7.3.1    The Trust agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Sections 7.3.2 and 7.3.3 hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.
7.3.2    The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to you, the Trust, the Underwriter or each Account, whichever is applicable.
7.3.3    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Trust from any further obligations under this Section 7.3, the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.3.4    You agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.

8.    Notices
Any notice, except for those provided in Sections 3.2.1 and 3.2.2 of the Agreement, shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier services, to the other party at the address of such party set forth in Schedule G below or at such other address as such party may from time to time specify in writing to the other party.

9.    Termination

9.1    This Agreement may be terminated by mutual agreement at any time. If this Agreement is so terminated, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement.
9.2    This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days’ advance written notice delivered to the other parties. If this Agreement is so terminated, we may, at our option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement; alternatively, we may, at our option, redeem the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to six (6) months following written notice of termination, during which time we will cooperate with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means. If termination by you occurs in connection with the substitution of securities, as provided for in Section 26(c) of the 1940 Act, advance written notice to us shall be no later than the date of the filing of the application for approval of the proposed substitution of securities.
9.3    This Agreement may be terminated immediately by us upon written notice to you if you materially breach any of the representations and warranties made in this Agreement or you are materially in default in the performance of any of your duties or obligations under the Agreement, receive a written notice thereof and fail to remedy such default or breach to our reasonable satisfaction within 30 days after such notice. If this Agreement so terminates, the parties shall cooperate to effect an orderly windup of the business which may include, at our option, a redemption of the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to a period of up to six (6) months following written notice of termination, during which time we will cooperate reasonably with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

9.4    This Agreement may be terminated immediately by us upon written notice to you if, with respect to the representations and warranties made in sections 2.1.3, 2.1.5, 2.1.7 and 2.4.2 of this Agreement: (i) you materially breach any of such representations and warranties; or (ii) you inform us that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.5    This Agreement may be terminated by the Board of Trustees of the Trust, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement which includes a violation of laws, or upon its determination to completely liquidate a Portfolio. The Trust shall provide such notice of liquidation of a Portfolio as is consistent with legal or regulatory requirements. Pursuant to such termination, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.6    This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.
9.7    This Agreement shall be terminated as required by the Shared Funding Order, and its provisions shall govern.
9.8    The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners, except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.
9.9    You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (ii) of this Section 9.9 is a Legally Required Redemption. Furthermore, you shall not prevent Contract owners from allocating payments to any Portfolio that has been available under a Contract without first giving us ninety (90) days advance written notice of your intention to do so.

10.    Miscellaneous
10.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.
10.2    This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.
10.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
10.4    This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of California. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive relief, and to the conditions of such orders. We shall promptly forward copies of any such orders to you.
10.5    The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.
10.6    The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

10.7    Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.8    Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential (“Confidential Information”). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, FINRA, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.
10.9    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.
10.10    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
10.11    Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties.

10.12    No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties. Notwithstanding the foregoing: (i) the Site Terms may be separately amended as provided therein and, as so amended and in effect from time to time, shall be a part of this Agreement; and (ii) Schedule C may be separately amended as provided therein and, as so amended shall be a part of this Agreement.

10.13    Each party to the Agreement agrees to limit the disclosure of nonpublic personal information of Contract owners and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

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IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Agreement effective as of May 31, 2018.

The Trust: Only on behalf of each Portfolio listed on Schedule C of the Agreement.	Franklin Templeton Variable Insurance Products Trust By: Name:Karen L. Skidmore Title: Vice President
The Underwriter:	Franklin/Templeton Distributors, Inc. By: Name: Daniel T. O’Lear Title: President

The Company:
Talcott Resolution Life Insurance Company By: Name: Title:	Talcott Resolution Life and Annuity Insurance Company By: Name: Title:

Distributor for the Company:	Talcott Resolution Distribution Company, Inc. By: Name: Title:

Schedule A

The Company and its Distributor

THE COMPANY

Talcott Resolution Life Insurance Company
1 Griffin Road, North
Windsor, CT 06095

An insurance company organized under the laws of the State of Connecticut.

Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road, North
Windsor, CT 06095

An insurance company organized under the laws of the State of Connecticut.

THE DISTRIBUTOR

Talcott Resolution Distribution Company, Inc.
1 Griffin Road, North
Windsor, CT 06095

A corporation organized under the laws of the State of Connecticut.

A

Schedule B

Accounts of the Company

Name of Company Name of Account	SEC Registration Yes/No
Talcott Resolution Life Insurance Company
Separate Account Three	Yes
Separate Account Seven	Yes

Talcott Resolution Life and Annuity Insurance Company
Separate Account Three	Yes
Separate Account Seven	Yes

B

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Flex Cap Growth VIP Fund - Classes 2 & 4

2.	Franklin Income VIP Fund - Classes 2 & 4

3.	Franklin Mutual Global Discovery VIP Fund- Classes 2 & 4

4.	Franklin Mutual Shares VIP Fund- Classes 2 & 4

5.	Franklin Rising Dividends VIP Fund- Classes 2 & 4

6.	Franklin Small Cap Value VIP Fund- Classes 2 & 4

7.	Franklin Small-Mid Cap Value VIP Fund- Classes 2 & 4

8.	Franklin Strategic Income VIP Fund - Classes 1, 2& 4

9.	Templeton Developing Markets VIP Fund, Classes 1, 2 & 4

10.	Templeton Foreign VIP Fund- Classes 2 & 4

11.	Templeton Global Bond VIP Fund- Classes 2 & 4

12.	Templeton Growth VIP Fund- Classes 2 & 4

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)
the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)
we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

C

Form of Notice Pursuant to Schedule C of Participation Agreement

To:     General Counsel c/o
Linda Lai (linda.lai@franklintempleton.com) or
Kevin Kirchoff (kevin.kirchoff@franklintempleton.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA 94403

With respect to the following agreement(s) (altogether, the “Agreement”)
(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios
Listing of current classes for your reference:
Class 1 (no 12b-1 fee);
Class 2 (12b-1 fee of 25 bps);
Class 4 (12b-1 fee of 35 bps); or
Class 5 (12b-1 fee of 15 bps).
Offering Date(s)

Name and title of authorized person of insurance company:
Contact Information:

C

Schedule D

Contracts of the Company

All variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.

D

Schedule E

This schedule is not used

E

Schedule F

Rule 12b-1 Plans of the Trust

Compensation

Each Class 2, Class 4 or Class 5 Portfolio named or referenced on Schedule C of this Agreement may make payments at a rate stated in its prospectus pursuant to the terms and conditions of its Rule 12b-1 distribution plan.

Agreement Provisions

If the Company, on behalf of any Account, purchases Trust Portfolio shares (“Eligible Shares”) that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the “Plan”), the Company, on behalf of its distributor, may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively “you”) provide any activity or service that is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares (“Rule 12b-1 Services”) or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, “we”) may pay you a Rule 12b-1 fee. “Rule 12b-1 Services” may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares (“Contract Owners”), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under FINRA rules.

Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the “annual maximums” in the Portfolio’s prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio’s net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b‑1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

You shall furnish us with such information as shall reasonably be requested by the Trust’s Boards of Trustees (“Trustees”) with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement (“Disinterested Trustees”). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days’ written notice, without payment of any penalty, or as provided in the Plan. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio’s Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

Schedule G

Addresses for Notices

If to the Company or Distributor:    Talcott Resolution
1 Griffin Road North
Windsor, CT 06095
Attention: Lisa Proch
Title: General Counsel

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
101 John F. Kennedy Parkway, 3rd Floor
Short Hills, NJ 07078
Attention: Daniel T. O’Lear, President

If to the Trust or Underwriter
with a copy to:     Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

G

Schedule H

Shared Funding Order

Templeton Variable Products Series Fund, et al.

File No. 812-11698

SECURITIES AND EXCHANGE COMMISSION

Release No. IC-24018

1999 SEC LEXIS 1887

September 17, 1999

ACTION: Notice of application for an amended order of exemption pursuant to Section 6(c) of the Investment Company Act of 1940 (the "1940 Act") from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder.

TEXT: Summary of Application: Templeton Variable Products Series Fund (the "Templeton Trust"), Franklin Templeton Variable Insurance Products Trust (formerly Franklin Valuemark Funds) (the "VIP Trust," and together with the Templeton Trust, the "Funds"), Templeton Funds Annuity Company ("TFAC") or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor ("Future Funds") seek an amended order of the Commission to (1) add as parties to that order the VIP Trust and any Future Funds and (2) permit shares of the Funds and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.

Applicants: Templeton Variable Products Series Fund, Franklin Templeton Variable Insurance Products Trust, Templeton Funds Annuity Company or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor (collectively, the "Applicants").

Filing Date: The application was filed on July 14, 1999, and amended and restated on September 17, 1999.

Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Secretary of the Commission and serving Applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m., on October 12, 1999, and should be accompanied by proof of service on the Applicants in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Secretary of the Commission.

Addresses: Secretary, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, D.C. 20549-0609.

Applicants: Templeton Variable Products Series Fund and Franklin Templeton Variable Insurance Products Trust, 777 Mariners Island Boulevard, San Mateo, California 94404, Attn: Karen L. Skidmore, Esq.

For Further Information Contact: Kevin P. McEnery, Senior Counsel, or Susan M. Olson, Branch Chief, Office of Insurance Products, Division of Investment Management, at (202) 942-0670.

Supplementary Information: The following is a summary of the application. The complete application is available for a fee from the SEC's Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549-0102 (tel. (202) 942‑8090).

Applicants' Representations:

1. Each of the Funds is registered under the 1940 Act as an open-end management investment company and was organized as a Massachusetts business trust. The Templeton Trust currently consists of eight separate series, and the VIP Trust consists of twenty-five separate series. Each Fund's Declaration of Trust permits the Trustees to create additional series of shares at any time. The Funds currently serve as the underlying investment medium for variable annuity contracts and variable life insurance policies issued by various insurance companies. The Funds have entered into investment management agreements with certain investment managers ("Investment Managers") directly or indirectly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries.

2. TFAC is an indirect, wholly owned subsidiary of Resources. TFAC is the sole insurance company in the Franklin Templeton organization, and specializes in the writing of variable annuity contracts. The Templeton Trust has entered into a Fund Administration Agreement with Franklin Templeton Services, Inc. ("FT Services"), which replaced TFAC in 1998 as administrator, and FT Services subcontracts certain services to TFAC. FT Services also serves as administrator to all series of the VIP Trust. TFAC and FT Services provide certain administrative facilities and services for the VIP and Templeton Trusts.

3. On November 16, 1993, the Commission issued an order granting exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (Investment Company Act Release No. 19879, File No. 812-8546) (the "Original Order"). Applicants incorporate by reference into the application the Application for the Original Order and each amendment thereto, the Notice of Application for the Original Order, and the Original Order, to the extent necessary, to supplement the representations made in the application in support of the requested relief. Applicants represent that all of the facts asserted in the Application for the Original Order and any amendments thereto remain true and accurate in all material respects to the extent that such facts are relevant to any relief on which Applicants continue to rely. The Original Order allows the Templeton Trust to offer its shares to insurance companies as the investment vehicle for their separate accounts supporting variable annuity contracts and variable life insurance contracts (collectively, the "Variable Contracts"). Applicants state that the Original Order does not (i) include the VIP Trust or Future Funds as parties, nor (ii) expressly address the sale of shares of the Funds or any Future Funds to qualified pension and retirement plans outside the separate account context including, without limitation, those trusts, plans, accounts, contracts or annuities described in Sections 401(a), 403(a), 403(b), 408(b), 408(k), 414(d), 457(b), 501(c)(18) of the Internal Revenue Code of 1986, as amended (the "Code"), and any other trust, plan, contract, account or annuity that is determined to be within the scope of Treasury Regulation 1.817.5(f)(3)(iii) ("Qualified Plans").

4. Separate accounts owning shares of the Funds and their insurance company depositors are referred to in the application as "Participating Separate Accounts" and "Participating Insurance Companies," respectively. The use of a common management investment company as the underlying investment medium for both variable annuity and variable life insurance separate accounts of a single insurance company (or of two or more affiliated insurance companies) is referred to as "mixed funding." The use of a common management investment company as the underlying investment medium for variable annuity and/or variable life insurance separate accounts of unaffiliated insurance companies is referred to as "shared funding."

Applicants' Legal Analysis:

1. Applicants request that the Commission issue an amended order pursuant to Section 6(c) of the 1940 Act, adding the VIP Trust and Future Funds to the Original Order and exempting scheduled premium variable life insurance separate accounts and flexible premium variable life insurance separate accounts of Participating Insurance Companies (and, to the extent necessary, any principal underwriter and depositor of such an account) and the Applicants from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) (and any comparable rule) thereunder, respectively, to the extent necessary to permit shares of the Funds and any Future Funds to be sold to and held by Qualified Plans. Applicants submit that the exemptions requested are appropriate in the public interest, consistent with the protection of investors, and consistent with the purposes fairly intended by the policy and provisions of the 1940 Act.

2. The Original Order does not include the VIP Trust or Future Funds as parties nor expressly address the sale of shares of the Funds or any Future Funds to Qualified Plans. Applicants propose that the VIP Trust and Future Funds be added as parties to the Original Order and the Funds and any Future Funds be permitted to offer and sell their shares to Qualified Plans.

3. Section 6(c) of the 1940 Act provides, in part, that the Commission, by order upon application, may conditionally or unconditionally exempt any person, security or transaction, or any class or classes of persons, securities or transactions from any provisions of the 1940 Act or the rules or regulations thereunder, if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

4. In connection with the funding of scheduled premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a unit investment trust ("UIT"), Rule 6e-2(b)(15) provides partial exemptions from various provisions of the 1940 Act, including the following: (1) Section 9(a), which makes it unlawful for certain individuals to act in the capacity of employee, officer, or director for a UIT, by limiting the application of the eligibility restrictions in Section 9(a) to affiliated persons directly participating in the management of a registered management investment company; and (2) Sections 13(a), 15(a) and 15(b) of the 1940 Act to the extent that those sections might be deemed to require "pass-through" voting with respect to an underlying fund's shares, by allowing an insurance company to disregard the voting instructions of contractowners in certain circumstances.

5. These exemptions are available, however, only where the management investment company underlying the separate account (the "underlying fund") offers its shares "exclusively to variable life insurance separate accounts of the life insurer, or of any affiliated life insurance company." Therefore, Rule 6e-2 does not permit either mixed funding or shared funding because the relief granted by Rule 6e-2(b)(15) is not available with respect to a scheduled premium variable life insurance separate account that owns shares of an underlying fund that also offers its shares to a variable annuity or a flexible premium variable life insurance separate account of the same company or of any affiliated life insurance company. Rule 6e-2(b)(15) also does not permit the sale of shares of the underlying fund to Qualified Plans.

6. In connection with flexible premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a UIT, Rule 6e-3(T)(b)(15) also provides partial exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act. These exemptions, however, are available only where the separate account's underlying fund offers its shares "exclusively to separate accounts of the life insurer, or of any affiliated life insurance company, offering either scheduled contracts or flexible contracts, or both; or which also offer their shares to variable annuity separate accounts of the life insurer or of an affiliated life insurance company." Therefore, Rule 6e-3(T) permits mixed funding but does not permit shared funding and also does not permit the sale of shares of the underlying fund to Qualified Plans. As noted above, the Original Order granted the Templeton Trust exemptive relief to permit mixed and shared funding, but did not expressly address the sale of its shares to Qualified Plans.

7. Applicants note that if the Funds were to sell their shares only to Qualified Plans, exemptive relief under Rule 6e-2 and Rule 6e-3(T) would not be necessary. Applicants state that the relief provided for under Rule 6e-2(b)(15) and Rule 6e-3(T)(b)(15) does not relate to qualified pension and retirement plans or to a registered investment company's ability to sell its shares to such plans.

8. Applicants state that changes in the federal tax law have created the opportunity for each of the Funds to increase its asset base through the sale of its shares to Qualified Plans. Applicants state that Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes certain diversification standards on the assets underlying Variable Contracts. Treasury Regulations generally require that, to meet the diversification requirements, all of the beneficial interests in the underlying investment company must be held by the segregated asset accounts of one or more life insurance companies. Notwithstanding this, Applicants note that the Treasury Regulations also contain an exception to this requirement that permits trustees of a Qualified Plan to hold shares of an investment company, the shares of which are also held by insurance company segregated asset accounts, without adversely affecting the status of the investment company as an adequately diversified underlying investment of Variable Contracts issued through such segregated asset accounts (Treas. Reg. 1.817-5(f)(3)(iii)).

9. Applicants state that the promulgation of Rules 6e-2(b)(15) and 6e-3(T)(b)(15) under the 1940 Act preceded the issuance of these Treasury Regulations. Thus, Applicants assert that the sale of shares of the same investment company to both separate accounts and Qualified Plans was not contemplated at the time of the adoption of Rules 6e-2(b)(15) and 6e-3(T)(b)(15).

10. Section 9(a) provides that it is unlawful for any company to serve as investment adviser or principal underwriter of any registered open-end investment company if an affiliated person of that company is subject to a disqualification enumerated in Section 9(a)(1) or (2). Rules 6e-2(b)(15) and 6e-3(T)(b)(15) provide exemptions from Section 9(a) under certain circumstances, subject to the limitations on mixed and shared funding. These exemptions limit the application of the eligibility restrictions to affiliated individuals or companies that directly participate in the management of the underlying portfolio investment company.

11. Applicants state that the relief granted in Rule 6e-2(b)(15) and 6e-3(T)(b)(15) from the requirements of Section 9 limits, in effect, the amount of monitoring of an insurer's personnel that would otherwise be necessary to ensure compliance with Section 9 to that which is appropriate in light of the policy and purposes of Section 9. Applicants submit that those Rules recognize that it is not necessary for the protection of investors or the purposes fairly intended by the policy and provisions of the 1940 Act to apply the provisions of Section 9(a) to the many individuals involved in an insurance company complex, most of whom typically will have no involvement in matters pertaining to investment companies funding the separate accounts.

12. Applicants to the Original Order previously requested and received relief from Section 9(a) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) to the extent necessary to permit mixed and shared funding. Applicants maintain that the relief previously granted from Section 9(a) will in no way be affected by the proposed sale of shares of the Funds to Qualified Plans. Those individuals who participate in the management or administration of the Funds will remain the same regardless of which Qualified Plans use such Funds. Applicants maintain that more broadly applying the requirements of Section 9(a) because of investment by Qualified Plans would not serve any regulatory purpose. Moreover, Qualified Plans, unlike separate accounts, are not themselves investment companies and therefore are not subject to Section 9 of the 1940 Act.

13. Applicants state that Rules 6e-2(b)(15)(iii) and 6e-3(T)(b)(15)(iii) provide exemptions from the pass-through voting requirement with respect to several significant matters, assuming the limitations on mixed and shared funding are observed. Rules 6e-2(b)(15)(iii)(A) and 6e-3(T)(b)(15)(iii)(A) provide that the insurance company may disregard the voting instructions of its contractowners with respect to the investments of an underlying fund or any contract between a fund and its investment adviser, when required to do so by an insurance regulatory authority (subject to the provisions of paragraphs (b)(5)(i) and (b)(7)(ii)(A) of the Rules). Rules 6e-2(b)(15)(iii)(B) and 6e-3(T)(b)(15)(iii)(A)(2) provide that the insurance company may disregard contractowners' voting instructions if the contractowners initiate any change in such company's investment policies, principal underwriter, or any investment adviser (provided that disregarding such voting instructions is reasonable and subject to the other provisions of paragraphs (b)(5)(ii) and (b)(7)(ii)(B) and (C) of the Rules).

14. Applicants assert that Qualified Plans, which are not registered as investment companies under the 1940 Act, have no requirement to pass-through the voting rights to plan participants. Applicants state that applicable law expressly reserves voting rights to certain specified persons. Under Section 403(a) of the Employment Retirement Income Security Act ("ERISA"), shares of a fund sold to a Qualified Plan must be held by the trustees of the Qualified Plan. Section 403(a) also provides that the trustee(s) must have exclusive authority and discretion to manage and control the Qualified Plan with two exceptions: (1) when the Qualified Plan expressly provides that the trustee(s) are subject to the direction of a named fiduciary who is not a trustee, in which case the trustees are subject to proper directions made in accordance with the terms of the Qualified Plan and not contrary to ERISA; and (2) when the authority to manage, acquire or dispose of assets of the Qualified Plan is delegated to one or more investment managers pursuant to Section 402(c)(3) of ERISA. Unless one of the two above exceptions stated in Section 403(a) applies, Qualified Plan trustees have the exclusive authority and responsibility for voting proxies. Where a named fiduciary to a Qualified Plan appoints an investment manager, the investment manager has the responsibility to vote the shares held unless the right to vote such shares is reserved to the trustees or the named fiduciary. Where a Qualified Plan does not provide participants with the right to give voting instructions, Applicants do not see any potential for material irreconcilable conflicts of interest between or among variable contract holders and Qualified Plan investors with respect to voting of the respective Fund's shares. Accordingly, Applicants state that, unlike the case with insurance company separate accounts, the issue of the resolution of material irreconcilable conflicts with respect to voting is not present with respect to such Qualified Plans since the Qualified Plans are not entitled to pass-through voting privileges.

15. Even if a Qualified Plan were to hold a controlling interest in one of the Funds, Applicants believe that such control would not disadvantage other investors in such Fund to any greater extent than is the case when any institutional shareholder holds a majority of the voting securities of any open-end management investment company. In this regard, Applicants submit that investment in a Fund by a Qualified Plan will not create any of the voting complications occasioned by mixed funding or shared funding. Unlike mixed or shared funding, Qualified Plan investor voting rights cannot be frustrated by veto rights of insurers or state regulators.

16. Applicants state that some of the Qualified Plans, however, may provide for the trustee(s), an investment adviser (or advisers), or another named fiduciary to exercise voting rights in accordance with instructions from participants. Where a Qualified Plan provides participants with the right to give voting instructions, Applicants see no reason to believe that participants in Qualified Plans generally or those in a particular Qualified Plan, either as a single group or in combination with participants in other Qualified Plans, would vote in a manner that would disadvantage Variable Contract holders. In sum, Applicants maintain that the purchase of shares of the Funds by Qualified Plans that provide voting rights does not present any complications not otherwise occasioned by mixed or shared funding.

17. Applicants do not believe that the sale of the shares of the Funds to Qualified Plans will increase the potential for material irreconcilable conflicts of interest between or among different types of investors. In particular, Applicants see very little potential for such conflicts beyond that which would otherwise exist between variable annuity and variable life insurance contractowners.

18. As noted above, Section 817(h) of the Code imposes certain diversification standards on the underlying assets of variable contracts held in an underlying mutual fund. The Code provides that a variable contract shall not be treated as an annuity contract or life insurance, as applicable, for any period (and any subsequent period) for which the investments are not, in accordance with regulations prescribed by the Treasury Department, adequately diversified.

19. Treasury Department Regulations issued under Section 817(h) provide that, in order to meet the statutory diversification requirements, all of the beneficial interests in the investment company must be held by the segregated asset accounts of one or more insurance companies. However, the Regulations contain certain exceptions to this requirement, one of which allows shares in an underlying mutual fund to be held by the trustees of a qualified pension or retirement plan without adversely affecting the ability of shares in the underlying fund also to be held by separate accounts of insurance companies in connection with their variable contracts (Treas. Reg. 1.817-5(f)(3)(iii)). Thus, Applicants believe that the Treasury Regulations specifically permit "qualified pension or retirement plans" and separate accounts to invest in the same underlying fund. For this reason, Applicants have concluded that neither the Code nor the Treasury Regulations or revenue rulings thereunder presents any inherent conflict of interest.

20. Applicants note that while there are differences in the manner in which distributions from Variable Contracts and Qualified Plans are taxed, these differences will have no impact on the Funds. When distributions are to be made, and a Separate Account or Qualified Plan is unable to net purchase payments to make the distributions, the Separate Account and Qualified Plan will redeem shares of the Funds at their respective net asset value in conformity with Rule 22c-1 under the 1940 Act (without the imposition of any sales charge) to provide proceeds to meet distribution needs. A Qualified Plan will make distributions in accordance with the terms of the Qualified Plan.

21. Applicants maintain that it is possible to provide an equitable means of giving voting rights to Participating Separate Account contractowners and to Qualified Plans. In connection with any meeting of shareholders, the Funds will inform each shareholder, including each Participating Insurance Company and Qualified Plan, of information necessary for the meeting, including their respective share of ownership in the relevant Fund. Each Participating Insurance Company will then solicit voting instructions in accordance with Rules 6e-2 and 6e-3(T), as applicable, and its participation agreement with the relevant Fund. Shares held by Qualified Plans will be voted in accordance with applicable law. The voting rights provided to Qualified Plans with respect to shares of the Funds would be no different from the voting rights that are provided to Qualified Plans with respect to shares of funds sold to the general public.

22. Applicants have concluded that even if there should arise issues with respect to a state insurance commissioner's veto powers over investment objectives where the interests of contractowners and the interests of Qualified Plans are in conflict, the issues can be almost immediately resolved since the trustees of (or participants in) the Qualified Plans can, on their own, redeem the shares out of the Funds. Applicants note that state insurance commissioners have been given the veto power in recognition of the fact that insurance companies usually cannot simply redeem their separate accounts out of one fund and invest in another. Generally, time-consuming, complex transactions must be undertaken to accomplish such redemptions and transfers. Conversely, the trustees of Qualified Plans or the participants in participant-directed Qualified Plans can make the decision quickly and redeem their interest in the Funds and reinvest in another funding vehicle without the same regulatory impediments faced by separate accounts or, as is the case with most Qualified Plans, even hold cash pending suitable investment.

23. Applicants also state that they do not see any greater potential for material irreconcilable conflicts arising between the interests of participants under Qualified Plans and contractowners of Participating Separate Accounts from possible future changes in the federal tax laws than that which already exist between variable annuity contractowners and variable life insurance contractowners.

24. Applicants state that the sale of shares of the Funds to Qualified Plans in addition to separate accounts of Participating Insurance Companies will result in an increased amount of assets available for investment by the Funds. This may benefit variable contractowners by promoting economies of scale, by permitting increased safety of investments through greater diversification, and by making the addition of new portfolios more feasible.

25. Applicants assert that, regardless of the type of shareholders in each Fund, each Fund's Investment Manager is or would be contractually and otherwise obligated to manage the Fund solely and exclusively in accordance with that Fund's investment objectives, policies and restrictions as well as any guidelines established by the Board of Trustees of such Fund (the "Board"). The Investment Manager works with a pool of money and (except in a few instances where this may be required in order to comply with state insurance laws) does not take into account the identity of the shareholders. Thus, each Fund will be managed in the same manner as any other mutual fund. Applicants therefore see no significant legal impediment to permitting the sale of shares of the Funds to Qualified Plans.

26. Applicants state that the Commission has permitted the amendment of a substantially similar original order for the purpose of adding a party to the original order and has permitted open-end management investment companies to offer their shares directly to Qualified Plan in addition to separate accounts of affiliated or unaffiliated insurance companies which issue either or both variable annuity contracts or variable life insurance contracts. Applicants state that the amended order sought in the application is identical to precedent with respect to the conditions Applicants propose should be imposed on Qualified Plans in connection with investment in the Funds.

Applicants' Conditions:

If the requested amended order is granted, Applicants consent to the following conditions:

1. A majority of the Board of each Fund shall consist of persons who are not "interested persons" thereof, as defined by Section 2(a)(19) of the 1940 Act, and the rules thereunder and as modified by any applicable orders of the Commission, except that if this condition is not met by reason of the death, disqualification or bona fide resignation of any Board Member or Members, then the operation of this condition shall be suspended: (a) for a period of 45 days if the vacancy or vacancies may be filled by the remaining Board Members; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application.

2. The Board will monitor their respective Fund for the existence of any material irreconcilable conflict among the interests of the Variable Contract owners of all Separate Accounts investing in the Funds and of the Qualified Plan participants investing in the Funds. The Board will determine what action, if any, shall be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Funds are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of Qualified Plans; (f) a decision by an insurer to disregard the voting instructions of Variable Contract owners; or (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants.

3. Participating Insurance Companies, the Investment Managers, and any Qualified Plan that executes a fund participation agreement upon becoming an owner of 10 percent or more of the assets of an Fund (a "Participating Qualified Plan"), will report any potential or existing conflicts of which it becomes aware to the Board of any relevant Fund. Participating Insurance Companies, the Investment Managers and the Participating Qualified Plans will be responsible for assisting the Board in carrying out its responsibilities under these conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation by each Participating Insurance Company to inform the Board whenever voting instructions of Contract owners are disregarded and, if pass-through voting is applicable, an obligation by each Participating Qualified Plan to inform the Board whenever it has determined to disregard Qualified Plan participant voting instructions. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Insurance Companies investing in the Funds under their agreements governing participation in the Funds, and such agreements shall provide that these responsibilities will be carried out with a view only to the interests of the Variable Contract owners. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Qualified Plans under their agreements governing participation in the Funds, and such agreements will provide that their responsibilities will be carried out with a view only to the interests of Qualified Plan participants.

4. If it is determined by a majority of the Board of a Fund, or by a majority of the disinterested Board Members, that a material irreconcilable conflict exists, the relevant Participating Insurance Companies and Participating Qualified Plans will, at their own expense and to the extent reasonably practicable as determined by a majority of the disinterested Board Members, take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) in the case of Participating Insurance Companies, withdrawing the assets allocable to some or all of the Separate Account s from the Fund or any portfolio thereof and reinvesting such assets in a different investment medium, including another portfolio of an Fund or another Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; (b) in the case of Participating Qualified Plans, withdrawing the assets allocable to some or all of the Qualified Plans from the Fund and reinvesting such assets in a different investment medium; and (c) establishing a new registered management investment company or managed Separate Account. If a material irreconcilable conflict arises because of a decision by a Participating Insurance Company to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, then the insurer may be required, at the Fund's election, to withdraw the insurer's Separate Account investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. If a material irreconcilable conflict arises because of a Participating Qualified Plan's decision to disregard Qualified Plan participant voting instructions, if applicable, and that decision represents minority position or would preclude a majority vote, the Participating

Qualified Plan may be required, at the Fund's election, to withdraw its investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take remedial action in the event of a determination by a Board of a material irreconcilable conflict and to bear the cost of such remedial action will be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds, and these responsibilities will be carried out with a view only to the interest of Variable Contract owners and Qualified Plan participants.

5. For purposes of Condition 4, a majority of the disinterested Board Members of the applicable Board will determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the relevant Fund or the Investment Managers be required to establish a new funding medium for any Contract. No Participating Insurance Company shall be required by Condition 4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of the Variable Contract owners materially and adversely affected by the material irreconcilable conflict. Further, no Participating Qualified Plan shall be required by Condition 4 to establish a new funding medium for any Participating Qualified Plan if (a) a majority of Qualified Plan participants materially and adversely affected by the irreconcilable material conflict vote to decline such offer, or (b) pursuant to governing Qualified Plan documents and applicable law, the Participating Qualified Plan makes such decision without a Qualified Plan participant vote.

6. The determination of the Board of the existence of a material irreconcilable conflict and its implications will be made known in writing promptly to all Participating Insurance Companies and Participating Qualified Plans.

7. Participating Insurance Companies will provide pass-through voting privileges to Variable Contract owners who invest in registered Separate Accounts so long as and to the extent that the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges for Variable Contract owners. As to Variable Contracts issued by unregistered Separate Accounts, pass-through voting privileges will be extended to participants to the extent granted by issuing insurance companies. Each Participating Insurance Company will also vote shares of the Funds held in its Separate Accounts for which no voting instructions from Contract owners are timely received, as well as shares of the Funds which the Participating Insurance Company itself owns, in the same proportion as those shares of the Funds for which voting instructions from contract owners are timely received. Participating Insurance Companies will be responsible for assuring that each of their registered Separate Accounts participating in the Funds calculates voting privileges in a manner consistent with other Participating Insurance Companies. The obligation to calculate voting privileges in a manner consistent with all other registered Separate Accounts investing in the Funds will be a contractual obligation of all Participating Insurance Companies under their agreements governing their participation in the Funds. Each Participating Qualified Plan will vote as required by applicable law and governing Qualified Plan documents.

8. All reports of potential or existing conflicts received by the Board of a Fund and all action by such Board with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Qualified Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the meetings of such Board or other appropriate records, and such minutes or other records shall be made available to the Commission upon request.

9. Each Fund will notify all Participating Insurance Companies that separate disclosure in their respective Separate Account prospectuses may be appropriate to advise accounts regarding the potential risks of mixed and shared funding. Each Fund shall disclose in its prospectus that (a) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies and for qualified pension and retirement plans; (b) due to differences of tax treatment and other considerations, the interests of various Contract owners participating in the Fund and/or the interests of Qualified Plans investing in the Fund may at some time be in conflict; and (c) the Board of such Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict.

10. Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders (which, for these purposes, will be the persons having a voting interest in the shares of the Funds), and, in particular, the Funds will either provide for annual shareholder meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act, although the Funds are not the type of trust described in Section 16(c) of the 1940 Act, as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, each Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Board Members and with whatever rules the Commission may promulgate with respect thereto.

11. If and to the extent Rules 6e-2 or 6e-3(T) under the 1940 Act is amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder, with respect to mixed or shared funding on terms and conditions materially different from any exemptions granted in the order requested in the application, then the Funds and/or Participating Insurance Companies and Participating Qualified Plans, as appropriate, shall take such steps as may be necessary to comply with such Rules 6e-2 and 6e-3(T), as amended, or proposed Rule 6e-3, as adopted, to the extent that such Rules are applicable.

12. The Participating Insurance Companies and Participating Qualified Plans and/or the Investment Managers, at least annually, will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out obligations imposed upon it by the conditions contained in the application. Such reports, materials and data will be submitted more frequently if deemed appropriate by the Board. The obligations of the Participating Insurance Companies and Participating Qualified Plans to provide these reports, materials and data to the Board, when the Board so reasonably requests, shall be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds.

13. If a Qualified Plan should ever become a holder of ten percent or more of the assets of a Fund, such Qualified Plan will execute a participation agreement with the Fund that includes the conditions set forth herein to the extent applicable. A Qualified Plan will execute an application containing an acknowledgment of this condition upon such Qualified Plan's initial purchase of the shares of any Fund.

Conclusion:

Applicants assert that, for the reasons summarized above, the requested exemptions are appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.
Templeton Variable Products Series Fund, et al.

File No. 812-11698

SECURITIES AND EXCHANGE COMMISSION

Release No. IC-24079

1999 SEC LEXIS 2177

October 13, 1999

ACTION: Order Granting Exemptions

TEXT: Templeton Variable Products Series Fund ("Templeton Trust"), Franklin Templeton Variable Insurance Products Trust ("VIP Trust"), Templeton Funds Annuity Company ("TFAC") or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor ("Future Funds") filed an application on July 14, 1999, and an amendment on September 17, 1999 seeking an amended order of the Commission pursuant to Section 6(c) of the Investment Company Act of 1940 ("1940 Act") exempting them from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15). The prior order (Rel. No. IC-19879) granted exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies. The proposed relief would amend the prior order to add as parties to that order the VIP Trust and any Future Funds and to permit shares of the Templeton Trust, the VIP Trust, and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.

A notice of the filing of the application was issued on September 17, 1999 (Rel. No. IC-24018). The notice gave interested persons an opportunity to request a hearing and stated that an order granting the application would be issued unless a hearing should be ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

The matter has been considered, and it is found that granting the requested exemptions is appropriate in the public interest and consistent with the protection of investors and the purposes intended by the policy and provisions of the 1940 Act.

Accordingly,

IT IS ORDERED, pursuant to Section 6(c) of the 1940 Act, that the requested exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, be, and hereby are, granted, effective forthwith.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Hartford Funds Management Company, LLC
Hartford Funds Distributors, LLC
Hartford Administrative Services Company
Talcott Resolution Distribution Company, Inc.
and
Each of the Investment Companies, on behalf of its respective series listed on Schedule A Attached Hereto

August 1, 2018

PARTICIPATION AGREEMENT

THIS AGREEMENT, is made and entered into as of this August 1, 2018, by and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly HARTFORD LIFE INSURANCE COMPANY and TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY (formerly HARTFORD LIFE AND ANNUITY INSURANCE COMPANY) (collectively referred to as the “Company”), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts, as set forth in Schedule B as may be revised from time to time (each an “Account” and collectively, the “Accounts”); each of the registered investment companies (each a “FUND” and collectively, the “FUNDS”) on behalf of its respective series identified on SCHEDULE A (each a “Portfolio” and collectively, the Portfolios) as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland; HARTFORD FUNDS MANAGEMENT COMPANY, LLC (“HFMC”), a Delaware limited liability company; HARTFORD FUNDS DISTRIBUTORS, LLC (“HFD”), a Delaware limited liability company; HARTFORD ADMINISTRATIVE SERVICES COMPANY (“HASCO”), a Minnesota corporation; and TALCOTT RESOLUTION Distribution Company, Inc. (formerly Hartford Securities Distribution Company, Inc.) (“TRSD” or the “underwriter”), a Connecticut corporation. HFMC in its capacity as investment adviser to the Portfolios is referred to herein as the “Adviser.” HFD in its capacity as principal underwriter to the Portfolios is referred to herein as the “Distributor.” HASCO in its capacity as transfer agent to the Portfolios is referred to herein as the “Transfer Agent.”
WHEREAS, this agreement replaces that certain participation agreement dated December 1, 2008, as amended from time to time (“Prior Agreement”) with respect to the Accounts and the Funds; and

WHEREAS, Hartford Financial Services Group, Inc. sold the majority of its interest in its “Talcott Resolution” run-off annuity business, which included Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, to a group of private investors effective May 31, 2018 (the “Transaction”); and
WHEREAS, in conjunction with the Transaction, the new ownership of Talcott Resolution obtained the necessary regulatory approvals to change the names of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company to Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company, respectively; and
WHEREAS, the Prior Agreement also covered certain accounts that were subject to reinsurance transactions with the Company and the parties agree that such accounts will be covered by a separate participation agreement among the applicable parties; and
WHEREAS, each Fund is an open-end management investment company and each Portfolio is available to act as the investment vehicle for separate accounts established by insurance companies to fund variable life insurance policies and/or variable annuity contracts and for qualified pension and retirement plans; and
WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of each Portfolio are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and
WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing with the Financial Industry Regulatory Authority (“FINRA”); and
WHEREAS, the Transfer Agent is duly registered as a transfer agent under the 1934 Act; and
WHEREAS, the Company is an insurance company that (i) has issued certain variable life insurance policies and variable annuity contracts supported wholly or partially by the Accounts and (ii) administers variable life insurance policies and/or variable annuity contracts initially issued by Union Security Life Insurance Company or affiliate(s) thereof (“Union Security”); and
WHEREAS, the Company is the sponsor (or, in the case of Union Security separate accounts, the administrator of contracts invested therein) of each Account, and each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company (or by Union Security, with respect to Union Security Separate Accounts) under insurance laws, to set aside and invest assets attributable to the Contracts (defined below); and
WHEREAS, TRSD is the principal underwriter to the Contracts, and TRSD is duly registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA; and
WHEREAS, the Company provides all required, necessary and appropriate administrative and other services with respect to the registered individual variable annuity contracts (“Registered VA Contracts”); and
WHEREAS, the Company (directly or indirectly through a services agreement with Lombard International Administration Services Company, LLC) provides all required, necessary and appropriate administrative and other services with respect to the unregistered variable life and annuity contracts (“Unregistered Contracts”) and the group life insurance contracts (“Life Contracts”); and
WHEREAS, the term “Contracts” as used in this Agreement shall be understood to refer to any of the Registered VA Contracts, the Unregistered Contracts, the Life Contracts and any life insurance or annuity contracts issued by Union Security and now administered by the Company; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Portfolios, on behalf of the Accounts to fund the Contracts, and each Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, this Agreement shall create a separate participation agreement for each Fund, as though the Company, the Adviser and the Distributor had executed a separate, identical form of participation agreement with each Fund; and
Whereas, except as otherwise provided in regard to a Rule 22c-2 Agreement between respective parties hereto, this Agreement, including any Schedules hereto, is intended to constitute the entire agreement by and among the parties with respect to the specific matters dealt with herein, and supersedes all previous agreements among the parties, written or oral, with respect to such matters; and
WHEREAS, the parties desire the Funds to receive, and the Company to transmit, purchase and redemption orders of Portfolio shares using the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriter, the Distributor, the Transfer Agent and the Adviser agree as follows:

ARTICLE I. Definitions

1.1.    “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.3.    “Contract Owners” shall mean the owners of the Contracts, as distinguished from all other product owners.

1.4.    “Independent Directors” shall mean those members of a Fund’s Board of Directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Portfolios.

1.5.    “IRS” shall mean the U.S. Internal Revenue Service.

1.6.    “NAV” shall mean a Portfolio’s net asset value per share (“NAV”).

1.7.    “Prospectus” with respect to shares of a Portfolio or with respect to a Contract through which interests in an Account registered as a unit investment trust under the 1940 Act are offered and issued, which interests are registered as securities under the 1933 Act, shall mean each version of the effective prospectus, including any supplements thereto, filed with the SEC under the 1933 Act. Unless otherwise indicated, the term “Prospectus” shall include any private placement memo or other similar disclosure document used in connection with the offer or sale of Contracts through which interests in unregistered Accounts are offered and issued. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference will be to the version of the Prospectus last filed and effective prior to the taking of such action, including any supplements thereto. The term Prospectus shall include any statement of additional information incorporated by reference therein.

1.8.    “SEC” shall mean the U.S. Securities and Exchange Commission.

1.9.    “SAI” shall mean each version of the effective Statement of Additional Information, including any supplements thereto, filed with the SEC under the 1933 Act. With respect to any provision of this

Agreement requiring a party to take action in accordance with a SAI, such reference will be to the version of the SAI last filed and effective prior to the taking of such action, including any supplements thereto. The term SAI shall include any Prospectus incorporated by reference therein.

1.10.    “Valuation Time” shall mean the time as of which a Fund calculates net asset value for the shares of its Portfolios on the relevant Business Day.

ARTICLE II. Sale of Portfolio Shares

Without limiting the generality of anything contained elsewhere in this Agreement, the parties hereto acknowledge that actions described in this Article II of this Agreement, or described in any Schedule to this Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by other service providers pursuant to written agreements with the Company.
2.1.    (a)     Each Fund and the Distributor shall make shares of the Portfolios available to the Accounts. The Company shall be the designee of each Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice in accordance with the operational procedures set forth in Section 2.5 below.

2.2.     Each Fund reserves the right to refuse any purchase order or to suspend or terminate the offering of shares of any Portfolio for any reason. All orders accepted by the Company shall be subject to the terms of the then current Prospectus of the applicable Fund. The Company shall use its best efforts, and shall reasonably cooperate with a Fund, to enforce stated Prospectus policies regarding transactions in Portfolio shares. The Company acknowledges that orders accepted by it in violation of a Fund’s stated policies may be subsequently revoked or canceled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company, the Account or the Contract Owner as a result of such cancellation.

2.3.    Each Fund will redeem for cash any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account. The Company shall be the designee of each Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption in accordance with the operational procedures set forth in Section 2.5 below.

2.4.    The Distributor and each Fund agree that shares of the Portfolios will be sold only to (a) insurance companies for use in conjunction with variable life insurance policies or variable annuities or (b) qualified pension and retirement plans (“Qualified Plans”). The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; a Portfolio’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

2.5.    Operational Procedures. The Company will receive instructions from Contract Owners for the purchase, redemption and exchange of shares of the Portfolios (“Instructions”), and shall aggregate and calculate the net purchase and redemption orders for each Account received each Business Day prior to the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) (“Market Close”). The Company will not aggregate Instructions received from the Contract Owners after Market Close with Instructions it received before Market Close, and warrants that its internal control structure concerning the processing and transmission of Instructions is suitably designed to prevent or detect on a timely basis Instructions received after Market Close from being aggregated with Instructions received before Market Close and to minimize errors that could result in late transmission of Instructions. Instructions received by the Company before Market Close on any Business Day will receive that day’s NAV. Instructions received by the Company after Market Close on any Business Day will be treated as received on the next Business Day and will be executed at the next Business Day’s NAV.

(a)    Fund/SERV Transactions: The parties will ordinarily use the NSCC Fund/SERV system and will follow the applicable operating procedures of the NSCC Defined Contribution Clearance & Settlement (DCC&S) Cycle 8 (generally, 6:30 a.m. Eastern Time) as the preferred method of processing the transactions described herein. If the Company is unable to meet NSCC DCC&S Cycle 8, the Company will immediately notify the Fund or its designee, but in no event shall such notice be provided later than 6:45 a.m. Eastern Time on the applicable day. Upon such notice, the Fund or its designee will agree to allow the Company additional time; provided that the Company shall provide trade amounts no later than 8:30 a.m. Eastern Time. If the NSCC Fund/SERV system is used, the following provisions will apply: (i) On each Business Day, the Company shall communicate by Fund/SERV, the aggregate purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close, by no later than NSCC DCC&S Cycle 8 or such other time as may be agreed upon by the parties from time to time as described above. All Instructions received by the Company after Market Close on a Business Day shall not be transmitted to NSCC prior to the conclusion of NSCC DCC&S Cycle 8 on the following Business Day, or such other time as may be agreed upon by the parties from time to time as described above, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee may process orders received after NSCC DCC&S Cycle 8 deadline, or such other time as may be agreed upon by the parties from time to time as described above, using the NAV next determined. (ii) When transmitting purchase or redemption orders for shares of the Portfolios, the Company shall submit one order for all Account purchase transactions and one order for all Account redemption transactions, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company’s payment for purchases of Portfolio shares shall be from the designated NSCC Settling Bank on behalf of the Company by the time specified by the Transfer Agent. “Settling Bank” shall mean the entity appointed by the party to perform such settlement services, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they related to funds settlement. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares from the designated NSCC Settling Bank on behalf of the Fund in accordance with NSCC’s then current rules and procedures; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act.

(b)    Manual Transactions: The parties will process manual transactions via facsimile (or by other agreed electronic means) if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV. If manual transactions are used, the following provisions will apply: (i) On each Business Day, by 8:30 a.m. Eastern Time, the Company shall communicate to the Fund or its designee the aggregate amounts for purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close. All Instructions received by the Company after Market Close on a Business Day shall not be communicated to the Fund or its designee until after 8:30 a.m. Eastern Time on the following Business Day, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee will process orders received after the 8:30 a.m. Eastern Time deadline using the NAV next determined. (ii) The Company will communicate orders to purchase or redeem shares of each Portfolio separately, and submit one order for all Account purchase transactions, reflecting the net dollar amount to be invested in each Portfolio, and one order for all Account redemption transactions, reflecting the net dollar amount to be redeemed from each Portfolio, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act.

(iv) The Company shall pay for Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after an order to purchase Portfolio shares is received in accordance with the provisions of this Section 2.5(b). Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with this Section 2.5(b); provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption. Each Fund shall not bear any responsibility for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

2.6.    Issuance and transfer of a Portfolio’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from a Portfolio will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account. Each Fund will furnish to the Company the CUSIP number assigned to each Portfolio identified in Schedule A hereto, as it may be amended from time to time.

2.7.    The Distributor shall notify the Company in advance, but not later than same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company, of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. A Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

2.8.    Each Fund shall make the NAV for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the NAV is calculated and shall use its best efforts to make such NAV available by 6:30 p.m. Eastern Time. In the event of an error in the computation of a Portfolio’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the applicable Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract Owner accounts, such reimbursements to be made in accordance with the provisions of the Adviser’s current pricing policy. If an adjustment is necessary to correct a material error that has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable Contract Owner’s accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract Owners. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 2.8 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.
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2.9.    The Company agrees to notify a Fund of any investment restrictions imposed by state insurance law and/or any contracts applicable to the Fund. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to a Fund’s investments to the extent such cooperation is permissible under the terms and conditions of Funds’ prospectuses and other governing laws.

ARTICLE III    . Representations and Warranties

3.1.    The Company represents and warrants that:

(a)    (i) The securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the Contracts will be sold only by duly licensed and appointed parties with which the Company has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable FINRA Conduct Rules.

(b)    (i) It is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law; and (iii) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

(c)    [reserved]

(d)    For purposes other than diversification under Section 817 of the Code, that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Portfolio shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

(e)     The Company will comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury; (ii) and any special measures imposed by the U.S. Department of the Treasury pursuant to the BSA.

(f)    It is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, SEC Regulation S-P and the Gramm-Leach-Bliley Act.

(g)    (i)    It operates in compliance with and will continue to operate in compliance with its duties and obligations described by Rule 22c-2, as well as under the Rule 22c-2 Agreement set forth in Schedule D, as may be amended from time to time.

(ii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated to the applicable Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract Owners, but not rescinded by the Valuation Time, were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio shares received from Contract Owners but not rescinded by the Valuation Time. The Company agrees to provide each Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds in writing of any material change to the Late Trading Procedures.

(iii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize excessive trading in its Contracts. The Company agrees to provide each Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds of any material change to the Market Timing Procedures. The parties agree to make reasonable efforts to address any conflict between the Market Timing Procedures and actions taken or policies adopted by a Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

3.2.    Each Fund and the Distributor represent and warrant that:

(a)    (i) The Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act; (ii) the Portfolio shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (iii) the Fund is and shall remain registered under the 1940 Act; and (iv) the Fund shall amend the registration statement for its Portfolios’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.

(b)    The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”) for certain classes of its shares. The parties acknowledge that each Fund reserves the right to modify or terminate its existing plan or to adopt additional Rule 12b-1 Plans (including with respect to its shares for which it has not currently adopted a Rule 12b-1 plan) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

(c)    The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. Each Fund makes no representation as to whether any aspect of its operations complies with the insurance laws and regulations of any state.

(d)    The Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

(e)    The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering and, if required by such laws or regulations, share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities.

3.3.    The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with any applicable state and federal securities laws.

3.4.    The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with the laws of any applicable state and federal securities laws.

3.5.    Each Fund and the Adviser represent and warrant that:

(a)    All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of a Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(b)    They will use their best efforts to provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation or information statement affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the Prospectus for the Contracts.

3.6    The Transfer Agent and the Company each represents and warrants to the other that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Portfolio share transactions.

ARTICLE IV. Prospectuses, Proxy Materials and Information Statements; Voting

4.1.    At least annually, the Distributor shall provide the Company with as many copies of a Fund’s current Prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Prospectus for the Fund printed together in one document.

4.2.    If applicable state or federal laws or regulations require that the SAI for a Fund be distributed to all Contract Owners, then the Fund and/or the Distributor shall provide the Company with copies of the Fund’s SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners. The Distributor and/or the Fund shall also provide an SAI to any Contract Owner or prospective owner who requests such SAI from the Fund.

4.3.    Each Fund and/or the Distributor shall provide the Company with copies of the Fund’s proxy material, information statements, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners.

4.4.    It is understood and agreed that the Company shall not be responsible for the content of the Prospectus or SAI for a Fund, except with respect to information regarding the Company provided in writing by that party. It is also understood and agreed that, except with respect to information regarding a Fund, the Distributor, the Adviser or the Portfolios provided in writing by a Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

4.5.    Each Fund or its designee will use its best efforts to provide the Company with notice as soon as is reasonably practicable of any change for a Fund or Portfolio, including but not limited to: (a) fund objective changes; (b) anticipated fund reorganizations or substitutions; (c) no action or exemptive requests granted by the SEC; (d) Fund and/or Portfolio name changes; (e) Fund or Portfolio adviser, sub-adviser and/or portfolio manager changes; and/or (f) conditions or undertakings that affect the Company’s rights or obligations under this Agreement.

4.6.    If and to the extent required by law the Company shall:

(a)    solicit voting instructions from Contract Owners;

(b)    vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract Owners;

(c)    vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

(d)    vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by an insurance company. The Company reserves the right to vote Portfolio shares in its own right, to the extent permitted by law.

4.7.    The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the applicable Fund and agreed to by the Company and the Fund.

4.8.    Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Fund currently intends, comply with Section 16(c) of the 1940 Act (although no Fund is one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V. Sales Material and Information

5.1.    (a)    The Company shall not disclose any information or make any representations or statements relating to a Fund or Portfolio in connection with the sale of the Contracts other than the information, representations or statements contained in the registration statement, including a Fund’s Prospectus or SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser, except with the prior written consent of the Fund, Distributor and/or Adviser, as applicable.
(b)    The Company shall furnish, or cause to be furnished, to each Fund, as applicable, prior to use each piece of sales literature or other promotional material (collectively, “material”) prepared by the Company in which a Fund (or a Portfolio), the Distributor, the Adviser and/or any of their respective affiliates is named or described at least 5 business days prior to its use. No piece of such material shall be used by the Company without the prior approval of the Fund, Distributor and/or Adviser, which approval will not be unreasonably withheld. No material will be used if the Fund, the Distributor or the Adviser reasonably objects to its use within 5 business days following receipt of such material. Notwithstanding the forgoing, the Company may refer to a Fund or Portfolio as part of a list of mutual funds available under the Contracts without such prior approval or furnishing such material to the Fund, Distributor and/or the Adviser. Neither the Funds, Distributor or the Adviser will be responsible for errors or omissions in, or the content of, the Company’s material except to the extent that the error or omission resulted from information provided by or on behalf of the Fund, Distributor or the Adviser.
5.2.    (a)    Each Fund, the Distributor and the Adviser shall not disclose any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts, as the same may be amended or supplemented from time to time, or in material approved by the Company or their designees, except with the prior written consent of the Company.
(b)    Each Fund, the Distributor and the Adviser shall furnish, or cause to be furnished, to the Company prior to use each piece of material prepared by the Fund, the Distributor and the Adviser in which the Company and/or any of its affiliates are named or described at least 5 business days prior to its use. No piece of such material shall be used by the Fund, the Distributor and the Adviser without the prior approval of the Company, which approval will not be unreasonably withheld. The Company agrees that it will use its best efforts to respond promptly to any request by a Fund, the Distributor or the Adviser for such prior approval.
5.3.    For purposes of this Article V and Article IX, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions), information statements and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.
5.4.    At the request of any party to this Agreement, each other party will make available to the requesting party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.
ARTICLE VI. Fees and Expenses

6.1.    Each Fund, the Distributor, the Transfer Agent and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to a Fund, the Distributor, the Transfer Agent or the Adviser under this Agreement; provided, however, that (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company’s investment in a Fund or Portfolio, including services agreements. Notwithstanding the foregoing, pursuant to the distribution plans adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act for certain classes of its shares, and as contemplated by Section 3.2(b) of this Agreement, each Fund or Portfolio or class of shares thereof, with the exception of Class IA shares, may pay the Distributor and the Distributor may pay the Underwriter as principal underwriter or distributors of one or more classes of Contracts, or the Company, for activities primarily intended to result in the servicing of Contracts or of the sale/servicing of Portfolio shares to the Accounts through which such Contracts were issued. In addition, if a Fund or Portfolio or any class of shares thereof implements a service fee, such Fund or Portfolio or class of shares thereof shall pay the Company for administrative support services.

ARTICLE VII. Diversification and Qualification

7.1.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Section 817(h) diversification or might not so comply in the future. To the extent that a Fund or Portfolio ceases to so qualify, the Fund and the Adviser will use their best efforts to take all steps necessary to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

7.2.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Subchapter M qualification requirements or might not so comply in the future.

7.3.    Without in any way limiting the effect of Sections 9.2, 9.3 and 9.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of a Fund or any Portfolio to comply with Sections 7.1 or 7.2, hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act). In addition, the Distributor or the Adviser shall bear the costs of bringing Contracts into compliance with section 817(h) of the Code following a diversification failure, and the costs of adverse tax consequences to affected Contract holders if the Contracts cannot be brought into compliance.

7.4.    The Company agrees that if the IRS asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract Owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Fund, the Distributor or the Adviser as a result of such a failure or alleged failure:

(a)    The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b)    The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c)    The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d)    Any written materials to be submitted by the Company to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within a reasonable time after submission;

(e)    The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f)    The Company shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VIII. [reserved]

ARTICLE IX. Indemnification

9.1.    Indemnification By The Company

(a)    The Company agrees to indemnify and hold harmless each Fund, each Portfolio, the Distributor, and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Funds, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus, SAI or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, or sales literature or other promotional material of a Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials required under the terms of this Agreement; or

(v)
arise out of or result from any material breach of this Agreement by the Company, including without limitation Section 3.11 and Section 8.6 hereof, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of (i) any violation of federal or state securities law, compliance with which is a responsibility of the Adviser under this Agreement or as to which the Advisor failed to inform the Company, or (ii) such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Indemnified Parties will promptly notify the Company of the commencement of any material litigation or proceedings against them in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of a Fund.

9.2.    Indemnification by the Adviser

(a)    The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, Prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund or the Adviser or persons under their control) or wrongful conduct of a Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or a Fund; or

(iv)    arise as a result of any failure by a Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VII of this Agreement); or

(v)    arise out of or result from any material breach of this Agreement by the Adviser or the Fund; or

(vi)    arise out of or result from the incorrect or untimely calculation or reporting by a Fund or the Adviser of the daily NAV (subject to Section 2.8 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

(b)    The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Adviser or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified

Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
40
946426_5 LAW

(d)    The Company agrees promptly to notify the Adviser of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

9.3.	Indemnification by the Distributor

(a)    The Distributor agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor by or on behalf of the Company for use in the registration statement, Prospectus or SAI for a Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor; or

(iv)    arise as a result of any failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement; or

(v)    arise out of or result from any material breach of this Agreement by the Distributor; or

as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

(b)    The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Distributor or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

ARTICLE X. Applicable Law

10.1.    This Agreement and all related documents including all schedules attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Connecticut.

10.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1.    This Agreement shall terminate:

(a)    at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days’ prior written notice delivered to the other parties; or

(b)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)    at the option of a Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Portfolio shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)    at the option of the Company in the event that formal administrative proceedings are instituted against a Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f)    at the option of the Company by prior written notice to a Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VII hereof; or

(g)    at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 11.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days’ written notice of termination to the defaulting party; or

(h)    At the option of a Fund or the Adviser if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Contracts may fail to so qualify; or

(i)    At the option of a Fund or the Adviser, if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and/or state law; or
(j)    At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

(k)    At the option of a Fund, by a vote of the majority of the Fund’s Board, Adviser or Company, upon a reasonable determination by the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all Contract Owners of all Accounts, or (ii) the interests of participating insurance companies investing in the Portfolio; or

(l)    At any time upon written agreement of all parties to this Agreement.

11.2.    This Agreement may be terminated as to one or more Funds or one or more Portfolios of a Fund (but less than all Portfolios) by delivery of an amended Schedule A deleting such Fund or Portfolio pursuant to Section 13.12 hereof, in which case termination as to such deleted Fund or Portfolio shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A that deletes one or more Funds or one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Fund or Portfolio and shall not affect the obligations of the Company and any Fund hereunder with respect to the other Funds and Portfolios set forth in Schedule A, as amended from time to time.

11.3.    Notice Requirement

No termination of this Agreement or any portion hereof shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a)    in the event any termination is based upon the provisions of Section 11.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)    in the event any termination is based upon the provisions of Section 11.1(d), 11.1(e) or 11.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)    in the event any termination is based upon the provisions of Section 11.1(b), 11.1(c), 11.1(f), 11.1(h), 11.1(i), 11.1(j) or 11.1(k), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

11.4.    Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Fund or a Portfolio or the Company to meet Section 817(h) of the Code diversification requirements, upon the mutual agreement of the parties hereto, the Fund will continue to make available additional shares of the Fund or Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Fund and its designees agree to make additional Portfolio shares available, the owners of the Existing Contracts shall be permitted to reallocate investments in a Fund or Portfolio, redeem investments in a Fund or Portfolio and/or invest in a Fund or Portfolio upon the making of additional purchase payments under the Existing Contracts.

11.5.    Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095
Attention: General Counsel
Facsimile No.: [ ]

If to the Adviser:

Hartford Funds Management Company, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Distributor:

Hartford Funds Distributors, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Transfer Agent:

Hartford Administrative Services Company
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to a Fund or a Portfolio:

690 Lee Road
Wayne, PA 19087
Attention: General Counsel

ARTICLE XIII. Miscellaneous

13.1.    Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P and/or the Gramm-Leach-Bliley Act, whichever is applicable, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of the other party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

13.2.    Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4.    Interpretation. In connection with the operation of this Agreement, the Company, the Adviser, the Distributor and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to any party as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of any party. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other party.

13.5.    Survival of Terms. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6.    Assignment. This Agreement shall be binding on and shall inure to the benefit of each Portfolio (severally), the Distributor, the Adviser and the Company, and their respective successors and assigns, provided that neither the Company, the Distributor, the Adviser nor any Fund, on behalf of a respective Portfolio, may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties; provided, further, that it is hereby understood and acknowledged that third-party servicing agents may carry-out certain duties of respective parties hereto, but in such cases the parties hereto retain liability and ultimate obligations of performance hereunder.

13.7.    Each party to this Agreement will maintain all records required by law and such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9.    The Company agrees that the obligations assumed by each Fund, each Portfolio, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the applicable Fund or Portfolio, the Distributor and/or the Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from any other Fund or Portfolio, from the shareholders of any Fund or Portfolio, or from the Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, the Distributor or the Adviser, or any of them.

13.10.    The Funds, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Funds, the Distributor nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the Company or the directors, officers, employees or agents of the Company.

13.11. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, Schedule A may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule A, and the execution of such amended Schedule A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. Schedule A may also be amended from time to time to delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule

A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

13.12.    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and one or more Funds, and the Distributor and one or more Funds.

13.13.    The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

Next page is signature page.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By its authorized officer,

By:    /s/ Gregory A. Frost
Name:
Title:

Hartford FUNDS DISTRIBUTORS, LLC

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Hartford ADMINISTRATIVE SERVICES COMPANY

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Each Investment Company Listed on Schedule A

By its authorized officer,

By: /s/ Vern Meyer
Name:
Title:

SCHEDULE A

LIST OF PORTFOLIOS

Series of Hartford Series Fund, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Balanced HLS Fund	HADAX	416528875	HAIBX	416528818
Hartford Capital Appreciation HLS Fund	HIACX	416528107	HIBCX	416528768
Hartford Disciplined Equity HLS Fund	HIAGX	416528404	hbgix	416528669
Hartford Dividend and Growth HLS Fund	Hiadx	416528206	hdgBx	416528776
Hartford Global Growth HLS Fund	HGIAX	416528305	HBGLX	416528628
Hartford Healthcare HLS Fund	HIAHX	416528719	HBGHX	416528693
Hartford High Yield HLS Fund	hiayx	416528842	hbhyx	416528644
Hartford International Opportunities HLS Fund	HIAOX	416528602	HBIOX	416528891
Hartford MidCap HLS Fund	HIMCX	416528701	HBMCX	416528677
Hartford MidCap Value HLS Fund	HSCGX	416528529	HBSCX	416528511
Hartford Small Company HLS Fund	HIASX	416528800	HdmBX	416528784
Hartford Stock HLS Fund	HSTAX	416528883	HIBSX	416528750
Hartford Total Return Bond HLS Fund	HIABX	416528859	HBNBX	416528792
Hartford Ultrashort Bond HLS Fund	HUBAX	416528826	HUBBX	416528743
Hartford Value HLS Fund	HIAVX	416528487	HBVLX	416528461

Series of Hartford HLS Series Fund II, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Growth Opportunities HLS Fund	HAGOX	416528313	HBGOX	416528255
Hartford Small Cap Growth HLS Fund	HISCX	416528289	HBSGX	416528230
Hartford Small/Mid Cap Equity HLS Fund	HMCSX	416528354	HMCVX	41667G102
Hartford U.S. Government Securities HLS Fund	HAUSX	416528453	HBUSX	416528248

SCHEDULE B

LIST OF ACCOUNTS

Talcott Resolution Life and Annuity Insurance Company
Separate Account One
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account One

Talcott Resolution Life Insurance Company
Separate Account Two
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account A
PPVA I Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IIIB Separate Account (Unreg)
ICMG Series II Separate Account (Unreg)
ICMG Series VIII Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)

Union Security Insurance Company Variable Separate Account D
Union Security Life Insurance Company of New York Separate Account A

SCHEDULE C

EXPENSES

Each Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect a Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function		Party Responsible for Expense
	Printing of combined prospectuses	Company	Current - Fund Prospective - Company
	Distribution (including postage) to New and Current Clients	Company	Fund
	Distribution (including postage) to Prospective Clients	Company	Company
Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Item	Function		Party Responsible for Expense
	If Required by Fund, Distributor or Adviser	Distributor or Adviser	Fund, Distributor or Adviser
	If Required by Company	Company (Distributor or Adviser to provide Company with document in PDF format)	Company
Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
HLS Mutual Fund SAI	Printing	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including postage)	Company	Company
Product SAI	Printing	Company	Company
	Distribution	Company	Company
Proxy Material for HLS Mutual Fund	Printing if proxy required by Law	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including labor) if proxy required by Law	Company	Fund, Distributor or Adviser
	Printing & distribution if required by Company	Company	Company
HLS Mutual Fund Annual & Semi-Annual Report	Printing of reports	Distributor or Adviser	Fund, Distributor or Adviser

Item	Function		Party Responsible for Expense
	Distribution	Company	Fund, Distributor or Adviser
Other communication to New and Prospective clients	If Required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
Other communication to Current	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	Distribution (including labor and printing) if required by Company	Company	Company
Errors in Share Price calculation pursuant to Section 1.10	Cost of error to participants	Company	Fund or Adviser
	Cost of reasonable expenses related to administrative work to correct error	Company	Fund or Adviser

Item	Function		Party Responsible for Expense
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
		Distributor or Adviser	Fund or Adviser
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company

SCHEDULE D

Rule 22c-2 Agreement
AGREEMENT (this “Agreement”) is entered into as of _____________, 2018, by and between Hartford Administrative Services Company (“Fund Agent”), on behalf of the series (each a “Fund” and collectively, the “Funds”) of each of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (each a “Registrant” and collectively, the “Registrants”), and ____________________ (“Intermediary”). Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

WHEREAS, Intermediary is a “financial intermediary” as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Fund Agent and Intermediary shall be collectively referred to herein as the “Parties” and each individually as a “Party”; and

WHEREAS, this Agreement is intended in all respects to act as the written agreement of the parties contemplated by and entered into in compliance with Rule 22c-2(a)(2) under the 1940 Act; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fund Agent and Intermediary hereby agree as follows:
1. Shareholder Information

1.1.
Agreement to Provide Information. Intermediary agrees to provide the Funds and their designee, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request, plus any other data mutually agreed upon in writing.

1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Funds and their designee may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.
1.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Funds or their designee promptly, but in any event not later than 5 business days, after receipt of a request. If the requested information is not on Intermediary’s books and records, Intermediary agrees to: (i) provide or arrange to provide to the Funds and their designee the requested information from shareholders who hold an account with an indirect intermediary; or; (ii) if directed by the Funds or their designee, block further purchases of Fund Shares from such indirect intermediary. In such instance, Intermediary agrees to inform the Funds whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds and their designee should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.
1.1.3 Limitations on Use of Information. The Funds agree not to use the information received for marketing or any other similar purpose without the prior written consent of Intermediary.

1.2
Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of any of the Funds’ Shares (directly or indirectly through Intermediary’s account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Instructions will be deemed delivered when sent to Intermediary at the following address, or such other address communicated to Fund Agent in writing from time to time.

Compliance Department Contact Information
Contact Name: Jim L’Esperance
Title: Director of Compliance
E-mail Address (required): james.lesperance@thehartford.com
Phone Number: 860-624-0164
Mailing Address     1 Griffin Road
    Windsor, CT 06095

Operations Department Contact Information
Contact Name: Christine Lebron
Title: Compliance Specialist
E-mail Address (required): christine.lebron@thehartford.com
Phone Number 860-624-0163
Mailing Address     1 Griffin Road
    Windsor, CT 06095

1.2.1 Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed, including how long such restriction(s) are to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
1.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by Intermediary.
1.2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to the Funds that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed. Intermediary agrees to deliver requested information to the Funds’ e-mail address below:
Tradeoversight@hartfordfunds.com

1.3	Other Definitions. For purposes of this Agreement:
1.3.1 The term “Fund” does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.
1.3.2 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by Intermediary.1.3.3 The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by Intermediary in nominee name, includes the holder of interests in a variable annuity or variable life insurance contract issued by

Intermediary, and means the plan participant notwithstanding that the certain plans may be deemed to be the beneficial owner of Shares.

1.3.4 The term “written” includes electronic writings and facsimile transmissions.

2. Miscellaneous

2.1
Construction of the Agreement. The parties have entered into one or more agreements between or among them for the purchase and redemption of shares of the Funds. This Agreement is intended to supplement such agreements with respect to the subject matter hereof. To the extent the terms of this Agreement conflict with the terms of any other agreements between the parties, the terms of this Agreement shall control.

2.2
Cooperation and Good Faith Problem Resolution. The parties agree to cooperate in good faith to observe the procedures set forth in this agreement. In the event of any material disagreement over a party’s performance of this agreement, the parties agree to notify each other and further agree that they shall make good faith efforts to cooperate and to resolve such problem or disagreement and to allow each other a period of not less than 60 days to resolve such disagreement to the reasonable satisfaction of the other.

2.3	Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

1.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

2.	Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon each of the undersigned and their respective successors and assigns.
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

Hartford administrative services Company on behalf of the series of
Hartford Series Fund, Inc. and
Hartford HLS Series Fund II, Inc.

By: __________________________
Name: ________________________
Title: ________________________

__________________________________
Firm Name

By: __________________________
Name: ________________________
Title: ________________________

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of the 1st day of March, 1999, between HARTFORD LIFE INSURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and IlL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, MFS VARIABLE INSURANCE TRUST (the "Trust"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, MFS FUND DISTRIBUTORS, INC. ("MFDI"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741; and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741.
WITNESSETH:
WHEREAS, Hartford proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts ("Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code (the Contracts and the Accounts covered by this Agreement are specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Trust has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Trust to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Trust is divided into various series ("Series"), each Series being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Series;
WHEREAS, certain Series will serve as the underlying investment medium for the Contracts;
WHEREAS, MFDI is the distributor for the Trust; and

WHEREAS, MFS is the investment adviser for the Trust.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Trust, MFDI, and MFS hereby agree as follows:
1.The Trust, MFDI, and MFS each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Trust has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) the Trust is and shall remain registered as an open-end management investment company under the 1940 Act; and (iv) the Trust registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by Hartford expressly for use therein.
1.1    Hartford represents and warrants to the Trust, MFDI and MFS that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.
1.2    Hartford represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Trust, MFS or MFDI immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.
2.The Trust will furnish to Hartford such information with respect to the Trust in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Trust will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Trust or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Trust or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Trust of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Trust or which requires the making of a change therein in order to make any statement make therein not misleading.
3.The Trust will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Trust as may reasonably be necessary for use as the funding vehicle for the Contracts.

4.The Trust agrees to make shares of all of its Series available to the Accounts for the Contracts. Series shares to be made available to Accounts for the Contracts shall be sold by the Trust and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Trust or its designee, as established in accordance with the provisions of the then current prospectus of the Trust. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Trust for receipt of such orders from each Account, and receipt by such designee as at the close of regular trading (currently 4:00 p.m. Eastern time) on the New York Stock Exchange or at such other times at which a Series' net asset value is calculated as specified in such Series' prospectus (the "Close of Trading") shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to the rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Trust shall make the net asset value per share for each of the Series available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share, and the Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Trust is responsible for maintaining net asset values for the Series in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Series shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts.
4.1    With respect to payment of the purchase price by Hartford and of the redemption proceeds by the Trust, Hartford and the Trust shall net purchase and redemption orders with respect to each Series and shall transmit one net payment for all of the Series in accordance with Section 4.2 hereof.
4.2    In the event of net purchases, Hartford shall pay for the shares of the Trust by
2:00 p.m. Eastern Time on the next business day after an order to purchase such shares is made in accordance with the provisions of Section 4 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. Eastern Time on the next business day after an order to redeem such shares is made in accordance with the provisions of Section 8 hereof. All such payments shall be in federal funds transmitted by wire.
4.3    The Trust reserves the right to suspend or terminate sales of the Trust's shares to
Hartford and the Accounts if such action is required by law, or if the Board of Trustees of the Trust (the "Board") while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it appropriate and in the best interests of the Trust and its shareholders or in response to the order of an appropriate regulatory authority.

5.    The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Series as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.    Transfer of the Trust's shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Series will be recorded by MFDI as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.

7.    The Trust shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Series recorded in the title for the corresponding subaccount in additional shares of that Series. The Trust shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Trust for receipt of requests for redemption from each Account, and receipt by such designee by the Close of Trading shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Series offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

9.    The Trust shall pay all expenses incidental to its performance under this Agreement. The Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Trust's shares subject to this Agreement. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10.    Hartford shall bear the expenses for the cost of preparation and delivery of Trust prospectuses to be sent to prospective Contract owners. The Trust shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus or prospectuses for the Contracts and the Trust's prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11.    Hartford represents and warrants to the Trust that any information furnished in writing by Hartford to the Trust for use in the registration statement of the Trust will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.    Hartford and its affiliates shall make no representations concerning the Trust's shares except those contained in the then current prospectus of the Trust, in such printed information subsequently issued on behalf of the Trust or other funds managed by MFS as supplemental to the appropriate fund prospectus or in materials approved by MFDI as provided in the Business Agreement in effect among Hartford, MFDI, and MFS dated as of March 1, 1999 ("Business Agreement").

13.    Shares of the Trust may be offered to separate accounts of various insurance companies in addition to Hartford and otherwise in accordance with the Mixed and Shared Funding Order. No shares of the Trust shall be sold to the general public.
13.1     The Trust hereby notifies Hartford that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.
14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Series might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board shall have sole authority to determine if an irreconcilable material conflict exists, and it shall promptly notify Hartford of the existence of such an irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses. Notwithstanding the foregoing, in the event that the Board determines, in its sole discretion, that Hartford's remedial action does not adequately remedy any material irreconcilable conflict, Hartford will withdraw from investment in the Trust each of the Accounts designated by the Board and terminate this Agreement within six months after the Board informs Hartford in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by the Board.

15.    The Trust agrees to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 817").

16.    Hartford agrees to indemnify and hold the Trust, MFS and MFDI harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Trust, MFS or MFDI may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Trust includes in their materials, provided the Trust relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.

17.    The Trust, MFDI, and MFS each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Trust's, MFDI's, or MFS' (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in its materials, provided Hartford relies on information supplied by the Trust; (c) unlawful conduct by the Trust with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.

18.    Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the Mixed and Shared Funding Order.

19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)
at the option of Hartford or the Trust upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(ii)	at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Trust are not reasonably available;

(iii)	at the option of Hartford, immediately upon written notice, if the Trust or MFS fails to meet the requirements for either diversification under Section 817 or registered investment company status;

(iv)
in the event the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Trust to the other party; or

(v)	by mutual agreement at any time.
The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street

Simsbury, CT 06089
Attention: Lynda Godkin
Facsimile No.: 860-843-8665
If to Trust:
MFS Variable Insurance Trust
500 Boylston Street
Boston, MA 02116-3741
Attention: Stephen E. Cavan, Secretary
Facsimile No.: 617 954-7765
with a copy to:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116
Attention: Robert T. Burns, Senior Vice President and Associate General Counsel
Facsimile No.: 617 954-7764
If to MFDI:
MFS Fund Distributors, Inc. 500 Boylston Street
Boston, MA 02116-3741
Attention: William W. Scott, Jr. Facsimile No.:
with a copy to:

Massachusetts Financial Services Company
500 Boylston Street Boston, MA 02116
Attention: Robert T. Burns, Senior Vice President and Associate General Counsel Facsimile No.: 617 954-7764
If to MFS:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116-3741
Attention: Robert T. Burns, Senior vice President and Associate General Counsel
Facsimile No.: 617 954-7764

21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22.    Notwithstanding any termination of this Agreement, the Trust and MFDI shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 4.3 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Series and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23.    A copy of the Trusts Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust arising out of this instrument and under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders, except MFDI and/or MFS if either or both are shareholders, of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Hartford also agrees that the obligations of each Series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Hartford agrees not to proceed against any Series for the obligations of another Series. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account may seek recourse against MFDI and/or MFS.

24.    This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs also shall survive any termination hereof: 16, 17, 20, 20-26.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
(on behalf of the Account and itself)
Attest: /s/ Brian S. Becker
By: /s/ Thomas M. Marra
Thomas M. Marra
Its: Executive Vice President

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
Attest: /s/ Brian S. Becker
By: /s/ Thomas M. Marra
Thomas M. Marra
Its: Executive Vice President

MFS VARIABLE INSURANCE TRUST
on behalf of the Series
By its authorized officer and not individually,

Attest:
/s/ Kathleen M. White                By: /s/ James R. Bordewick
James R. Bordewick, Jr.
Its: Assistant Secretary

MFS FUND DISTRIBUTORS, INC.

Attest:
[illegible]                    By: /s/ William W. Scott, Jr.
William W. Scott, Jr.
Its: President

MFS FINANCIAL SERVICES
COMPANY

Attest:
[illegible]                    By: /s/ Joseph W. Dello Russo
Joseph W. Dello Russo
Its: Chief Administrative Officer

As of March 1, 1999
SCHEDULE A
ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Contracts Funded by Separate Account
To be provided	To be provided

11

AMENDMENT NO. 1 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
MFS VARIABLE INSURANCE TRUST,
MFS FUND DISTRIBUTORS, INC.,
and
MASSACHUSETTS FINANCIAL SERVICES COMPANY
This Amendment, effective May 1, 2008, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), MFS Variable Insurance Trust (the "Trust"), MFS Fund Distributors, Inc. ("MFDI"), and Massachusetts Financial Services Company ("MFS"), amends that certain Fund Participation Agreement (the "Agreement") dated March 1, 1999 by the foregoing parties as follows:

1.	The following Subsection (v) is added to Section 1 of the Agreement.
; and (v) the Trust and each Series is a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and the Trust and each Series will maintain such qualification as long as this Agreement is in effect. The Trust will notify Hartford immediately upon having a reasonable basis for believing that the Trust or a Series no longer qualifies as a regulated investment company or may not so qualify in the future.

2.	The following Section 1.3 is added to the Agreement.
Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Trust hereby waives enforcement rights of fund policies regarding market timing or frequent trading with respect to initial transfers of assets by Contract Holders into Hartford sponsored dynamic or static asset allocation models and subsequent transfers of assets by Contract Holders between such models. Hartford represents and warrants that to the best of Hartford's knowledge and belief based solely upon informal guidance articulated by the Securities and Exchange Commission staff, the dynamic asset allocation models sponsored by Hartford do not constitute an "investment company" as such term is defined in Section 3(a) of the Investment Company Act of 1940, as amended.

3.	Paragraph 9 of the Agreement is deleted and replaced in its entirely with the following:
9.    The Trust shall pay all expenses incidental to its performance under this Agreement. The
Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Series, the preparation of all statements and notices required from it by any federal or state law, taxes on the issue or transfer of the Trust's shares subject to this Agreement, and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner who requests such Statement of Additional Information.

4.	The following Section 10.1, 10.2, 10.3 and 10.4 are added to the Agreement.
10.1    With respect to the Service Class Shares of a Series, the Trust shall make payments quarterly to MFDI under a Series' Rule 12b-1 plan, and MFDI shall in turn use these payments to pay or reimburse Hartford for distribution expenses incurred or paid (as the case may be) by Hartford attributable to the Contracts issued by Hartford in an amount equal to 0.25% of the average daily net assets invested in Service Class Series shares of the Trust attributable to the Contracts issued by Hartford (the "Distribution Fee"), provided that no such payment shall be made with respect to any quarterly period in excess of an amount determined from time to time by the Trust's Board of Trustees and disclosed in the Trust's prospectus. The parties to this Agreement recognize and agree that the Distribution Fee hereunder is for distribution services only and does not constitute payment in any manner for investment advisory services of for administrative services, and are not otherwise related to investment advisory or administrative services or expense, recognizing that Hartford may have contracted separately with the parties to provide administrative services.
10.2    MFDI shall calculate the Distribution Fee at the end of each calendar quarter and will make such payment to Hartford, without demand or notice by Hartford, within thirty (30) days thereafter, in a manner mutually agreed upon by the Parties from time to time. MFDI shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to the Trust's Rule 12b-1 plan if (i) the Trust's Rule 12b-1 plan is no longer in effect during such quarterly period; or (ii) regulatory changes result in the rescission of Rule 12b-1 or otherwise prohibit the making of such payments.
10.3    Payment of the Distribution Fee shall continue in effect for a period of more than one (1)
year from the above effective date and throughout the Term of this Agreement only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the Trustees who are not interested persons of the Trust and have no direct or indirect financial interesting the operation of the Trusts' distribution plan or in any agreements related to the distribution plan, cast in person at a meeting called for the purpose of voting on the distribution plan or agreements.
10.4     Notwithstanding anything to the contrary, the payment of the Distribution Fee may cease at any time, without the payment of any penalty, upon a vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interests in the operation of the Trust's distribution plan or in any agreements related to the distribution plan, or by a vote of a majority of the outstanding voting securities of the Trust on not more than sixty (60) days' written notice to any other party to this Agreement. Payment of the Distribution Fee shall automatically cease if the Agreement is ever assigned.

5.	Paragraph 13 of the Agreement is deleted and replaced in its entirety with the following:
13.    The Trust, MFS, and MFDI agree that shares of the Trust and shares of each Series will be sold only to: (1) separate accounts of insurance companies that have entered into participation agreements with the Trust and MFS and/or MFDI; (2) qualified pension and retirement plans, as defined in Revenue Ruling 94-62; (3) MFS or its affiliates, in accordance with Treasury Regulation section 1.817-5(f)(3)(ii); or (4) any other person or plan permitted to hold Shares pursuant to Treasury Regulation section 1.817-5(f)(3), as may be amended from time to time. In no event will the Trust, MFS, and MFDI sell shares of the Trust if such sale would impair the ability of Hartford, on behalf of its separate accounts, to look through the Trust and treat the ownership of the Shares as the ownership of a pro rata portion of each asset of the Trust for purposes of satisfying the diversification requirements of Section 817(h) of the Internal Revenue Code and Treasury Regulation section 1.817-5.
The Trust will notify Hartford immediately upon having a reasonable basis for believing that the Trust or a Series has ceased to comply with Section 817(h) diversification or might not so comply in the future and MFS will take all steps necessary to adequately diversify the Trust or the Series so as to achieve compliance within the grace period afforded by Treasury Regulation section 1.817-5.

6.	Schedule A of the Agreement is herby deleted in its entirety and replaced with the Schedule A attached hereto.

7.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE HARFORD LIFE INSURANCE            MFS FUND DISTRIBUTORS, INC.
COMPANY
By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ James Jessee
Robert Arena                        James Jessee

Its: [Title] SVP                        Its: President

Date: 4/28/08                        Date: April 30, 2008

THE HARFORD LIFE AND ANNNUITY        MASSACHUSETTS FINANCIAL SERVICES
INSURANCE COMPANY                COMPANY
By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Robert Manning
Robert Arena                        Robert Manning

Its: [Title] SVP                        Its: President and Chief Executive Officer

Date: 4/28/08                        Date: April 30, 2008

MFS VARIABLE INSURANCE TRUST

By its authorized officer,

By: /s/ Susan S. Newton
Susan S. Newton

Its: Assistant Secretary

Date: April 30, 2008

Schedule A
Accounts Subject to the Participation Agreement

Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL II

HARTFORD NON-LEADERS PROGRAM FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of the 1st day of June, 2000, between HARTFORD LIFE INSURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, MFS VARIABLE INSURANCE TRUST (the "Trust"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, MFS FUND DISTRIBUTORS, INC. ("MFDI"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741; and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741.
WITNESSETH:
WHEREAS, Hartford has issued or proposes to issue to the public, now and in the future, certain variable annuity contracts or variable life policies ("Policies") ("collectively, Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code (the Contracts and the Accounts covered by this Agreement are specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Trust has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Trust to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Trust is divided into various series ("Series"), each Series being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Series;
WHEREAS, certain Series will serve as the underlying investment medium for the Contracts;
WHEREAS, MFDI is the distributor for the Trust; and

WHEREAS, MFS is the investment adviser for the Trust.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Trust, MFDI, and MFS hereby agree as follows:
1.The Trust, MFDI, and MFS each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Trust has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the

Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) the Trust is and shall remain registered as an open-end management investment company under the 1940 Act; and (iv) the Trust registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by Hartford expressly for use therein.
1.1    Hartford represents and warrants to the Trust, MFDI and MFS that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.
1.2    Hartford represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Trust, MFS or MFDI immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.The Trust will furnish to Hartford such information with respect to the Trust in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Trust will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Trust or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Trust or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Trust of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Trust or which requires the making of a change therein in order to make any statement make therein not misleading.
3.The Trust will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Trust as may reasonably be necessary for use as the funding vehicle for the Contracts.
4.The Trust agrees to make shares of all of its Series available to the Accounts for the Contracts. Series shares to be made available to Accounts for the Contracts shall be sold by the Trust and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Trust or its designee, as established in accordance with the provisions of the then current prospectus of the Trust. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Trust for receipt of such orders from each Account, and receipt by such designee as at the close of regular trading (currently 4:00 p m Eastern time) on the New York Stock Exchange or at such other times at which a Series' net asset value is calculated as specified in such Series' prospectus (the "Close of Trading") shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to the rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Trust shall make the net asset value per share for each of the Series available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share, and the Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Trust is responsible for maintaining net asset values for the Series in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Series shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts.
4.1    With respect to payment of the purchase price by Hartford and of the redemption proceeds by the Trust, Hartford and the Trust shall net purchase and redemption orders with respect to each Series and shall transmit one net payment for all of the Series in accordance with Section 4.2 hereof.
4.2    In the event of net purchases, Hartford shall pay for the shares of the Trust by 2:00
p.m. Eastern Time on the next business day after an order to purchase such shares is made in accordance with the provisions of Section 4 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. Pastern Time on the next business day after an order to redeem such shares is made in accordance with the provisions of Section 8 hereof. All such payments shall be in federal funds transmitted by wire.
4.3    The Trust reserves the right to suspend or terminate sales of the Trust's shares to
Hartford and the Accounts if such action is required by law, or if the Board of Trustees of the Trust (the "Board") while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it appropriate and in the best interests of the Trust and its shareholders or in response to the order of an appropriate regulatory authority.

5.    The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Series as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.    Transfer of the Trust's shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Series will be recorded by MFDI as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.

7.    The Trust shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Series recorded in the title for the corresponding subaccount in additional shares of that Series. The Trust shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Trust for receipt of requests for redemption from each Account, and receipt by such designee by the Close of Trading shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Series offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

9.    The Trust shall pay all expenses incidental to its performance under this Agreement. The Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Trust's shares subject to this Agreement. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10.    Hartford shall bear the expenses for the cost of preparation and delivery of Trust prospectuses to be sent to prospective Contract owners. The Trust shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus or prospectuses for the Contracts and the Trust's prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11.    Hartford represents and warrants to the Trust that any information furnished in writing by Hartford to the Trust for use in the registration statement of the Trust will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.    Hartford and its affiliates shall make no representations concerning the Trust's shares except those contained in the then current prospectus of the Trust, in such printed information subsequently issued on behalf of the Trust or other funds managed by MFS as supplemental to the appropriate fund prospectus or in materials approved by MFDI as provided in the Business Agreement in effect among Hartford, MFDI, and MFS dated as of March 1, 1999 ("Business Agreement").

13.    Shares of the Trust may be offered to separate accounts of various insurance companies in addition to Hartford and otherwise in accordance with the Mixed and Shared Funding Order. No shares of the Trust shall be sold to the general public.
13.1     The Trust hereby notifies Hartford that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.
14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Series might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board shall have sole authority to determine if an irreconcilable material conflict exists, and it shall promptly notify Hartford of the existence of such an irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses. Notwithstanding the foregoing, in the event that the Board determines, in its sole discretion, that Hartford's remedial action does not adequately remedy any material irreconcilable conflict, Hartford will withdraw from investment in the Trust each of the Accounts designated by the Board and terminate this Agreement within six months after the Board informs Hartford in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by the Board.
15.    The Trust agrees to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 817").
16.    Hartford agrees to indemnify and hold the Trust, MFS and MFDI harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Trust, MFS or MFDI may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Trust includes in their materials, provided the Trust relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.
17.    The Trust, MFDI, and MFS each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Trust's, MFDI's, or MFS' (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in its materials, provided Hartford relies on information supplied by the Trust; (e) unlawful conduct by the Trust with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.
18.    Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the Mixed and Shared Funding Order.

19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)
at the option of Hartford or the Trust upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(ii)	at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Trust are not reasonably available;

(iii)	at the option of Hartford, immediately upon written notice, if the Trust or MFS fails to meet the requirements for either diversification under Section 817 or registered investment company status;

(iv)
in the event the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Trust to the other party; or

(v)	by mutual agreement at any time.
The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street

Simsbury, CT 06089
Attention: Lynda Godkin
Facsimile No.: 860-843-8665
If to Trust:
MFS Variable Insurance Trust
500 Boylston Street
Boston, MA 02116-3741
Attention: Stephen E. Cavan, Secretary
Facsimile No.: 617 954-7765
with a copy to:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116
Attention: Robert T. Bums, Senior Vice President and Associate General Counsel
Facsimile No.: 617 954-7764
If to MFDI:
MFS Fund Distributors, Inc. 500 Boylston Street
Boston, MA 02116-3741
Attention: William W. Scott, Jr. Facsimile No.:
with a copy to:
Massachusetts Financial Services Company
500 Boylston Street Boston, MA 02116
Attention: Robert T. Burns, Senior Vice President and Associate General Counsel Facsimile No.: 617 954-7764
If to MIS:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116-3741
Attention: Robert T. Burns, Senior vice President and Associate General Counsel
Facsimile No.: 617 954-7764
21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22.    Notwithstanding any termination of this Agreement, the Trust and MFDI shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 4.3 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Series and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23.    A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust arising out of this instrument and under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders, except MFDI and/or MFS if either or both are shareholders, of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Hartford also agrees that the obligations of each Series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Hartford agrees not to proceed against any Series for the obligations of another Series. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account may seek recourse against MFDI and/or MFS.

24.    This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs also shall survive any termination hereof: 16, 17, 20, 20-26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY
(on behalf of the Account and itself)

Attest:
[illegible]                    By: [illegible]

Its:

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY

Attest:
[illegible]                    By: [illegible]

Its:

MFS VARIABLE INSURANCE TRUST
on behalf of the Series
By its authorized officer and not individually,

Attest:
/s/ Kathleen M. White                By: /s/ James R. Bordewick
James R. Bordewick, Jr.
Its: Assistant Secretary

MFS FUND DISTRIBUTORS, INC.

Attest:
[illegible]                    By: /s/ William W. Scott, Jr.
William W. Scott, Jr.
Its: President

MFS FINANCIAL SERVICES
COMPANY

Attest:
[illegible]                    By: /s/ Arnold D. Scot    t
Arnold D. Scott
Its: Senior Executive Vice President

As of June 1, 2000
SCHEDULE A
ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Product	Name of Separate Account	Contract Funded By Separate Account
Hartford Leaders Solution (HL)	Separate Account Seven	HLVA 99
Hartford Leaders Solution (HLA)	Separate Account Seven	LAVA 99
Omnisource (HLA)	ICMG Registered Variable Life Separate Account One	GVL-95
MSDW Leaders Select (HL)*	Separate Account Three	HLVA 99
MSDW Leaders Select (HLA)*	Separate Account Three	LAVA 99
Prudential Leaders (HL)**	Separate Account Seven	HLVA 99
Prudential Leaders (HLA)**	Separate Account Seven	LAVA 99

Expected Launch July 24, 2000 Expected Launch June 22, 2000

AMENDMENT NO. 1
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated June 1, 2000, between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time, MFS Variable Insurance Trust (the "Trust"), Massachusetts Financial Services Company ("MFS") and MFS Fund Distributors, Inc. ("MFDI") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time
By: /s/ [illegible]
Its Executive Vice President & Director Indiv. Life Division
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time
By: /s/ [illegible]
Its Executive Vice President & Director Indiv. Life Division
MFS VARIABLE INSURANCE TRUST,
On behalf of the Series
By its authorized officer and not individually,
By: /s/ Susan S. Newton
Its Assistant Secretary

MFS FUND DISTRIBUTORS, INC.
By: /s/ James Jessee
Its President

MFS FINANCIAL SERVICES
COMPANY
By: /s/ [illegible]
Its Executive Vice President

As of October 3, 2005
SCHEDULE A
ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Date Established
Hartford Life Insurance Company Separate Account Three	June 22, 1994
Hartford Life and Annuity Insurance Company Separate Account Three	June 22, 2994
Hartford Life Insurance Company Separate Account Five	July 25, 1994
Hartford Life and Annuity Insurance Company Separate Account Five	August 17, 1994
Hartford Life Insurance Company Separate Account Seven	December 8, 1986
Hartford Life and Annuity Insurance Company Separate Account Seven	April 1, 1999
Hartford Life Insurance Company Separate Account Eleven	December 1, 2000
Hartford Life Insurance Company Separate Account VL I	September 30, 1992
Hartford Life and Annuity Insurance Company Separate Account VL I	June 8, 1995
Hartford Life Insurance Company Separate Account VL II	September 30, 1994
Hartford Life and Annuity Insurance Company Separate Account VL II	September 30, 1994
ICMG Registered Variable Life Separate Account A	April 14, 1998
ICMG Registered Variable Life Separate Account One	October 9, 1995
First Fortis Separate Account A	October 1, 1993
Fortis Benefit Variable Account D	October 14, 1987

Fund Participation Agreement
Among
The Prudential Series Fund, Inc.,
The Prudential Insurance Company of America,
Prudential Investment Management Services LLC,
And
Hartford Life Insurance Company

TABLE OF CONTENTS

Page
ARTICLE I.            Fund Shares                                    3
ARTICLE II.            Representations and Warranties                        6

ARTICLE III.        Prospectuses, Reports to Shareholders
and Proxy Statements,Voting                        7
ARTICLE IV.        Sales Material and information                        9
ARTICLE V.            Diversification                             10
ARTICLE VI.        Potential Conflicts                             10
ARTICLE VII.        Indemnification                             11
ARTICLE VIII.        Applicable Law                             16
ARTICLE IX.        Termination                                 16
ARTICLE X.            Notices                                 17
ARTICLE XI.        Miscellaneous                                 18
SCHEDULE A        Separate Accounts and Contracts                     20
SCHEDULE B        Participating Life Investment Trust Funds             21

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, made as of this 22nd day of June, 2000 by and among Hartford Life insurance Company (*Hartford"); a Connecticut corporation, on its behalf and on behalf of each separate account set forth con Schedule A attached as it may be amended from time to time (the "Separate Account"); The Prudential Series Fund, Inc., a Maryland corporation (the "Funds"), Prudential Investment Management Series LLC, a Delaware limited [liability company (the "Distributor") and The Prudential Insurance Company of America, a New Jersey mutual insurance company (the "Adviser").
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and
WHEREAS, the Adviser is registered as an Investment Adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Fund; and
WHEREAS, the Fund intends to make available shares of it series set forth on Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and
WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed in Schedule A under the Securities Act or 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940) Act") to be issued by them for distribution (the "Contracts"); and
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Fund, the Distributor and the Adviser agree as Follows:
ARTICLE I. FUND SHARES
1.1    The Fund and the Distributor agree to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Fund will execute orders placed for each Separate Account on a daily basks at the net asset value of each Series next computed after receipt by the Fund or its designee of such order.
A.    For purposes of this Agreement, Hartford shall be the designee of the

Fund and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Fund, provided that the Fund receives notice of orders by 9:00 a.m. (Eastern time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day' shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.
1.2    The Board of Directors of the Fund (the "Board"), acting in good faith and in the exercise of Its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory. authorities having jurisdiction over the sale of shares.
1.3    The Fund and the Distributor agree that shares of the Fund or any of its Series be sold only to insurance companies for use in conjunction with variable life Insurance policies or variable annuities. No shares of the Fund or any of its Series will be sold to the general public.
1.4    The Fund and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the
Fund for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Fund, provided that the Distributor receives notice of the redemption request by 9:00 a.m.. (Eastern lime) on the next following Business Day..
1.5    Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
A.    Hartford will place separate orders to purchase or redeem shares of each
Series, Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B.    In the event of net purchases, Hartford will pay for shares before 3:00 p.m.
(Eastern time) on the next Bust Hess Day alter receipt of an order to purchase shares.

C.    In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Fund shares is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to Hartford the CUSIP number assigned to each series identified in Schedule B attached as may be amended from time to time.

1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no Cater than same clay notice by 6:00 p.m. Eastern time (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall make the net asset value per share of each Series available to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund shall use its best efforts to make such net asset value per share available by 5:00 p. m. Eastern time.

A.    If the Distributor provides materially incorrect share net asset value information through no Fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect be correct net asset value per share.

B.    The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC'S recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per sharer dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Fund and/or its agents shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay qualified plans ("Plans") or annuity or life insurance contract owners that have selected a Series as all investment option ("Contract owners"), and which amount is due to the Funds or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a miscalculation by the Fund or it agents result In a gain to Hartford, Hartford shall Immediately reimburse the Fund, the applicable Series or its agents for any material losses incurred by the Fund, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to the Plans or Contract owners, Hartford will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Series or its agents; but Hartford shall not be obligated to take legal action against the Plans or Contract owners,
With respect to the material errors or omissions described above, this section shall control over other Indemnification provisions in this Agreement.

ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:
A.    The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law;
B.    The Contracts will be issued in compliance with all applicable federal and state laws and regulations.

C.    Hartford is duly organized and in good standing under applicable law

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act.
2.2    The fund and the Distributor represent and warrant that:
A.    Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.
B.    Series shares shall be duly authorized for issuance In accordance with the laws of each Jurisdiction in which shares will be offered.

C.    Series shall be std in compliance with all applicable federal and state securities laws and regulations.

D.    The Fund is and shall remain registered under the 1940 Act and the regulationrs thereunder to the extent required.

E.    The Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from titre to time, as required In order to effect the continuous offering of the Series' shares.
2.3    The Fund and the Adviser represent and warrant that:
A.    The Fund is currently qualified as a Regulated Investment Company under
Subchapter lvi of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Fund has ceased to qualify or that the Fund might not qualify ill the future.
B.    The Fund is duly organized and validly ini5ting. under the laws of the state of Its Incorporation.
C.    The Fund does and will comply in all material respects with the 1940 Ad.

D.    The Fund has obtained an order from the SEC granting parlicipating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its Eris to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance cornpanies.
2.4     The Distributor represents and warrants that:
A.    It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Fund and Hartford In compliarice with the laws and regulations arid any applicable sate and federal laws and regulations.
ARTICLE III. PROSPECTUSES; REPORTS TO SHAREHOLDE RS AND PROXY
STATEMENTS; VOTING
3.1    The Fund, at its expense, will print and provide Hartford with as many copies of the Series' current prospectus(es) and statement of additional information as Hartford may reasonably request to deliver to existing Contract owners. At Hartford's request, the Fund will provide, in lieu of the printed prospectuses, camera-ready film or computer diskettes containing the Series' prospectus(es) and statement of additional Information for printing by Hartford at the Fund's expense. Hartford will deliver, at the Fund's expense, the Series' prospectus(es) and statement of additional information to existing Contract owners.
A.    Hartford may elect to print the Series' prospectus(es) and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.
3.2    Hartford, at its expense, will print the Contract prospectus for use with prospective owners of Contracts. If Hartford chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Series' prospectus(es) and statement of additional information, the Fund shall bear the cost of providing the camera-ready film or dlskettes. Neither the Fund, the Adviser nor the Distributor shall
be responsible for the costs of printing such prospectus(es) or     statement of additional
information.
3.3    The Fund, at its expense, will provide Hartford with copies of its reports to shareholiderse and other communications to shareholders in such quantity as Hartford shall reasonably require for distributing, at the Fund's expense, to Contract owners.
3.4    The Fund will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford, at the Fund's expense, will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, c) vote the Series shares in accordance with instructions received from Contract owners, and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.
A.    To the extent permitted by applicable laws, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.
B.    Unregistered separate accounts subject to the Employee Retirement
Income Security Act of 1974 ("ERISA'') will refrain from voting shares for which no instructions are receved if such shares are held subject to the previsions of ERISA.
3.5    The Fund will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Fund prior to use, each piece of sales literature or advertising prepared by Hartford in which the Fund, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Fund, the Adviser, or the Distributor reasonably objects to its use withln ten (10) Business Days following receipt by the Fund,
4.2    Hartford will not, without the permission of the Fund, make any representations or statements on behalf of the Fund or concerning the Fund in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) report to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Fund.
4.3    The Fund shall furnish, or shall cause to be furnished, to Hartford or its designee, each piece of sales literature or advertising prepared by the Fund In which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Fund nor the Distributor will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Account or concerning Hartford, the Contracts or the Separate Account, in connection with the advertising or sale of the Contract, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.

4.5    The Fund will provide to Hartford at least one complete copy of all registration Statement, prospectuses, statements of additional Information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Fund, upon the Fund's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional rnaterials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contract.

ARTICLE V, DIVERSIFICATION
5.1    The Fund and the Adviser represent and warrant that, at all times, the Series will comply with Section 817 of the Code and all regulations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Series ceases to so qualify, it will take all steps necessary (a) to notify Hartford Immediately of such event and b) to adequately diversify the Series so as to achieve compilance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board of Directors of the Fund will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board of Directors of the Fund shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which it is aware to the Board of Directors of the Fund. This includes, but is not limited to, an obligation by Hartford to inform the Board of Directors of the Fund whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board of Directors of the Fund, or a majority of lts Independent Directors, that a material irreconcilable conflict exists due to the issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitatIon, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually, submit to the Board of Directors of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly reported in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

ARTICLE VII. INDEMNIFICATION

7.1    Indemni6cation by Hartford
A.    Hartford agrees to Indemnify and hold harmless the Distributor, the
Adviser, the Fund and each of its directors (If applicable), officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, the "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (Including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses" ), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Fund shares or the Contracts and:
I.    Arise out of of are based upon any untrue statements or alleged untrue statements of any material fact contained In a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford on behalf of the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this indemnity shalI not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Fund for use In Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 7.2 (A)(1)) or wrongful conduct of Hartford or persons under Its control, with respect to the sale or acquisition or the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 7.2(A)(1) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made In reliance upon and accurately derived from written information furnished to the Fund by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford; as limited by and in accordance with the provision of Sections 7.1(B) and 7.1(C) hereof.
B.    Hartford shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or Distributor, whichever is applicable.
C    Hartford shall not be liable under this indemnification provision with respect, to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named In the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any, of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Fund.

7.2    Indemnification by the Distributor, the Adviser, and the Fund
A.    The Distributor, the Adviser, and the Fund agree to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act
(collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all lossesr claims, damages
(including amount paid in settlement with the written consent of the Distributor, the Adviser, and the Fund, which consent shall not be unreasonably withheld) or expenses (including the reasonable cost of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith (collectively, ''Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Sees' shares or the Contract and:

1.    Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained In the Registration Statement, prospectus or sales literature of the Fund applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, the "Fund Documents" for purpose of Section 7) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund, the Adviser, or the Distributor by or on behalf of Hartford for use In the Fund Documents or otherwise for use in connection with the sale of the Contract or Series shares; or
2.    Arise out of or as a result of statements or representations (other than statements or representations contained in and accurately derived from Company Documents as defined In Section 7.1 (A)(1)) or wrongful conduct of the Fund, Adviser or Distributor or persons under their control, with respect to the sale or distribution or the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents as defined In Section 7.1 (A)(1), or the omission or alleged omission to state therein a material fact required to be stated therein of necessary to make the statement or statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor, the Adviser, or the Fund; or

4.    Arise out of or result from any failure by the Distributor, Adviser, or the Fund to provide the services or furnish the materials under the terms or this Agreement; or

5.    Arise out of or result from any material breach of any representation, armor warranty made by the Distributor, the Adviser, or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor, the Adviser, or the Fund; as limited by and In accordance with the provisions of Sections 7.2(B) and 7.2(C) hereof.

B.    The Distributor, the Adviser, or the Fund shall not be liable under this Indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of which Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor, the Adviser, or the Fund shall not be liable under this Indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor, the Adviser, or the Fund, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent.), but failure to notify the Distributor, the Adviser, or the Fund of any such claim shall not relieve the Distributor, the Adviser, or the Fund from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Indemnification provision. In case any such action Is brought against the Indemnified Parties, the Distributor, the Adviser, or the Fund will be entitled to participate, at their own expense, in the defense thereof. The Distributor, the Adviser, and the Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor, the Adviser, and the Fund to such party of their election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor, the Adviser, and the Fund wiil not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly to notify the Distributor, the Adviser, and the Fund of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of each Separate Account.
7.3    Any party seeking indemnifIcation (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a 'Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnificatIon.

At its option and expense, a Potential lndemnitor may retain counsel and control any litigation for which it may he responsible to indemnify a Potential Indemnitee under this Agreement.
7.4    With respect to any claim, the parties each shall glee the other reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, arid shall otherwise cooperate with ore another In the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.
7.5    If a party is defending a claim and indemnifying the other party hereto, and (i) a settlement proposal Is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five (5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shalt further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.
Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an ior otherwise) (a Specific Performance Settlement), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party, if a noenn-defending party falls to consent to a Specific Performance Settlement, the consequences described In the last sentence of the first paragraph of this Section 7.5 shall apply.
7.5    The parties shall use good faith efforts to resolve any dispute concerning this
Indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shaft he deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys fees, costs, and expenses.
ARTICLE VIII. APPLICABLE LAW

8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New Jersey.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, arid the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE XI. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:
A.    Termination by any party for any reason upon six-months advance written notice delivered to the other partiesr it being understood that no party may give notice under this provision until July 1, 2001; or
B.    Termination by Hartford by written notice to the Fund, the Adviser or the
Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contract issued or to be issued by Hartford; or,
C.    Termination by Hartford upon written notice to the Fund with respect to any Series In the event that such Series ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

1.    Termination by Hartford upon written notice to the Fund and the Distributor with respect to any Series in the event that such Fund fails to meet the diversification requirements specified in Section 5.1 of this Agreement.

E.    Termination upon mutual written agreement of the part to this Agreement.
9.2    Effect of Termination.
A.    Notwithstanding any termination of this Agreement, the Fund shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation of or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments In the fund, redeem investments in the
Series and invest in the Series through additional purchase payment,

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Fund the opinion of counsel for Hartford to the effect that any redemption prsuant to clause (ii) above is a legally required redemption.
C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registers of certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party,
If to the Fund:
The Prudential Series fund, inc Gateway Center Three
100 Mulberry Street, 4th Floor
Newark, NJ, 07102-4077 Attention: Secretary
If to the Distributor:
Prudential Investment Management Services LLC
Gateway Center Three
100 Mulberry Street, 14th Floor
Newark, NJ, 07102-4077
Attention: Secretary
If to the Adviser:

The Prudential Insurance Company of America
751 Broad Street, 21st Floor
Newark, N.J. 01102
Attention: Secretary

If to Hartford: Hartford Life Insurance Co, 200 Hopmeadow Street Simsbury, Connecticut 06070 Attn:. Thomas N. Marra	With a copy to: Hartford Life Insurance Co, 200 Hopmeadow Street Slmsbury, Connecticut 06O70 Attn: Lynda Godkin, General Counsel

ARTICLE XI. MISCELLANEOUS
11.1     Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners or the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.
11.2    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument,
11.4     If any provision of this Agreement shalt be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5    Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactIons contemplated hereby,
11.6    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7    This Agreement or any or the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on behalf of its duly authorized representative as of the date specified above,
Hartford Life Insurance Company
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By: /s/ Peter Cummins___________________________
Peter Cummins
Its Senior Vice President

THE PRUDENTIAL SERIES FUND, INC.

By: /s/ C. Christopher Sprague____________________
Its: C. Christopher Sprague, Assistant Secretary

PRUDENTIAL INVESMENT MANAGEMENT SERVICES, LLC

By: /s/ Robert F. Gunia___________________________
Its: Robert F. Gunia, President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Robert F. Gunia___________________________
Its: Robert F. Gunia, Vice President

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and Date Established	Contract Form Numbers
Hartford Life Insurance Company Separate Account Two; June 2, 1986	HL VA99
Hartford Life Insurance Company Separate Account Seven; December 8, 198	HL VA99

tsd2959,cloc.

SCHEDULE B
PARTICIPATING SERIES

Prudential Jennison Portfolio
20/20 Focus Portfolio

[LOGO]

THE HARTFORD

September 10, 2009

Hartford Life and Accident Insurance Company
Hartford Life and Annuity Insurance Company
Simsbury, Connecticut

Dear Sirs or Madams:

This letter shall serve as notice pursuant to Section 7 of that certain Guarantee Agreement (the "Agreement") dated as of August 20, 1993 between Hartford Life and Accident Insurance Company ("HLA") and Hartford Life and Annuity Insurance Company ("ILA") that HLA is terminating its obligations under the Agreement, as provided in Section 7, effective as of the close of business 30 days after the date of this termination notice. This termination is effective only with respect to insurance contracts issued or assumed after the effective date of termination: such termination does not affect HLA's continuing liability with respect to all North Carolina insurance contracts issued or assumed prior to the termination date.

Very truly yours,

Hartford Life and Accident Insurance Company

By: /s/ Gregory M. Mateja
--------------------------------
Name: Gregory M. Mateja
Title: Vice President

Acknowledged, Hartford Life and Annuity Insurance Company
By: /s/ Ernest M. McNeill, Jr.
--------------------------------
Name: Ernest M. McNeill, Jr.
Title: Senior Vice President

GUARANTEE AGREEMENT

Agreement between Hartford Life and Accident Insurance Company ("HLA") and ITT Hartford Life and Annuity Insurance Company, its wholly owned subsidiary ("ILA"), effective as of August 20, 1993.

WITNESSETH:

WHEREAS, ILA is an indirect wholly owned subsidiary of HLA; and

WHEREAS, the North Carolina Insurance Department requires a guarantee from the parent of ILA as a condition to allowing ILA to write variable contracts, without limit, in North Carolina; and

WHEREAS, HLA is willing to guarantee the capacity of ILA to pay legitimate insurance contract claims and benefits under all its North Carolina insurance contracts;

WHEREAS, the corporate interests of HLA, the ultimate parent of ILA, will be enhanced by extending such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.
GUARANTEE

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, HLA unconditionally guarantees to ILA on behalf of and for the benefit of ILA and owners of North Carolina insurance contracts issued or assumed by ILA during the term of this Agreement, it will, on demand, make funds available in cash to ILA for the timely payment of contractual claims and benefits under such insurance contracts. This Agreement is not, and nothing herein contained or done pursuant thereto by HLA shall be deemed to constitute, a direct or indirect guarantee by HLA of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of ILA, except as provided in this Section 1.

SECTION 2.
OBLIGATIONS UNCONDITIONAL

The obligations of HLA under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guarantee that the obligations of HLA hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. HLA hereby expressly waives diligence, presentment, notice of acceptance and any requirement that ILA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.
SUBROGATION

HLA hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against ILA.

SECTION 4.
REMEDIES

HLA agrees that as to it on the one hand, and contract owners on the other hand, the obligations of ILA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against ILA and that, in the event of any such declaration, such obligations (whether or not due and payable by ILA) shall forthwith become due and payable by HLA for purposes of this Guarantee.

SECTION 5.
NO WAIVER

No failure on the part of ILA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.
CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provision of Section 8 hereof (i) shall apply to all North Carolina insurance contracts issued or assumed by ILA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon HLA, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, ILA, their successors and assigns.

SECTION 7.
AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified, provided, however, HLA may terminate its obligations hereunder by giving written notice of such termination to ILA at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect HLA's continuing liability with respect to all North Carolina insurance contracts issued or assumed prior to the Termination Date.

SECTION 8.
GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.
COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall for any purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement.

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

DATE: 8/13/93                     BY: /s/ Michael Wilder
------------------------------------------------------------     ITS: Secretary

ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

DATE: 8/13/93                     BY: /s/ Michael Wilder
-----------------------------------------------------------     ITS: Secretary

GUARANTY AGREEMENT

This Agreement is dated as of May 23, 1997, by and between Hartford Life Insurance Company ("Hartford Life") and ITT Hartford Life and Annuity Insurance Company ("IHLA").

WITNESSETH:

WHEREAS, IHLA is a wholly owned subsidiary of Hartford Life; and

WHEREAS, IHLA desires to provide an increased level of security to potential purchasers of its products; and

WHEREAS, Hartford Life is willing to guarantee the capacity of IHLA to pay legitimate life, accident and health insurance and annuity contractual claims; and

WHEREAS, the corporate interests of Hartford Life will be enhanced by extending such a guaranty.

NOW, THEREFORE, the parties agree as follows:

SECTION 1
GUARANTY

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, Hartford Life unconditionally guarantees to IHLA on behalf of and for the benefit of IHLA and owners of life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement that it will, on demand, make funds available in cash to IHLA for the timely payment of contractual claims made under such life, accident and health insurance and annuity contracts. This Agreement is not, and nothing herein contained or done pursuant hereto by Hartford Life shall be deemed to constitute, a direct or indirect guaranty by Hartford Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of IHLA, except as provided in this Section 1.

SECTION 2
OBLIGATIONS UNCONDITIONAL

The obligations of Hartford Life under this Guaranty are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guaranty that the obligations of Hartford Life hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. Hartford Life hereby expressly waives diligence, presentment, notice of acceptance and any requirement that IHLA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3
SUBROGATION

Hartford Life hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by it of this Guaranty, whether by subrogation or otherwise, against IHLA.

SECTION 4
REMEDIES

Hartford Life agrees that as to it on the one hand, and contract owners on the other hand, the obligations of IHLA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against IHLA and that, in the event of any such declaration, such obligations (whether or not due and payable by IHLA) shall forthwith become due and payable by Hartford Life for purposes of this Guarantee.

SECTION 5
NO WAIVER

No failure on the part of IHLA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6
CONTINUING EFFECT: ASSIGNMENT

This Guaranty is a continuing guaranty and subject to the provisions of Section 8 hereof (i) shall apply to all life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon Hartford Life, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, IHLA, its successors and assigns.

SECTION 7
AMENDMENT, MODIFICATION OR TERMINATION

This Guaranty may not be amended or modified provided, however, Hartford Life may terminate its obligations hereunder by giving written notice of such termination to IHLA, at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect Hartford Life's continuing liability with respect to all life, accident and health insurance and annuity contracts issued prior to the Termination Date.

SECTION 8
GOVERNING LAW

This Guaranty is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9
COUNTERPARTS

This Guaranty may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guaranty.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY
By /s/ Leonard E. Odell
-----------------------------------
Leonard E. Odell
Its: Senior Vice President

ITT HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
By /s/ Lynda Godkin
-----------------------------------
Lynda Godkin
Its: Senior Vice President, Corporate Secretary
and General Counsel